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2019 Proxy Statement - 2

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be held on April 25, 2019:

The Proxy Statement and Annual Report to Shareholders are available at
www.investor.jnj.com/gov/annualmeetingmaterials.cfm

March 13, 2019
Notice of Annual Meeting and Proxy Statement
You are invited to attend the Annual Meeting of Shareholders of Johnson & Johnson. For entry to the Annual Meeting, please bring your admission ticket and a valid photo ID (see Admission Ticket Procedures on page 101).

When: Thursday, April 25, 2019 10:00 a.m., Eastern Time Doors to Meeting Open at 9:15 a.m.	Where: Hyatt Regency New Brunswick Two Albany Street New Brunswick, New Jersey
We will broadcast the Annual Meeting as a live webcast at www.investor.jnj.com, under “Webcasts & Presentations.” The webcast will remain available for replay for three months following the Annual Meeting.

Items of Business:
1. Elect the 12 nominees named in this Proxy Statement to serve as Directors for the coming year;
2. Vote, on an advisory basis, to approve named executive officer compensation;
3. Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2019;
4. Vote on the two (2) shareholder proposals contained in this Proxy Statement, if properly presented at the annual meeting; and
5. Transact such other matters as may properly come before the Annual Meeting, and at any adjournment or postponement of the Annual Meeting.

Voting:
You are eligible to vote if you were a shareholder of record at the close of business on February 26, 2019. Ensure that your shares are represented at the meeting by voting in one of several ways:
Go to the website listed on your proxy card or Notice to vote VIA THE INTERNET
Call the telephone number specified on your proxy card or on the website listed on your Notice to vote BY TELEPHONE
If you received paper copies of your proxy materials, mark, sign, date and return your proxy card in the postage-paid envelope provided to vote BY MAIL
Attend the Annual Meeting to vote IN PERSON (see “Annual Meeting Attendance” and “Admission Ticket Procedures” on page 101 of this Proxy Statement)

By order of the Board of Directors,

THOMAS J. SPELLMAN III Assistant General Counsel and Corporate Secretary

A Message from Our Lead Director

Dear Fellow Shareholders,
As our 2019 Annual Meeting approaches, it is my privilege as your Lead Director to share some of the ways that the Board of Directors is working to provide strong governance and independent oversight to represent your interests. With Our Credo as our guide, the Board oversees the company’s strategy, performance and leadership. Informed by a broad range of experience, background and skills, the Directors offer diverse perspectives to ensure a strong focus on the long-term success of Johnson & Johnson.

As the world’s largest healthcare company, Johnson & Johnson is a leader in this time of ever-increasing opportunity, challenge and change. To ensure that the company is well-positioned to meet these opportunities and challenges, the Board is committed to providing robust oversight of the company and its operations through leading corporate governance practices, engaged risk oversight, and its deep background in scientific innovation.

We value shareholder perspectives and diversity of thought and experience in the Boardroom, and we align Director skills with the current and anticipated future needs of the company.
As Lead Director, I prioritize engaging with shareholders and other key stakeholders, and I share the insights on corporate governance from these conversations with my fellow Directors. We value your perspectives, and we appreciate the thoughtful feedback that I have received from so many of you. The Board aspires to demonstrate its commitment to diverse perspectives and experiences by bringing together global leaders in business and healthcare, leading scientists and policy experts to ensure that we have the skills necessary to oversee the world’s largest healthcare company and to ensure its sustained growth. The Board also regularly welcomes new Directors whose skills align with both the current and anticipated future needs and direction of the company. This year, the Board is thrilled to nominate Marillyn Hewson, the Chairman, President and Chief Executive Officer of Lockheed Martin Corporation. Marillyn is the talented CEO of a complex global enterprise at the forefront of innovation and technology, and we are confident that Johnson & Johnson's shareholders will benefit from her tremendous leadership and experience.
Each year, the Board reviews the company’s executive compensation structure to ensure that Johnson & Johnson is incentivizing strong, Credo-based leadership and accountability, balancing short-term results and long-term growth. We also meet regularly with senior business leaders, and many employees who may become the future leaders of the company, to ensure that we have a thorough understanding of the company’s culture and talent pool. We apply the same level of rigor to our own Board performance by engaging in a thorough self-evaluation process that relies on both personal conversation and anonymous written feedback to validate that we are effectively fulfilling our responsibilities.
We provide robust oversight of the risks facing the company, its reputation and the industries in which it operates.
Johnson & Johnson operates in a challenging legal and regulatory environment, and the Board believes that risk oversight is one of its most important responsibilities. The Board works closely with management to understand the risks to the company and its reputation and ensure that Johnson & Johnson continues its deep commitment to patient safety, responsible business practices and accountability. The Audit Committee works closely with financial leadership and external auditors to oversee financial risks facing the company, and the Regulatory Compliance Committee works closely with management to oversee risks related to compliance, product quality and safety and cybersecurity. In response to shareholder feedback, we expanded disclosure about the Board's risk oversight in this Proxy Statement, beginning on page 23.
We oversee Johnson & Johnson's strategy to ensure that it is well-positioned to meet the challenges and opportunities of the future.
At the same time, we see tremendous opportunity for Johnson & Johnson in the evolving global healthcare landscape, and the Board works closely with senior leadership to ensure that the company’s strategy will position it to continue to lead global healthcare in the future. The foundation of this strategy is Johnson & Johnson's commitment to breakthrough scientific research and innovation. Last October, the Board experienced this commitment in person when we visited Actelion to meet the scientists and leaders of the pharmaceutical business’s newest therapeutic area. As is always the case when we visit the company’s innovators, we were inspired by their passion for developing potentially lifesaving products for patients around the world. The Board's Science, Technology & Sustainability Committee enlists Directors with deep scientific expertise to provide informed oversight of the company’s research and development programs and to ensure that ingenuity partners with social responsibility. The Board understands that long-term leadership in healthcare will require solutions that are innovative, sustainable and increasingly efficient and affordable to meet the expectations of patients and customers, now and in the future.
Your vote matters.
The Board never loses focus on the company's first priority, the patients and customers who use and trust Johnson & Johnson products, and we thank you for your investment in Johnson & Johnson and the trust that it implies. We kindly request that you support our voting recommendations, and we invite you to share your perspectives with us throughout the year via any of the means highlighted in this Proxy Statement.

Sincerely,
Anne M. Mulcahy
Lead Director

2019 Proxy Statement - 4

4	A MESSAGE FROM OUR LEAD DIRECTOR
6	2019 PROXY STATEMENT – SUMMARY
6	Voting Overview
	BOARD OF DIRECTORS	INDEX OF FREQUENTLY
10	Item 1: Election of Directors	REQUESTED INFORMATION
10	Nominees
17	Director Nomination Process and Refreshment and Board Composition	101	Admission Ticket Procedures
19	Board Leadership Structure	101	Annual Meeting Attendance
21	Director Independence	56	Anti-Pledging Policy
23	Board Oversight of Strategy and Risk	94	Auditor Fees
26	Shareholder Engagement	93	Auditor Tenure
27	Additional Governance Features	19	Board Leadership
29	Board Committees	32	Board Meeting Attendance
32	Board Meetings and Processes	91	CEO Pay Ratio
33	Related Person Transactions	47	CEO Performance Evaluation
35	Stock Ownership and Section 16 Compliance	65	Compensation Consultant
37	Director Compensation	103	Contacting Our Board
	COMPENSATION OF EXECUTIVES	102	Corporate Governance Materials
40	Item 2: Advisory Vote to Approve Named Executive Officer Compensation	60	Death Benefits
41	Compensation Committee Report	10	Director Biographies
42	Compensation Discussion and Analysis	21	Director Independence
43	2018 Performance and Compensation	27	Director Overboarding Policy
57	Executive Compensation Philosophy	18	Director Qualifications
58	Components of Executive Compensation	68	Exec Comp Recoupment Policy
62	Peer Groups for Pay and Performance	103	Helpful Websites
64	Compensation Decision Process	99	How to Vote
65	Governance of Executive Compensation	59	Long-Term Incentives
67	Additional Information Concerning Executive Compensation	100	Notice and Access
69	Executive Compensation Tables	56	Pay For Performance
69	2018 Summary Compensation Table	62	Peer Group Comparisons
76	2018 Grants of Plan-Based Awards	61	Perquisites
80	2018 Outstanding Equity Awards at Fiscal Year-End	28	Political Spending Oversight
84	2018 Option Exercises and Stock Vested	27	Proxy Access
85	2018 Pension Benefits	33	Related Person Transactions
86	2018 Non-Qualified Deferred Compensation	23	Risk Oversight
88	2018 Potential Payments Upon Termination	67	Severance Benefits
91	Ratio of the Annual Total Compensation of the Median-Paid Employee to CEO	26	Shareholder Outreach
	AUDIT MATTERS	95	Shareholder Proposals
92	Audit Committee Report		Stock Ownership Requirements for:
93	Item 3: Ratification of Appt.of Independent Registered Public Accting. Firm	39	Directors
	SHAREHOLDER PROPOSALS	67	Officers
95	Item 4: Clawback Disclosure	35	Stock Ownership
97	Item 5: Executive Compensation and Drug Pricing Risks
99	GENERAL INFORMATION ABOUT THE ANNUAL MEETING

2019 Proxy Statement - 5

2019 Proxy Statement – Summary
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. Please read the entire Proxy Statement carefully before voting.
.

VOTING OVERVIEW - ITEMS OF BUSINESS
Election of Directors:			Board Vote Recommendation: Please Vote FOR All Nominees

1		Election of 12 Director Nominees (see page 10)	FOR
	●	Diverse slate of Directors with broad and relevant leadership and experience.
	●	All nominees are independent, except the Chairman.
	●	Average Director tenure is 5.92 years.

Management Proposals:			Board Vote Recommendation: Please vote FOR all Management Proposals

2		Advisory Vote to Approve Named Executive Officer Compensation (“Say on Pay”) (see page 40)	FOR
	●	Independent oversight by the Compensation & Benefits Committee with the assistance of an independent external advisor.

	●	Executive compensation targets are determined based on annual review of publicly available information and executive compensation surveys among the Executive Peer Group. See page 62.

3		Ratification of Appointment of Independent Registered Public Accounting Firm (see page 93)	FOR
	●	Pricewaterhouse Coopers LLP is an independent accounting firm with the breadth of expertise and knowledge necessary to effectively audit our business.

	●	Independence supported by periodic mandated rotation of the audit firm's lead engagement partner.

Shareholder Proposals:			Board Vote Recommendation: Please vote AGAINST all Shareholder Proposals

4		Clawback Disclosure (see page 95)	AGAINST
●
Our recoupment policies are robust and effective, and we believe that the company's current ability to recoup compensation and its Credo-based culture discourages unreasonable risk-taking and reflects our strong commitment to ethics and integrity.

5		Executive Compensation and Drug Pricing Risks (see page 97)	AGAINST
	●	Our compensation programs are already designed to effectively manage risk by expressly incorporating our Credo values, including the obligation to maintain reasonable prices.

	●	Please see our detailed executive compensation disclosure starting at page 42 of this Proxy Statement.

2019 Proxy Statement - 6

DIRECTOR NOMINEES (see pages 10 to 16)
Name			Age	Director Since	Primary Occupation	Board Committees
						AUD	CBC	NCG	RC	STS	FIN
M. C. Beckerle		I	64	2015	Chief Executive Officer, Huntsman Cancer Institute; Distinguished Professor of Biology, College of Science, University of Utah				✓	C
D. S. Davis		I	67	2014	Former Chairman and Chief Executive Officer, United Parcel Service, Inc.	C	✓
I. E. L. Davis		I	68	2010	Chairman, Rolls-Royce Holdings plc; Former Chairman and Worldwide Managing Director, McKinsey & Company	✓			✓
J. A. Doudna		I	55	2018	Professor of Chemistry; Professor of Biochemistry and Molecular Biology; Li Ka Shing Chancellor's Professor in Biomedical and Health; University of California, Berkeley					✓
A. Gorsky	CH		58	2012	Chairman and Chief Executive Officer, Johnson & Johnson						C
M. A. Hewson		I	65	Nominee	Chairman, President and Chief Executive Officer, Lockheed Martin Corporation
M. B. McClellan		I	55	2013	Director, Duke-Robert J. Margolis, MD, Center for Health Policy				✓	✓
A. M. Mulcahy	LD	I	66	2009	Former Chairman and Chief Executive Officer, Xerox Corporation	✓		✓			✓
W. D. Perez		I	71	2007	Retired President and Chief Executive Officer, Wm. Wrigley Jr. Company	✓		C
C. Prince		I	69	2006	Retired Chairman and Chief Executive Officer, Citigroup Inc.			✓	C
A. E. Washington		I	68	2012	Duke University’s Chancellor for Health Affairs; President and Chief Executive Officer, Duke University Health System		✓			✓
R. A. Williams		I	69	2011	Former Chairman and Chief Executive Officer, Aetna Inc.		C	✓

CH	Chairman of the Board
C	Committee Chair
LD	Lead Director
I	Independent Director
AUD	Audit Committee
CBC	Compensation & Benefits Committee
NCG	Nominating & Corporate Governance Committee
RC	Regulatory Compliance Committee
STS	Science, Technology & Sustainability Committee
FIN	Finance Committee

2019 Proxy Statement - 7

BOARD NOMINEE COMPOSITION AND REFRESHMENT (see page 18)

Multidisciplinary Skills

CEO / Senior Executive
Financial
Intl. Business Strategy
Marketing / Sales
Regulatory
Healthcare Industry
Science / Technology
Academia / Government

Range of Tenure

5.92

Average Years of Service on the Board

0–2 years
3–5 years
6–9 years
10–13 years

Diverse Backgrounds

3 out of 12

nominees are Hispanic or African-American

4 out of 12

nominees are women

CORPORATE GOVERNANCE HIGHLIGHTS (see page 27)

Effective Board Structure and Composition		Responsive and Accountable to Shareholders
☑	Strong independent Board leadership	☑	Annual election of Directors
☑	Independent Lead Director	☑	Majority voting standards for Director elections
☑	Annual review of Board leadership	☑	One class of stock
☑	Executive Sessions of independent Directors	☑	Proxy access
☑	Robust Board and Committee evaluations	☑	Director overboarding policy
☑	Regular Board refreshment	☑	No shareholder rights plan
☑	Diverse and skilled Board	☑	No supermajority requirements in Certificate of
Incorporation or By-Laws
Additional Governance Features		☑	Shareholder right to call special meeting
☑	Code of Business Conduct	☑	Active shareholder engagement
☑	Cybersecurity oversight	☑	Annual say-on-pay advisory vote
☑	Robust compensation recoupment policy framework	☑	Policy against pledging company stock

2019 Proxy Statement - 8

EXECUTIVE COMPENSATION			12.8% per year 2016 - 2018 Total Shareholder Return (TSR) performance as compared to a 10.7% TSR per year for our peers (TSR calculated using 20-day average stock prices. See page 55 for detail)
Our Credo

When we assess performance, we review not only what results were achieved but also how they were achieved and whether they were achieved consistent with the values embodied in Our Credo.
In 2018, we upheld Our Credo values by focusing on the needs and well-being of: our patients, consumers, and healthcare professionals who use our products; our employees; the communities in which we live and work; and our shareholders.

Company Performance

We delivered strong performance in 2018. We exceeded our financial goals and met or exceeded our strategic goals. This was driven by strong performance in our Pharmaceuticals business and improving trends in our Medical Devices and Consumer businesses.
We summarize our performance against our financial and strategic goals and the performance of each of our businesses on pages 44 to 46.
			35 Consecutive years of adjusted operational earnings increases (See page 46 for detail on non-GAAP measures)

Financial Goal	Goal	Results
Exceeded our operational sales growth goal	3.5% - 4.5%	6.3%
Exceeded our adjusted operational EPS growth goal	6.8% - 9.6%	10.4%
Exceeded our free cash flow goal ($ Billions)	$17.1 - $17.9	$18.5
Note: Operational sales growth, adjusted operational EPS growth, and free cash flow are non-GAAP measures. See page 46 for details.			56 Consecutive years of dividend increases
Compensation Decisions for 2018 Performance

The company met or exceeded its combined financial and strategic goals. The Board recognized Mr. Gorsky’s 2018 performance by awarding him an annual performance bonus at 105% of target and long-term incentives at 105% of target. After reviewing market data and other factors, the Board kept Mr. Gorsky's salary rate unchanged at $1,650,000 per year.
			~25% Of 2018 sales from products launched in the past five years

	2018 Amount ($)	Percent of Target (%)
Salary Earned	$1,642,308		~$11 Billion Invested in R&D in 2018
Annual Performance Bonus	3,030,000	105%
Long-Term Incentive Awards	13,500,000	105%
Total Direct Compensation	$18,172,308
We describe the performance and compensation of our Chairman/CEO (including, for comparison purposes, his compensation for 2016 and 2017) on page 47 and our named executive officers on pages 48 to 52.

Compensation Program Changes			11 Acquisitions & Licenses in 2018
In October 2018, we approved a policy against pledging company stock. For more details, see page 56.

2019 Proxy Statement - 9

Item 1: Election of Directors

☑	The Board of Directors recommends a vote FOR election of each of the below-named nominees.
NOMINEES
There are 12 Director nominees for election at our 2019 Annual Meeting, to hold office until the next Annual Meeting and until their successors have been duly elected and qualified.
All of the nominees were elected to the Board at the last Annual Meeting and are currently serving as Directors of the company except for Ms. Marillyn A. Hewson, who is a new nominee for election to the Board. Ms. Hewson was initially identified as a potential nominee by members of the Nominating & Corporate Governance Committee and by an executive search firm. Ms. Hewson was recommended for nomination by the Nominating & Corporate Governance Committee, in keeping with the Board’s commitment to seek out Directors who are active and former chief executive officers of public companies and leaders of major complex organizations, as well as candidates with diverse backgrounds, skills and experiences.
Below are summaries of the primary occupation, skills and qualifications, and background of each of the nominees.

MARY C. BECKERLE, Ph.D.
Independent Director
Primary Occupation:
Chief Executive Officer, Huntsman Cancer Institute at the University of Utah; Distinguished Professor of Biology, College of Science, University of Utah

Skills and Qualifications:

With her expertise in scientific research and organizational management in the healthcare arena, and her active participation in national and international scientific affairs, Dr. Beckerle provides a perspective crucial to a global healthcare company.

Background:
Director since 2015
Dr. Beckerle, age 64, has served as CEO of Huntsman Cancer Institute at the University of Utah since 2006. She is the associate vice president for cancer affairs and a distinguished professor of biology and oncological sciences at the University of Utah. Dr. Beckerle joined the faculty of the University of Utah in 1986 and currently holds the Jon M. Huntsman Presidential Endowed Chair. Dr. Beckerle has served on the National Institute of Health (NIH) Advisory Committee to the Director, on the Board of Directors of the American Association for Cancer Research, as president of the American Society for Cell Biology, and as the Chair of the American Cancer Society Council for Extramural Grants. She currently serves on a number of scientific advisory boards, including the Medical Advisory Board of the Howard Hughes Medical Institute, and the Scientific Advisory Boards of the National Center for Biological Sciences at the Tata Institute of Fundamental Research in India, the Mechanobiology Institute in Singapore, and the Dana Farber/Harvard Cancer Center. Dr. Beckerle held a Guggenheim Fellowship at the Curie Institute in Paris, received the Utah Governor’s Medal for Science and Technology in 2001, the Sword of Hope Award from the American Cancer Society in 2004 and is an elected Fellow of the American Academy of Arts and Sciences and the American Philosophical Society. Dr. Beckerle was also named a National Association of Corporate Directors (NACD) Governance Fellow in 2012. In 2018, Dr. Beckerle received the Alfred G. Knudson Award in Cancer Genetics from the National Cancer Institute (NCI).

Current Committees:
● Chairman, Science, Technology & Sustainability
● Member, Regulatory Compliance

Other Public Board Service:
● Huntsman Corporation (since 2011)

2019 Proxy Statement - 10

D. SCOTT DAVIS
Independent Director
Primary Occupation:
Former Chairman and Chief Executive Officer, United Parcel Service, Inc.

Skills and Qualifications:

Having served as Chairman and CEO of the world’s largest publicly-traded logistics company, and given his knowledge and passion for emerging markets and international operations, deep understanding of public policy and global economic indicators, and expertise in management, strategy, finance and operations, Mr. Davis brings to our Board his unique expertise in supply chain logistics at a time of rapid global expansion in the healthcare industry.

Background:
Director since 2014
Mr. Davis, age 67, served as Chairman and Chief Executive Officer of United Parcel Service, Inc. (UPS) (shipment and logistics) from 2008 to 2014, and as Chairman from 2014 to 2016. Previously, Mr. Davis held various leadership positions with UPS, primarily in the finance and accounting area, including Vice Chairman and Chief Financial Officer. Prior to joining UPS, he was Chief Executive Officer of II Morrow Inc., a developer of general aviation and marine navigation instruments. Mr. Davis is a Certified Public Accountant. He previously served on the Board of the Federal Reserve Bank of Atlanta from 2003 to 2009, serving as Chairman in 2009. Mr. Davis is a trustee of the Annie E. Casey Foundation and a member of The Carter Center Board of Councilors.

Current Committees:
●	Chairman, Audit
●	Member, Compensation & Benefits

Other Public Board Service:
●	Honeywell International, Inc. (since 2005)

Recent Past Public Board Service:
●	United Parcel Service, Inc. (2008—2016)
●	EndoChoice, Inc. (2014—2016)

IAN E. L. DAVIS
Independent Director
Primary Occupation:
Chairman, Rolls-Royce Holdings plc; Former Chairman and Worldwide Managing Director, McKinsey & Company

Skills and Qualifications:

Having served as Chairman and Worldwide Managing Director of one of the world’s leading management consulting firms, and as a consultant to a range of global organizations across the public, private and not-for-profit sectors, Mr. Davis brings considerable global experience, management insight and business knowledge to our Board.

Background:
Director since 2010
Mr. Davis, age 68, is currently non-executive Chairman, Rolls-Royce Holdings plc. Mr. Davis retired from McKinsey & Company (management consulting) in 2010 as a Senior Partner, having served as Chairman and Worldwide Managing Director from 2003 until 2009. In his more than 30 years at McKinsey, he served as a consultant to a range of global organizations across the public, private and not-for-profit sectors. Prior to becoming Chairman and Worldwide Managing Director, he was Managing Partner of McKinsey’s practice in the United Kingdom and Ireland. His experience included oversight for McKinsey clients and services in Asia, Europe, the Middle East and Africa, as well as expertise in the consumer products and retail industries. Mr. Davis is a Director of Teach for All, Inc., a global network of independent social enterprises working to expand educational opportunities in their nations; BP plc., a global energy group; and Majid Al Futtaim Holding LLC; and a Senior Advisor at Apax Partners, a private equity firm.

Current Committees:
●	Member, Audit
●	Member, Regulatory Compliance

Other Public Board Service:
●	BP, plc (since 2010)
●	Rolls-Royce Holdings plc (since 2013)

2019 Proxy Statement - 11

JENNIFER A. DOUDNA, Ph.D.
Independent Director
Primary Occupation:
Professor of Chemistry; Professor of Biochemistry & Molecular Biology; Li Ka Shing Chancellor's Professor in Biomedical and Health, University of California, Berkeley

Skills and Qualifications:

As a pioneer in the field of biochemistry, having co-discovered the simplified genome editing technique Crispr-Cas9, and with her vast academic experience and her steadfast concern for ethics in science, Dr. Doudna brings a global, ethical and scientific perspective to our Board.

Background:
Director since 2018
Dr. Doudna, age 55, joined the faculty at University of California, Berkeley, as a Professor of Biochemistry & Molecular Biology in 2002. She directs the Innovative Genomics Institute, a joint UC Berkeley-UC San Francisco center, holds the Li Ka Shing Chancellor’s Professorship in Biomedicine and Health, and is the chair of the Chancellor’s Advisory Committee on Biology at UC Berkeley. Dr. Doudna is Principal Investigator at the Doudna Lab at UC Berkeley and has founded and serves on the scientific advisory boards of Caribou Biosciences, Inc. and Intellia Therapeutics, Inc., both leading CRISPR genome engineering companies. She has been an Investigator with the Howard Hughes Medical Institute since 1997. Dr. Doudna is the recipient of numerous scientific awards in biochemistry and genetics, including: the Alan T. Waterman Award (2000); the Eli Lilly Award in Biological Chemistry of the American Chemical Society (2001); a co-recipient of the Breakthrough Prize in Life Sciences (2015); a co-recipient of the Gruber Prize in Genetics (2015); a co-recipient of the Canada Gairdner International Award (2016); the Heineken Prize for Biochemistry and Biophysics (2016); the Tang Prize (2016); the Japan Prize (2017); and the Albany Medical Center Prize (2017). Dr. Doudna was elected to the National Academy of Sciences (2002); the American Academy of Arts and Sciences (2003); the National Academy of Medicine (2010); the National Academy of Inventors (2014); and as a Foreign Member of the Royal Society (2016). Dr. Doudna is a Trustee for Pomona College.

Current Committees:
● Member, Science, Technology & Sustainability

Other Public Board Service:
● None

ALEX GORSKY
Management
Primary Occupation:
Chairman and Chief Executive Officer, Johnson & Johnson

Skills and Qualifications:

Having started his career at Johnson & Johnson in 1988 and having been promoted to positions of increasing responsibility across business segments, culminating in his appointment to CEO and election to our Board of Directors in 2012, Mr. Gorsky brings a full range of strategic management expertise, a broad understanding of the issues facing a multinational business in the healthcare industry, and an in-depth knowledge of the company’s business, history and culture to our Board and the Chairman position.

Director since 2012	Background:
Current Committees:
Mr. Gorsky, age 58, was appointed as Chairman, Board of Directors in December 2012. He was named Chief Executive Officer, Chairman of the Executive Committee and joined the Board of Directors in April 2012. Mr. Gorsky began his Johnson & Johnson career with Janssen Pharmaceutica Inc. in 1988. Over the next 15 years, he advanced through positions of increasing responsibility in sales, marketing, and management. In 2001, Mr. Gorsky was appointed President of Janssen Pharmaceutical Inc., and in 2003 he was named Company Group Chairman of the Johnson & Johnson pharmaceutical business in Europe, the Middle East and Africa. Mr. Gorsky left Johnson & Johnson in 2004 to join Novartis Pharmaceuticals Corporation, where he served as head of the company’s pharmaceutical business in North America. Mr. Gorsky returned to Johnson & Johnson in 2008 as Company Group Chairman for Ethicon. In early 2009, he was appointed Worldwide Chairman of the Surgical Care Group and member of the Executive Committee. In September 2009, he was appointed Worldwide Chairman of the Medical Devices and Diagnostics Group. Mr. Gorsky became Vice Chairman of the Executive Committee in January 2011. Mr. Gorsky also serves on the boards of the Travis Manion Foundation, the Congressional Medal of Honor Foundation, the National Academy Foundation, and the Wharton Board of Overseers. He is also a member of the Board of Directors of the Business Roundtable and serves as the Chairman of its Corporate Governance Committee.

● Chairman, Finance

Other Public Board Service:
● International Business Machines Corporation (since 2014)

2019 Proxy Statement - 12

MARILLYN A. HEWSON
Independent Director
Primary Occupation:
Chairman, President and Chief Executive Officer, Lockheed Martin Corporation

Skills and Qualifications:

Having served for more than three decades in executive and operational roles of a global security, aerospace and advanced technology company with worldwide interests, Ms. Hewson will bring to our Board vast experience, insight and knowledge of the complexities of global business management, strategic planning, cybersecurity, finance, supply chain, leveraged services, manufacturing, government relations and human capital management, including corporate governance and audit expertise derived from service on boards of other multinational corporations and non-profit organizations.

Director Nominee	Background:
● Lockheed Martin Corporation (since 2014)
Ms. Hewson, age 65, has served since January 2014 as Chairman, President and Chief Executive Officer of Lockheed Martin Corporation (aerospace), a global security and aerospace company principally engaged in the research, design, development, manufacture, integration and sustainment of advanced technology systems, products and services. Ms. Hewson was Chief Executive Officer and President of Lockheed Martin from January to December 2013 and has served as a director since 2012. Ms. Hewson currently serves on the University of Alabama’s Culverhouse College of Commerce Board of Visitors and its President's Cabinet; the Board of Governors of the USO; the Board of Governors of the Aerospace Industries Association; the Board of Directors of the Congressional Medal of Honor Foundation; the Board of Directors of Catalyst, Inc.; the Board of Directors of the Business Roundtable; and the International Advisory Board of the Atlantic Council. Ms. Hewson also serves on the Board of Trustees for King Abdullah University of Science and Technology in the Kingdom of Saudi Arabia and on the Board of Trustees for Khalifa University of Science and Technology in the United Arab Emirates.

Recent Past Public Board Service:
● DowDuPont Inc. (2007—2019)

MARK B. McCLELLAN, M.D., Ph.D.
Independent Director
Primary Occupation:
Director, Duke-Robert J. Margolis, MD, Center for Health Policy

Skills and Qualifications:

With his extensive experience in public health policy, including as Commissioner of the United States Food and Drug Administration and Administrator for the United States Centers for Medicare & Medicaid Services, Dr. McClellan possesses broad knowledge of, and unique insights into, the challenges facing the healthcare industry, making him a highly valued member of the board of a broad-based healthcare company.

Background:
Director since 2013
Dr. McClellan, age 55, became the inaugural Director of the Duke-Robert J. Margolis, MD, Center for Health Policy and the Margolis Professor of Business, Medicine and Policy at Duke University in January 2016.  He is also a faculty member at Dell Medical School at The University of Texas in Austin. Previously, he served from 2007 to 2015 as a Senior Fellow in Economic Studies and as Director of the Initiatives on Value and Innovation in Health Care at the Brookings Institution. Dr. McClellan served as Administrator of the Centers for Medicare & Medicaid Services for the U.S. Department of Health and Human Services from 2004 to 2006 and as Commissioner of the U.S. Food and Drug Administration from 2002 to 2004. He served as a member of the President’s Council of Economic Advisers and as senior director for healthcare policy at the White House from 2001 to 2002 and, during President Bill Clinton’s administration, held the position of Deputy Assistant Secretary for Economic Policy for the Department of the Treasury. Dr. McClellan previously served as an associate professor of economics and medicine with tenure at Stanford University, where he also directed the Program on Health Outcomes Research. Dr. McClellan is the founding chair and a current board member of the Reagan-Udall Foundation for the U.S. Food and Drug Administration, is a member of the National Academy of Medicine and chairs the Academy’s Leadership Consortium for Value and Science-Driven Health Care, and co-chairs the guiding committee of the Health Care Payment Learning and Action Network.

Current Committees:
●	Member, Regulatory Compliance
●	Member, Science, Technology & Sustainability

Other Public Board Service:
●	Cigna Corporation (since 2018)

Recent Past Public Board Service:
●	Aviv REIT, Inc. (2013—2015)

2019 Proxy Statement - 13

ANNE M. MULCAHY
Independent Director
Primary Occupation:
Former Chairman and Chief Executive Officer, Xerox Corporation

Skills and Qualifications:

Having served as Chairman and CEO of a large, global manufacturing and services company with one of the world’s most recognized brands, Ms. Mulcahy provides to our Board valuable insight into organizational and operational management issues crucial to a large public company, as well as a strong reputation for leadership in business innovation and talent development.

Director since 2009; Lead Director since 2012		Background:

Ms. Mulcahy, age 66, was Chairman and Chief Executive Officer of Xerox Corporation (business equipment and services) until July 2009, when she retired as CEO after eight years in the position. Prior to serving as CEO, Ms. Mulcahy was President and Chief Operating Officer of Xerox. She also served as President of Xerox’s General Markets Operations, which created and sold products for reseller, dealer and retail channels. Earlier in her career at Xerox, which began in 1976, Ms. Mulcahy served as Vice President for Human Resources with responsibility for compensation, benefits, human resource strategy, labor relations, management development and employee training; and as Vice President and Staff Officer for Customer Operations, covering South America and Central America, Europe, Asia and Africa. Ms. Mulcahy was the U.S. Board Chair of Save the Children from March 2010 to February 2017, and was reappointed as a Board member in February 2018.

Current Committees:
●	Member, Audit
●	Member, Finance
●	Member, Nominating & Corporate Governance

Other Public Board Service:
●	Graham Holdings Company (since 2008)
●	LPL Financial Holdings Inc. (since 2013)
●	Williams-Sonoma, Inc. (since 2018)

Recent Past Public Board Service:
●	Target Corporation (1997—2017)

WILLIAM D. PEREZ
Independent Director
Primary Occupation:
Retired President and Chief Executive Officer, Wm. Wrigley Jr. Company

Skills and Qualifications:

With his experience as CEO of several large, consumer-focused companies across a wide variety of industries, Mr. Perez contributes to our Board significant organizational and operational management skills, combined with a wealth of experience in global, consumer-oriented businesses vital to a large public company in the consumer products space.

Background:

Mr. Perez, age 71, served as President and Chief Executive Officer for the Wm. Wrigley Jr. Company (confectionary and chewing gum) from 2006 to 2008. He was a Senior Advisor at Greenhill & Co., Inc. from 2010 to 2017. Before joining Wrigley, Mr. Perez served as President and Chief Executive Officer of Nike, Inc. Previously, he spent 34 years with S.C. Johnson & Son, Inc., including eight years as its President and Chief Executive Officer. Mr. Perez is a Director at Northwestern Memorial Hospital.

Director since 2007
Current Committees:
●	Chairman, Nominating & Corporate Governance
●	Member, Audit

Other Public Board Service:
●	Whirlpool Corporation (since 2009)
●	Johnson Outdoors Inc. (since 2018)

2019 Proxy Statement - 14

CHARLES PRINCE
Independent Director
Primary Occupation:
Retired Chairman and Chief Executive Officer, Citigroup Inc.

Skills and Qualifications:

Having served as Chairman and CEO of the nation’s largest and most diversified financial institution, Mr. Prince brings to our Board a strong mix of organizational and operational management skills combined with well-developed legal, global business and financial acumen critical to a large public company.

Background:

Mr. Prince, age 69, served as Chief Executive Officer of Citigroup Inc. (financial services) from 2003 to 2007 and as Chairman from 2006 to 2007. Previously he served as Chairman and Chief Executive Officer of Citigroup’s Global Corporate and Investment Bank from 2002 to 2003 and Chief Operating Officer from 2001 to 2002, and held positions of increasing responsibility since joining Commercial Credit Company, a predecessor to Citigroup, in 1979. Mr. Prince began his career as an attorney at U.S. Steel Corporation in 1975. Mr. Prince is a member of the Council on Foreign Relations and The Council of Chief Executives.

Director since 2006
Current Committees:
●	Chairman, Regulatory Compliance
●	Member, Nominating & Corporate Governance

Other Public Board Service:
●	None

Recent Past Public Board Service:
●	Xerox Corporation (2008—2018)

A. EUGENE WASHINGTON, M.D., M.Sc.
Independent Director
Primary Occupation:
Duke University’s Chancellor for Health Affairs; President and Chief Executive Officer, Duke University Health System

Skills and Qualifications:

Dr. Washington brings to our Board his distinct expertise born of significant achievements as a senior executive in academia, an accomplished clinical investigator, an innovator in healthcare, and a leader in shaping national health policy. With his unique combination of knowledge, skills and experience in organizational management, medical research, patient care, and public health policy, Dr. Washington provides an invaluable perspective for a company in the healthcare industry.

Director since 2012	Background:
Current Committees:
Dr. Washington, age 68, is currently Duke University’s Chancellor for Health Affairs and the President and Chief Executive Officer of the Duke University Health System. Previously he was Vice Chancellor of Health Sciences, Dean of the David Geffen School of Medicine at UCLA; Chief Executive Officer of the UCLA Health System; and Distinguished Professor of Gynecology and Health Policy at UCLA. Prior to UCLA, he served as Executive Vice Chancellor and Provost at the University of California, San Francisco (UCSF) from 2004 to 2010. Dr. Washington co-founded UCSF’s Medical Effectiveness Research Center for Diverse Populations in 1993 and served as Director until 2005. He was Chair of the Department of Obstetrics, Gynecology, and Reproductive Sciences at UCSF from 1996 to 2004. Dr. Washington also co-founded the UCSF-Stanford Evidence-based Practice Center and served as its first Director from 1997 to 2002. Prior to UCSF, Dr. Washington worked at the Centers for Disease Control and Prevention. Dr. Washington was elected to the National Academy of Sciences’ Institute of Medicine in 1997, where he served on its governing Council. He was founding Chair of the Board of Governors of the Patient-Centered Outcomes Research Institute, served as a member of the Scientific Management Review Board for the NIH, and also served as Chair of the Board of Directors of both the California HealthCare Foundation and The California Wellness Foundation. Dr. Washington currently serves on the Boards of Directors of the Kaiser Foundation Hospitals and Kaiser Foundation Health Plan, Inc.

● Member, Compensation & Benefits
● Member, Science, Technology & Sustainability

Other Public Board Service:
● None

2019 Proxy Statement - 15

RONALD A. WILLIAMS
Independent Director
Primary Occupation:
Former Chairman and Chief Executive Officer, Aetna Inc.

Skills and Qualifications:

With his long and distinguished career in the healthcare industry, from his experience leading one of Fortune’s Most Admired healthcare companies to his career-long role as an advocate for meaningful healthcare reform, Mr. Williams provides our Board with an exceptional combination of operational management expertise and insight into both public healthcare policy and the healthcare industry critical to a large public company in the healthcare industry.

Background:
Director since 2011
Mr. Williams, age 69, served as Chairman and Chief Executive Officer of Aetna Inc. (managed care and health insurance) from 2006 to 2010, and as Chairman from 2010 until his retirement in April 2011. He is also an advisor to the private equity firm, Clayton, Dubilier & Rice, LLC. In addition, Mr. Williams serves on the boards of MIT Corporation, Peterson Institute for International Economics, the Advisory Board of Peterson Center on Healthcare and is Vice Chairman of the Board of Trustees of The Conference Board. Previously, Mr. Williams served on President Obama's Management Advisory Board from 2011 to January 2017, as Chairman of the Council for Affordable Quality Healthcare from 2007 to 2010, and as Vice Chairman of The Business Council from 2008 to 2010.

Current Committees:
●	Chairman, Compensation & Benefits
●	Member, Nominating & Corporate Governance

Other Public Board Service:
●	The Boeing Company (since 2010)
●	American Express Company (since 2007)

Recent Past Public Board Service:
●	Envision Healthcare Holdings, Inc. (2011 to 2017)

☑	The Board of Directors recommends a vote FOR election of each of the above-named nominees.

2019 Proxy Statement - 16

DIRECTOR NOMINATION PROCESS AND REFRESHMENT AND BOARD COMPOSITION
Director Nomination Process

The Nominating & Corporate Governance Committee of the Board of Directors annually considers the size, composition and needs of the Board, reviews possible candidates for the Board, and recommends the nominees for Directors to the Board for approval. The Committee considers and evaluates suggestions from many sources, including shareholders, regarding possible candidates for Directors. Such suggestions, together with appropriate biographical information, should be submitted to the Office of the Corporate Secretary at our principal office address as set forth on page 103 of this Proxy Statement. Possible candidates suggested by shareholders are evaluated by the Nominating & Corporate Governance Committee in the same manner as other possible candidates.

General Criteria for Nomination to the Board

●	The highest ethical character and shared values with Our Credo
●	Reputation, both personal and professional, consistent with our image and reputation
●	Accomplishment within candidate’s field, with superior credentials and recognition
●	Active and former chief executive officers of public companies and leaders of major complex organizations, including scientific, government, educational and other non-profit institutions
●	Widely recognized leaders in the fields of medicine or biological sciences, including those who have received the most prestigious awards and honors in their fields
●	Relevant expertise and experience and the ability to offer advice and guidance to the CEO based on that expertise and experience
●	Independence, without the appearance of any conflict in serving as a Director, and independence of any particular constituency with the ability to represent all shareholders
●	Ability to exercise sound business judgment
●	Diversity, reflecting differences in skills, regional and industry experience, background, race, ethnicity, gender and other unique characteristics

The Board is committed to seeking out highly qualified women and minority candidates and candidates with diverse backgrounds, skills and experiences as part of the search process for each Director. These criteria are incorporated into our Principles of Corporate Governance posted at www.investor.jnj.com/gov.cfm.

2019 Proxy Statement - 17

Board Nominee Composition

Understanding the importance of board composition and refreshment for effective oversight, the Nominating & Corporate Governance Committee strives to maintain a diverse Board of Directors, reflecting differences in skills, regional and industry experience, background, race, ethnicity, gender and other unique characteristics that are applicable to the company's business strategy. The Board has welcomed a new Director this year and last year, and every year during the period from 2009—2015. The Board has established a robust record of strategic and consistent refreshment, seeking new Directors with appropriate skills, qualifications and backgrounds consistent with the criteria established in our Principles of Corporate Governance. This year, Ms. Marillyn A. Hewson was recommended for nomination by the Nominating & Corporate Governance Committee, in keeping with the Board's commitment to refreshment, diversity and seeking out directors who are active chief executive officers of public companies (see "Nominees" on page 10). Ms. Hewson was recommended for the Committee's consideration by a third party search firm. Below are highlights of the composition of our Director nominees:

BOARD NOMINEE COMPOSITION

2019 Proxy Statement - 18

BOARD LEADERSHIP STRUCTURE

• Chairman of the Board and Chief Executive Officer: Alex Gorsky
• Independent Lead Director: Anne M. Mulcahy
¡ The Chairman and Lead Director positions are designated annually by the independent Directors
¡ The Nominating & Corporate Governance Committee annually reviews the Board leadership structure
• All 5 main Board Committees composed of independent Directors
• Independent Directors met in Executive Session at each of the 8 regular 2018 Board meetings

The Board believes that there is no single board leadership structure that is optimal in all circumstances. Accordingly, the relative benefits of different structures must be considered in the context of the specific circumstances, culture and challenges facing a company, and such consideration falls squarely on the shoulders of a company’s board, holding a diversity of views and experiences. As discussed in “Item 1: Election of Directors” on pages 10 to 16 of this Proxy Statement, our Directors come from a variety of organizational backgrounds with direct experience in a wide range of leadership and management structures. Moreover, our independent Directors appropriately challenge management and demonstrate the free-thinking expected of Directors. Given this makeup, our Board is in a very strong position to evaluate the relative benefits of the various types of board leadership structures while considering the perspectives of shareholders, and to ultimately decide which one best serves the interests of our stakeholders, as they are defined in Our Credo (on the back cover of this Proxy Statement).

Our Nominating & Corporate Governance Committee annually reviews whether it remains in our company’s best interests to continue to combine the roles of Chairman of our Board and CEO. In February 2018, our Board amended its Principles of Corporate Governance to reflect that our Nominating & Corporate Governance Committee reviews on an annual basis, and at other appropriate times, the Board’s leadership structure, including whether the roles of Chairman and Chief Executive Officer should be combined or separate. The Principles of Corporate Governance can be found at www.investor.jnj.com/gov.cfm.

In conducting its review, the Committee considers, among other things:
●	the effectiveness of the policies, practices and people in place at the company to help ensure strong, independent Board oversight;
●	the company’s performance and the effect that a specific leadership structure could have on its performance;
●	the Board’s performance and the effect that a specific leadership structure could have on the Board’s performance;
●	the Chairman’s performance in the role of Chairman (separate and apart from his performance as CEO);
●	the views of the company’s shareholders, expressed both during our shareholder engagement and through the fact that prior shareholder proposals on the topic have not received majority support;
●	applicable legislative and regulatory developments; and
●	the practices at other similarly situated companies and trends in governance
In November 2018, after reviewing and discussing Board leadership in consideration of these factors, the Nominating & Corporate Governance Committee concluded that it remains in our company’s best interest for the Board to be led by a joint Chairman and CEO. Based on the Committee's guidance, our Board believes that it is in the company's best interest for Mr. Gorsky to serve as both Chairman and CEO.
Our Board also believes that Ms. Mulcahy should continue to serve as Lead Director. The Lead Director role includes the broad range of responsibilities set out on the following page, consistent with those of most independent board chairs, impacting all critical aspects of the Board’s operations and decision-making.
The Lead Director provides strong independent leadership of the Board and keeps in frequent contact with the Chairman.

2019 Proxy Statement - 19

Duties and Responsibilities of the Lead Director

Board Agendas, Information and Schedules	•	Approves information sent to the Board and determines timeliness of information flow from management.
	•	Periodically provides feedback on quality and quantity of information flow from management.
	•	Participates in setting, and ultimately approves, the agenda for each Board meeting.
	•	Approves meeting schedules to assure that there is sufficient time for discussion of all agenda items.
	•	With the Chair/CEO, determines who attends Board meetings, including management and outside advisors.
Committee Agendas and Schedules	•	Reviews in advance the schedule of committee meetings.
	•	Monitors flow of information from Committee Chairs to the full Board.
Board Executive Sessions	•	Has the authority to call meetings and Executive Sessions of the Independent Directors.
	•	Presides at all meetings of the Board at which the Chair/CEO is not present, including Executive Session of the Independent Directors.
Communicating with Management	•	After each Executive Session of the Independent Directors, communicates with the Chair/CEO to provide feedback and also to effectuate the decisions and recommendations of the Independent Directors.
	•	Acts as liaison between the Independent Directors and the Chair/CEO and management on a regular basis and when special circumstances exist or communication out of the ordinary course is necessary.
Communicating with Stakeholders	•	As necessary, meets with major shareholders or other external parties, after discussions with the Chair/CEO.
	•	Is regularly apprised of inquiries from shareholders and involved in correspondence responding to these inquiries.
•
Under the Board’s guidelines for handling shareholder and employee communications to the Board, is advised promptly of any communications directed to the Board or any member of the Board that allege misconduct on the part of company management or raise legal, ethical or compliance concerns about company policies or practices.

Chair and CEO Performance Evaluations	•	Leads the annual performance evaluation of the Chair/CEO, distinguishing as necessary between performance as Chair and performance as CEO.
Board Performance Evaluation	•	Leads the annual performance evaluation of the Board.
New Board Member Recruiting	•	Interviews Board candidates, as appropriate.
CEO Succession	•	Leads the CEO succession planning process.
Crisis Management	•	Plays an increased role in crisis management oversight, as appropriate.
Limits on Leadership Positions of Other Boards	•
May only serve as chair, lead or presiding director, or similar role, or as CEO or similar role, at another public company if approved by the full Board upon recommendation from the Nominating & Corporate Governance Committee.

Our Board will continue to monitor Board leadership considering what it observes in the marketplace, the evolution of viewpoints in the corporate governance community, and, most importantly, what the Board believes is in the best interest of Johnson & Johnson and its shareholders.

2019 Proxy Statement - 20

DIRECTOR INDEPENDENCE

All Directors are independent except for our CEO
It is our goal that at least two-thirds of our Directors be “independent,” not only as that term may be defined legally or mandated by the New York Stock Exchange (NYSE), but also without the appearance of any conflict in serving as an independent Director. The Board of Directors has determined that all non-employee Directors who served during fiscal 2018, as well as our new Director nominee, are “independent” under the listing standards of the NYSE and our Standards of Independence, including: Dr. Beckerle, Mr. I. E. L. Davis, Mr. D. S. Davis, Dr. Doudna, Ms. Hewson, Dr. McClellan, Ms. Mulcahy, Mr. Perez, Mr. Prince, Dr. Washington and Mr. Williams.
In order to assist the Board in making this determination, the Board adopted Standards of Independence as part of our Principles of Corporate Governance, which can be found at www.investor.jnj.com/gov.cfm. These Standards conform to, or are stricter than, the NYSE independence standards and identify, among other things, material business, charitable and other relationships that could interfere with a director’s ability to exercise independent judgment.
As highly accomplished individuals in their respective industries, fields and communities, the non-employee Directors and Director nominee are affiliated with numerous corporations, educational institutions, hospitals and charities, as well as civic organizations and professional associations, many of which have business, charitable or other relationships with the company. The Board considered each of these relationships in light of our Standards of Independence and determined that none of these relationships conflict with the interests of the company or would impair the relevant non-employee Director’s, or new Director nominee's, independence or judgment.
The table on the following page describes the relationships that were considered in making this determination. The nature of the transactions and relationships summarized in the table, and the role of each of the Directors and new Director nominee at their respective organizations, were such that none of the non-employee Directors or new Director nominee had any direct business relationships with the company in 2018 or received any direct personal benefit from any of these transactions or relationships.
All of the transactions and relationships of the type listed were entered into, and payments were made or received, by the company or one of its subsidiaries in the ordinary course of business and on competitive terms. In 2016, 2017 and 2018, the company’s transactions with, or discretionary charitable contributions to, each of the relevant organizations (not including gifts made under our matching gifts program) did not exceed the greater of $1 million or 1% of that organization’s consolidated gross revenues, and therefore did not exceed the thresholds in our Standards of Independence.

2019 Proxy Statement - 21

Director Independence - Transactions and Relationships

Director	Organization	Type of Organization	Relationship to Organization	Type of Transaction or Relationship	2018 Aggregate Magnitude
Beckerle	Huntsman Cancer Institute	Healthcare Institution	Executive Officer	Sales of healthcare products	<1%; <$1 million
Beckerle	University of Utah	Educational Institution	Employee	Sales of healthcare products; investigator payments and grants	<1%
Doudna	Howard Hughes Medical Institute	Healthcare Institution	Employee	Licensing	<1%; <$1 million
Doudna	University of California - Berkeley	Educational Institution	Employee	Sales of healthcare products; research-related payments; sponsorship and grants	<1%; <$1 million
Hewson	United Service Organizations	Non-profit Organization	Director	Grants; sponsorship; contributions	<1%; <$1 million
McClellan	Alliance for Health Policy	Non-profit Organization	Director	Contributions	<1%; <$1 million
McClellan	Duke University	Educational Institution	Employee	Sales of healthcare products and services; research- related payments; grants; tuition reimbursement	<1%
McClellan	Reagan-Udall Foundation	Non-profit Organization	Director	Sponsorship; research related payments	<1%; <$1 million
McClellan	Research! America	Public Education and Advocacy Organization	Director	Annual dues; sponsorship and contributions	<$1 million
Mulcahy	Save the Children	Non-profit Organization	Trustee	Contributions	<1%
Perez	Northwestern Memorial Hospital	Healthcare Institution	Director	Research grants; rebates	<1%; <$1 million
Washington	Duke University	Educational Institution	Employee	Sales of healthcare products and services; research- related payments; grants; tuition reimbursements	<1%
Washington	Duke University Health System	Healthcare Institution	Executive Officer	Sales of healthcare products and services; rebates	<1%
Washington	Kaiser Foundation Health Plan, Inc.	Healthcare Institution	Director	Investigator payments; contributions; rebates	<1%; <$1 million
Williams	The Cleveland Clinic Foundation	Non-profit Organization	Trustee	Grants; research related payments; rebates	<1%; <$1 million
Williams	The MIT Corporation/Massachusetts Institute of Technology	Educational Institution	Trustee	Sponsorships	<1%; <$1 million
Williams	National Academy Foundation	Non-profit Organization	Director	Contributions; grants	<1%
Note: Any transaction or relationship under $25,000 is not listed above.
In the event of Board-level discussions pertaining to a potential transaction or relationship involving an organization with which a Director is affiliated, that Director would be expected to recuse him or herself from the deliberation and decision-making process. In addition, other than potential review and approval of related person transactions under our Policy on Transactions with Related Persons described on page 33 of this Proxy Statement, none of the non-employee Directors has the authority to review, approve or deny any grant to, or research contract with, an organization.

2019 Proxy Statement - 22

BOARD OVERSIGHT OF STRATEGY AND RISK
Board Oversight of Strategy
One of the Board’s key responsibilities is overseeing the company’s corporate strategy, and the Board has deep expertise in strategy development and insight into the most important issues facing the company. Using its knowledge, expertise and diverse composition, the Board regularly discusses the key priorities of our company and its businesses, taking into consideration global economic, socioeconomic and regulatory trends, stakeholder interests and developments in healthcare.

●	Annually, the Board conducts an extensive review of the company’s long-term strategic plans.
●
Throughout the year and at most Board meetings, the Board receives information and updates from management and actively engages with senior leaders with respect to the company’s strategy, including the strategic plans for our businesses, research and development, and the competitive environment.

●	The company’s independent Directors hold regularly scheduled Executive Sessions, without management present, to discuss strategy.
●	The Board regularly discusses and reviews feedback on strategy from our shareholders and other stakeholders.
●
Corporate strategy discussions are enhanced with periodic engagements held outside the Boardroom, such as visits to our business locations and research and development facilities around the globe. These visits provide the Directors with an opportunity to observe the execution and impact of the company’s strategy and to engage with senior leaders and employees in our businesses to deepen their understanding of our businesses, their competitive environments and our corporate culture.

Board Oversight of Risk Management
The company’s senior executives are responsible for day-to-day management of strategic, operational, and compliance risks, including the creation of appropriate risk management policies. The Board is responsible for overseeing management's execution of its risk management responsibilities and for assessing the company’s approach to risk management. The Board has oversight responsibility for the company’s Enterprise Risk Management (ERM) framework that is designed to identify, assess, monitor, communicate and develop a plan to mitigate risks across the company, and to ensure a corporate culture of risk transparency and compliance. For more information about the company's ERM framework, please see: https://www.jnj.com/application/pdf:%2092/01/4efd5ba54bc09c6eb227db00da8a/jnj-erm-framework-2018-update.pdf.
The Board’s oversight of risk occurs as an integral and continuous part of the Board’s oversight of our business and seeks to ensure that management has processes in place to appropriately manage risk. The Board actively engages with senior management to understand and oversee the company’s various risks.

●	The Board considers strategic, operational, financial and reporting, reputational and compliance risks.
●
Throughout the year, the Board and the relevant Committees receive updates from management regarding various enterprise risk management issues and risks related to our businesses, including litigation and reputational risk.

●	The company’s independent Directors hold regularly scheduled Executive Sessions without management present to discuss risks facing the company and its businesses.
●
In addition, the Board has tasked designated Committees of the Board to assist with the oversight of certain categories of risk management, and the Committees report to the full Board regularly on these matters, as set forth on the following page.

2019 Proxy Statement - 23

Audit
Oversees the company’s financial management and accounting, as well as financial reporting processes and practices, and monitors risks related to financial disclosure, tax and treasury through frequent engagements with management and our external auditor.

Compensation & Benefits	Reviews the company’s employee compensation policies and practices to assess whether such policies and practices could lead to unnecessary risk-taking behavior.
Nominating & Corporate Governance
Oversees the company’s governance structure and other corporate governance matters, including succession planning to ensure that the company has the leadership and oversight required to manage current and future business risks.

Regulatory Compliance
Oversees the company’s non-financial regulatory compliance in the areas of healthcare compliance, anti-corruption laws, the manufacture and supply of products consistent with applicable high-quality standards, and compliance with applicable laws and regulations related to medical product safety, environmental regulations, employee health and safety, privacy, cybersecurity and political expenditures.

Science, Technology & Sustainability
Oversees the company’s policies and programs designed to promote sustainable business practices, mitigate risks related to employee health and safety, and environmental compliance and stewardship, including the company's Health for Humanity 2020 Goals, the key performance indicators of the company's external citizenship and sustainability commitments.

Board Oversight of Talent Development and Human Capital Management
The Board and Committees are actively engaged in overseeing the company’s talent development and human capital management strategies designed to attract, develop and retain global business leaders who can drive financial and strategic growth objectives and build long-term shareholder value. The Board’s involvement in leadership development and succession planning is systematic and ongoing, and the Board provides input on important decisions in each of these areas. The Board has primary responsibility for succession planning for the CEO and oversight of succession planning for other executive officer positions. The Nominating & Corporate Governance Committee oversees the development of the process and protocols regarding succession plans for the CEO, and other executive officer positions. The Nominating & Corporate Governance Committee reviews succession plans for the Executive Committee on an annual basis with the CEO and Chief Human Resources Officer.
To improve the Board's understanding of the company’s culture and talent pipeline, the Board conducts meetings and schedules site visits at the company’s locations and meets regularly with high-potential executives in formal and informal settings. More broadly, the Board is regularly updated on key talent indicators for the overall workforce, including diversity and inclusion, recruiting and development programs, and is updated on the company’s human capital development strategy. For more information on Johnson & Johnson’s approach to talent development and engagement, please see healthforhumanityreport.jnj.com/our-people.
The Compensation & Benefits Committee, along with the Management Compensation Committee, oversees the design and management of corporate compensation programs, including long-term incentive compensation programs, as well as the design of the pension, savings, and health and benefit plans covering the company’s employees. The Compensation & Benefits Committee provides Board-level oversight regarding these matters.
Product quality and safety are top business priorities embodied in Our Credo. Johnson & Johnson’s businesses apply a scientific, evidence-based approach in decisions about the research, marketing and use of their products.

A Note About Talc Litigation:

Personal injury claims alleging that talc causes cancer have been made against Johnson & Johnson and its affiliates arising out of the use of body powders containing talc, primarily JOHNSONS® Baby Powder. Johnson & Johnson is committed to defending the safety of JOHNSONS® Baby Powder, based on extensive scientific evidence that demonstrates:

●	JOHNSONS® Baby Powder is safe;
●	The talc used in JOHNSONS® Baby Powder does not increase the risk of cancer; and
●	JOHNSONS® Baby Powder does not contain asbestos.
There has been extensive media coverage of talc product liability cases, including instances of inaccurate and misleading reporting, and this media coverage adversely impacted our share price during a period in which the stock market as a whole dropped significantly. Johnson & Johnson’s management, in concert with diligent Board oversight, has taken proactive steps to assure all stakeholders that the company views product quality and safety to be a top priority. Please see www.factsabouttalc.com for information about the safety of talc.

2019 Proxy Statement - 24

Risk Related to Executive Compensation
The following characteristics of our executive compensation program work to reduce the possibility that our executive officers, either individually or as a group, make excessively risky business decisions that could maximize short-term results at the expense of long-term value:

Characteristics	Description	Page #
Balanced Approach to Performance‑Based Awards	Performance targets are tied to multiple financial metrics, including operational sales growth, free cash flow, adjusted operational earnings per share growth, and long-term total shareholder return. Performance-based awards are based on the achievement of strategic and leadership objectives in addition to financial metrics. See “Base Salary, Annual Performance Bonus, and Long-Term Incentives.”	58

Performance Period and Vesting Schedules	The performance period and vesting schedules for long-term incentives overlap and, therefore, reduce the motivation to maximize performance in any one period. Performance Share Units, Restricted Share Units, and Stock Options vest three years from the grant date. See "Long-Term Incentives."	59
Balanced Mix of Pay Components	The target compensation mix is not overly weighted toward annual incentive awards and represents a balance of cash and long-term equity-based compensation vesting over three years. See “2018 Pay Mix at Target.”	61
Capped Incentive Awards	Annual performance bonuses and long-term incentive awards are capped at 200% of target. See “Aligning Compensation to "The What" & "The How"".	64
Stock Ownership Guidelines	These guidelines require our CEO to directly or indirectly own equity in our company equal to six times salary, and the other members of our Executive Committee (the principal management group) to own equity equal to three times salary, and to retain this level of equity at all times while serving as an Executive Committee member. See “Stock Ownership Guidelines for Named Executive Officers.” In addition, the company has adopted the Johnson & Johnson Policy Against Pledging Company Stock. See www.investor.jnj.com/gov.cfm.	67
Executive Compensation Recoupment Policy	This Policy gives our Board authority to recoup executive officers’ past compensation in the event of a material restatement of our financial results and for events involving material violations of company policy relating to the manufacturing, sales or marketing of our products. See “Executive Compensation Recoupment Policy.”	68
No Change-in-Control Arrangements	None of our executive officers have in place any change-in-control arrangements that would result in guaranteed payouts. See "2018 Potential Payments Upon Termination."	88

2019 Proxy Statement - 25

SHAREHOLDER ENGAGEMENT
We actively engage with our shareholders throughout the year to listen to concerns, ask questions and share information and perspectives.

In 2018, our engagement took a number of forms:
●
During the proxy season, we reached out to our top 100 shareholders, who represent approximately 46% of our outstanding shares, and sought a dialogue and feedback on issues raised in our 2018 Proxy Statement.

●
We included a section on our proxy voting card inviting all of our shareholders to give us comments as an additional means to communicate with the Board, and 151 shareholders provided comments. Shareholders may contact any of our Directors, including the Lead Director, using any of the options described on page 103 of this Proxy Statement.

● At the direction of our Lead Director, we continued to personally engage with our shareholders and other key stakeholders.
●
The company hosted its first Health for Humanity Report webinar coinciding with the release of our annual Health for Humanity Report, which documents our annual progress in citizenship and sustainability. The webinar provided shareholders with the opportunity to engage and ask questions of leaders in Investor Relations, Product Quality, Medical Safety, Legal, Global Public Health and Environmental Health, Safety and Sustainability.

OUR ANNUAL SHAREHOLDER ENGAGEMENT CYCLE

Our 2018 engagement meetings and other governance exchanges covered a wide range of important corporate governance, environmental and social stewardship, compensation and public policy issues, as set forth below, and we shared the content of many of these discussions with our full Board or its key Committees.

Shareholder Engagement Topics

●	Board Composition and Diversity	●	Executive Compensation and Compensation Metrics
●	Board Evaluation Process	●	Lead Director Responsibilities
●	Board Oversight of Risk	●	Litigation
●	Board-Shareholder Engagement	●	Product Quality and Safety
●	Board Skills and Skills Matrix	●	Pharmaceutical Pricing Transparency and Access
●	Board Tenure and Refreshment	●	Separation of the Chairman and CEO Roles
●	Culture and Human Capital Management	●	Shareholder Proposal Process
●	Environment, Sustainability and Governance Reporting	●	Tax Policy

2019 Proxy Statement - 26

ADDITIONAL GOVERNANCE FEATURES
Johnson & Johnson is governed by the values set forth in Our Credo, which extend to our corporate governance practices and are reflected in our By-Laws and Principles of Corporate Governance. The Nominating & Governance Committee reviews our Principles of Corporate Governance, as well as our overall governance practices, on an annual basis to ensure that our corporate governance practices continue to meet the high standards expected by our shareholders. Our Principles of Corporate Governance can be found at www.investor.jnj.com/gov.cfm.

Effective Board Structure and Composition

Strong Independent Board Leadership	All of our Directors other than our Chairman and CEO are independent. All Committees other than the Finance Committee are comprised solely of Independent Directors.
Independent Lead Director	The Independent Directors elect a Lead Director on an annual basis.
Annual Review of Board Leadership	The Nominating & Corporate Governance Committee conducts an annual review of the Board leadership structure to ensure appropriate Board leadership.
Executive Sessions of Independent Directors	Independent Directors meet in Executive Session without management present at each Board and Committee meeting.
Robust Board and Committee Evaluations	The Board evaluates its performance on an annual basis. Each Committee evaluates its performance on an annual basis, based on guidance from the Nominating & Corporate Governance Committee.
Regular Board Refreshment	The Board’s balanced approach to refreshment results in an effective mix of experienced and new Directors.
Diverse and Skilled Board	The Board is committed to diversity, reflecting differences in skills, regional and industry experience, background, race, ethnicity, gender and other unique characteristics. See page 17.

Responsive and Accountable to Shareholders

Annual Election of Directors	Directors are elected annually and individually to reinforce accountability to our shareholders.
Majority Voting Standard for Director Elections
In an election where the number of Directors nominated does not exceed the total number of directors to be elected, Director nominees must receive the affirmative vote of a majority of votes cast to be elected. If a Director nominee receives more votes “against” his or her election than votes “for” his or her election, the Director must promptly offer his or her resignation.

One Class of Stock	Our common stock is the only class of shares outstanding.
Proxy Access
Each shareholder, or a group of up to 20 shareholders, owning 3% or more of our common stock continuously for at least 3 years, may nominate and include in our proxy materials director nominees constituting up to 20% of our Board in accordance with the terms set forth in our By-Laws.

Director Overboarding Policy	A Director who serves as CEO at our or any other company should not serve on more than two total public company boards. Other Directors should not serve on more than five public company boards.
No Shareholder Rights Plan	The company does not have a “poison pill” and has no intention of adopting one at this time.
No Supermajority Requirements in Certificate of Incorporation or By-Laws	Our Certificate of Incorporation and By-Laws contain majority standards for all actions requiring shareholder approval.
Shareholder Right to Call Special Meeting	Shareholders holding 10% of shares may call a special meeting for good cause, and shareholders holding 25% of shares may call a special meeting for any reason.
Active Shareholder Engagement	See page 26 of this Proxy Statement for more information on the company’s shareholder engagement program.
Annual Say-on-Pay Advisory Vote	Shareholders are asked to vote annually on the company’s named executive officer compensation.
Johnson & Johnson Policy Against Pledging Company Stock	The company has a meaningful policy against pledging company stock. Please see www.investor.jnj.com/gov.cfm for more information.

2019 Proxy Statement - 27

Additional Governance Features
Code of Business Conduct
Johnson & Johnson has a comprehensive Code of Business Conduct designed to provide Directors, senior executives and employees with guidance on the company’s compliance policies. Independent Directors, members of the Executive Committee and all employees receive biennial training on the Code of Business Conduct.

Cybersecurity Oversight
The Regulatory Compliance Committee reviews and receives periodic briefings concerning global cybersecurity, information security and technology risks, including discussions of any significant cyber incidents, our risk mitigation program and the company’s internal escalation process. The Chief Information Security Officer leads our cybersecurity risk mitigation program, which is fully integrated into the overall enterprise risk management framework and overseen by the Regulatory Compliance Committee.

Robust Compensation Recoupment Policy Framework
The company has a comprehensive Compensation Recoupment Policy Framework designed to ensure that management is held accountable in the event of significant misconduct violating a significant company policy, law or regulation. Please see www.investor.jnj.com/gov/compensation-recoupment-policy.cfm for more information.

Political Spending Oversight and Disclosure
As a leader in the healthcare industry, Johnson & Johnson is committed to supporting the development of sound public policy in healthcare. We work with many organizations across the political spectrum on a variety of policy issues related to health and other topics that impact patients, consumers, and our company. As a result of constructive engagement with a number of our institutional investors, we were an early mover on the disclosure of corporate political expenditures and activities, and we have expanded that disclosure over the years as we continue the dialogue with our shareholders on this issue.

Our efforts were recognized when we were named as a Trendsetter in Political Disclosure and Accountability in the 2018 CPA-Zicklin Index.
The Regulatory Compliance Committee receives an annual report of the company’s political contribution and lobbying policies, practices, and activities. In addition, the company’s Political Action Committee and U.S. corporate political spending is audited biennially by our internal auditors. Disclosure regarding the company’s political activities and expenditures, including the policies and procedures that govern that activity and spending, as well as the Board’s oversight role, are updated semi-annually and can be found at www.investor.jnj.com/gov/contributions.cfm.
U.S. Pharmaceutical Pricing Transparency Disclosure
Our U.S. Pharmaceuticals business provides extensive disclosures on our responsible business practices in its annual Janssen U.S. Transparency Report, found at: transparencyreport.janssen.com/us/us-pharmaceutical-transparency-report.
Disclosure on Environmental, Sustainability and Governance Topics
Our company provides extensive disclosures on our corporate citizenship and sustainability efforts in our annual Health for Humanity Report found at: healthforhumanityreport.jnj.com.

2019 Proxy Statement - 28

BOARD COMMITTEES
The Board of Directors has a standing Audit Committee, Compensation & Benefits Committee, Nominating & Corporate Governance Committee, Regulatory Compliance Committee and Science, Technology & Sustainability Committee, each composed entirely of non-employee Directors determined to be “independent” under the listing standards of the NYSE and our Standards of Independence. Under their written charters adopted by the Board, each of these Committees is authorized and assured of appropriate funding to retain and consult with external advisors, consultants and counsel. In addition, the Board has a standing Finance Committee, composed of the Chairman of the Board and the Lead Director, which exercises the authority of the Board between Board meetings in accordance with the company's By-Laws.
Board Committee Membership
The following table shows the current members and Chairmen of each of the standing Board Committees and the number of meetings each Committee held in 2018.

DIRECTOR NOMINEES (see pages 10 to 16)
Name			Age	Director Since	Primary Occupation	Board Committees
						AUD	CBC	NCG	RC	STS	FIN
M. C. Beckerle		I	64	2015	Chief Executive Officer, Huntsman Cancer Institute; Distinguished Professor of Biology, College of Science, University of Utah				✓	C
D. S. Davis(1)		I	67	2014	Former Chairman and Chief Executive Officer, United Parcel Service, Inc.	C	✓
I. E. L. Davis		I	68	2010	Chairman, Rolls-Royce Holdings plc; Former Chairman and Worldwide Managing Director, McKinsey & Company	✓			✓
J. A. Doudna		I	55	2018	Professor of Chemistry; Professor of Biochemistry and Molecular Biology; Li Ka Shing Chancellor's Professor in Biomedical and Health; University of California, Berkeley					✓
A. Gorsky	CH		58	2012	Chairman and Chief Executive Officer, Johnson & Johnson						C
M. A. Hewson		I	65	Nominee	Chairman, President and Chief Executive Officer, Lockheed Martin Corporation
M. B. McClellan		I	55	2013	Director, Duke-Robert J. Margolis, MD, Center for Health Policy				✓	✓
A. M. Mulcahy	LD	I	66	2009	Former Chairman and Chief Executive Officer, Xerox Corporation	✓		✓			✓
W. D. Perez		I	71	2007	Retired President and Chief Executive Officer, Wm. Wrigley Jr. Company	✓		C
C. Prince		I	69	2006	Retired Chairman and Chief Executive Officer, Citigroup Inc.			✓	C
A. E. Washington		I	68	2012	Duke University’s Chancellor for Health Affairs; President and Chief Executive Officer, Duke University Health System		✓			✓
R. A. Williams		I	69	2011	Former Chairman and Chief Executive Officer, Aetna Inc.		C	✓
Number of Meetings in 2018						9(2)(3)	7	4	5(3)	6	_

(1)	Designated as an “audit committee financial expert”
(2)	Does not include teleconferences held prior to each release of quarterly earnings (4 in total)
(3)	Includes an annual joint meeting of the Audit and Regulatory, Compliance & Government Affairs Committees (now known as the Regulatory Compliance Committee)

CH	Chairman of the Board
C	Committee Chair
LD	Lead Director
I	Independent Director
AUD	Audit Committee
CBC	Compensation & Benefits Committee
NCG	Nominating & Corporate Governance Committee
RC	Regulatory Compliance Committee
STS	Science, Technology & Sustainability Committee
FIN	Finance Committee

2019 Proxy Statement - 29

Board Committee Responsibilities
Audit Committee

●	Oversees the company’s financial management, accounting and reporting processes and practices
●	Appoints, retains, compensates and evaluates independent auditor
●	Oversees the company’s internal audit organization, reviews its annual plan and reviews results of its audits
●	Oversees the quality and adequacy of the company’s internal accounting controls and procedures
●	Reviews and monitors the company’s financial reporting compliance and practices and its disclosure controls and procedures
●	Discusses with management the processes used to assess and manage the company’s exposure to risk and monitors risks related to tax and treasury

In performing these functions, the Audit Committee meets periodically with the independent auditor, management, and internal auditors (including in private sessions) to review their work and confirm that they are properly discharging their respective responsibilities. For more information on Audit Committee activities in 2018, see the Audit Committee Report on page 92.

A copy of the charter of the Audit Committee is available at www.investor.jnj.com/gov/committee.cfm.

The Board has designated Mr. D. S. Davis, the Chairman of the Audit Committee and an independent Director, as an “audit committee financial expert” under the rules and regulations of the U.S. Securities and Exchange Commission (SEC), after determining that he meets the requirements for such designation. The determination was based on his being a Certified Public Accountant and his experience as Chief Financial Officer at United Parcel Service, Inc.

Any employee or other person who wishes to contact the Audit Committee to report fiscal improprieties or complaints about internal accounting control or other accounting or auditing matters can do so by writing to the Audit Committee at the address of our principal office: One Johnson & Johnson Plaza, New Brunswick, NJ 08933, or by using the online submission form at www.investor.jnj.com/communication.cfm. Such reports may be made anonymously.

Compensation & Benefits Committee

●	Establishes the company’s executive compensation philosophy and principles
●	Reviews, and recommends for approval by the independent Directors, the compensation for our Chief Executive Officer, and approves the compensation for the company’s other executive officers
●	Sets the composition of the group of peer companies used for comparison of executive compensation
●	Oversees the design and management of the various pension, long-term incentive, savings, health and benefit plans that cover our employees
●	Reviews, and recommends for approval by the full Board, the compensation for our non-employee Directors
●
Provides oversight of the compensation philosophy and policies of the Management Compensation Committee, a non-Board committee composed of Mr. Gorsky (Chairman/CEO), Mr. Joseph J. Wolk (Executive Vice President, Chief Financial Officer) and Dr. Peter M. Fasolo (Executive Vice President, Chief Human Resources Officer), which, under delegation from the Compensation & Benefits Committee, determines management compensation and establishes perquisites and other compensation policies for employees other than our executive officers

A copy of the charter of the Compensation & Benefits Committee is available at www.investor.jnj.com/gov/committee.cfm.
The Compensation & Benefits Committee has retained Frederic W. Cook & Co., Inc. as its independent compensation consultant for matters related to executive officer and non-employee Director compensation. For further discussion of the role of the Compensation & Benefits Committee in the executive compensation decision-making process, and for a description of the nature and scope of the consultant’s assignment, see “Governance of Executive Compensation” on page 65.

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Nominating & Corporate Governance Committee

●	Oversees matters of corporate governance, including the evaluation of the policies and practices of the Board and the Board Leadership structure
●	Oversees the process for performance evaluations of the Board and its Committees
●	Reviews our executive succession plans
●	Considers any questions of possible conflicts of interest for the Board and Executive Committee members
●	Reviews potential candidates for the Board, as discussed on page 10, and recommends the nominees for Directors to the Board for approval
●	Reviews and recommends Director orientation and continuing education programs for Board members
●	Oversees compliance with the Code of Business Conduct & Ethics for Members of the Board of Directors and Executive Officers
A copy of the charter of the Nominating & Corporate Governance Committee can be found at www.investor.jnj.com/gov/committee.cfm.
Regulatory Compliance Committee

●
Oversees the company’s non-financial regulatory compliance in the areas of healthcare compliance, anti-corruption laws, and the manufacture and supply of products, consistent with applicable high-quality standards

●	Compliance with applicable laws and regulations related to medical product safety, environmental regulations, employee health and safety, privacy, cybersecurity and political expenditures
●	Reviews the policies, practices and priorities for the company’s political expenditure and lobbying activities
●	Oversees the company's compliance with privacy regulations
●	Oversees the company's risk management programs related to global cybersecurity, information security, product quality and technology
A copy of the charter of the Regulatory Compliance Committee can be found at www.investor.jnj.com/gov/committee.cfm.
Science, Technology & Sustainability Committee

●	Monitors and reviews the overall strategy, direction and effectiveness of the research and development organizations supporting the company's businesses
●	Serves as a resource and provides input, as needed, regarding the scientific and technological aspects of product safety matters
●	Reviews the company’s policies, programs and practices on environment, health and sustainability
●	Assists the Board in identifying and comprehending significant emerging science and technology policy and public health issues and trends that may impact the company’s overall business strategy
●	Assists the Board in its oversight of the company’s major acquisitions and business development activities as they relate to the acquisition or development of new science or technology
●
Oversees the company's policies and programs designed to promote sustainable business practices and mitigate risks related to employee health, safety and sustainability, including the company's external citizenship and sustainability commitments.

A copy of the charter of the Science, Technology & Sustainability Committee can be found at www.investor.jnj.com/gov/committee.cfm.
Finance Committee

●	Composed of the Chairman and Lead Director of the Board
●	Exercises the authority of the Board during the intervals between Board meetings, as permitted by law and the company's By-Laws
●	Acts from time-to-time between Board meetings, as needed, generally by unanimous written consent in lieu of a meeting
●	Any action is taken pursuant to specific advance delegation by the Board or is later ratified by the Board

2019 Proxy Statement - 31

BOARD MEETINGS AND PROCESSES
Director Meetings and Attendance
During 2018, the Board held nine meetings. Each Director attended at least 75% of the total of regularly-scheduled and special meetings of the Board and the Committees on which he or she served (during the period that he or she served).
It has been our longstanding practice for all Directors to attend the Annual Meeting of Shareholders. All 11 of our Directors who were elected to the Board at the 2018 Annual Meeting attended the Annual Meeting.
Executive Sessions
During 2018, each of the Audit, Compensation & Benefits, Nominating & Corporate Governance, Regulatory, Compliance & Government Affairs (now known as Regulatory Compliance), and Science, Technology & Sustainability Committees met in Executive Sessions without members of management present. The independent Directors met in Executive Session at every regular Board meeting during 2018 and held an additional special Executive Session to perform the annual evaluation of the CEO/Chairman. The Lead Director acted as Chair at all of these Executive Sessions.
Board and Committee Evaluations
Our Principles of Corporate Governance require that the Board and each Committee conduct an annual self-evaluation. These self-evaluations are intended to facilitate a candid assessment and discussion by the Board and each Committee of its effectiveness as a group in fulfilling its responsibilities, its performance as measured against the Principles of Corporate Governance, and its areas for improvement.

•
Board Evaluations: At the end of 2018, the Chairman and the Lead Director met with each Director individually to collect feedback on the Board’s responsibilities, structure, procedures, priorities, culture and engagement. Most Directors provided anonymous written comments through secure technology to enable additional candid feedback. In all cases, input from the evaluations was synthesized and discussed with the full Board with certain minor and administrative action items emerging from the discussion.

•
Committee Evaluations: Committee members are provided with a questionnaire to facilitate discussion during an Executive Session of the Committee, and upon completion of the self-evaluation, the Chairman of the Committee reports to the full Board on the discussion and any necessary follow-up actions.

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RELATED PERSON TRANSACTIONS
Policies and Procedures
Our written Policy on Transactions with Related Persons requires the approval or ratification by the Nominating & Corporate Governance Committee of any transaction or series of transactions exceeding $120,000 in which the company is a participant and any related person has a direct or indirect material interest (other than solely as a result of being a director or trustee or less than 10% owner of another entity). Related persons include our Directors and executive officers and their immediate family members and persons sharing their households. It also includes persons controlling more than 5% of our outstanding common stock.
Under our Principles of Corporate Governance and Code of Business Conduct & Ethics for Members of the Board of Directors and Executive Officers, all of our Directors and executive officers have a duty to report to the Chairman or the Lead Director potential conflicts of interest, including transactions with related persons. Management also has established procedures for monitoring transactions that could be subject to approval or ratification under the Policy on Transactions with Related Persons.
Once a related person transaction has been identified, the Nominating & Corporate Governance Committee will review all of the relevant facts and circumstances and approve or disapprove of the entry into the transaction. The Committee will take into account, among other factors, whether the transaction is on terms no more favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.
If advance Committee approval of a transaction is not feasible, the transaction will be considered for ratification at the Committee’s next regularly scheduled meeting. If a transaction relates to a member of the Committee, that member will not participate in the Committee’s deliberations. In addition, the Committee Chairman (or, if the transaction relates to the Committee Chairman, the Lead Director) may pre-approve or ratify any related person transactions involving up to $1 million.

The following types of transactions have been deemed by the Committee to be pre-approved or ratified, even if the aggregate amount involved will exceed $120,000:

●	Compensation paid by the company for service as a Director or executive officer of the company
●
Transactions with other companies where the related person’s only relationship is as a non-executive employee, less than 10% equity owner, or limited partner, and the transaction does not exceed the greater of $1 million or 2% of that company’s annual revenues

●
Contributions by the company to charitable organizations where the related person is an employee and the transaction does not exceed the lesser of $500,000 or 2% of the charitable organization’s annual receipts

●	Transactions where the related person’s only interest is as a holder of company stock and all holders receive proportional benefits, such as the payment of regular quarterly dividends
●	Transactions involving competitive bids
●	Transactions where the rates or charges are regulated by law or government authority
●	Transactions involving bank depositary, transfer agent, registrar, trustee under a trust indenture, or party performing similar banking services

Our Policy on Transactions with Related Persons can be found at www.investor.jnj.com/gov.cfm.

2019 Proxy Statement - 33

Transactions with Related Persons for 2018
A sister-in-law of Paulus Stoffels, Vice Chairman of the Executive Committee and Chief Scientific Officer, is a Senior Manager at Janssen Pharmaceutica NV, a wholly-owned subsidiary of the company, and earned $169,937 in total compensation in 2018 (using an exchange rate of 1.1418 USD/1 EUR), including base salary, any annual incentive bonus, the value of any long-term incentive award granted in 2018, and any other compensation. She also participates in the general welfare and benefit plans of Janssen Pharmaceutica NV. Her compensation was established in accordance with Janssen Pharmaceutica NV’s employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions. Dr. Stoffels does not have a material interest in his sister-in-law’s employment, nor does he share a household with her.
Two sons of Dominic Caruso, a retired Executive Vice President, Chief Financial Officer, are employed by subsidiaries of the company. One is a Senior Manufacturing Team Leader at Janssen Biotech, Inc., a wholly-owned subsidiary of the company, and earned $125,580 in total compensation in 2018, including base salary, any annual incentive bonus, the value of any long-term incentive award granted in 2018, and any other compensation. Another son is a Manager of Contract Strategy and Analytics at Johnson & Johnson Health Care Systems Inc., a wholly owned subsidiary of the company, and earned $147,965 in total compensation in 2018, including base salary, any annual incentive bonus, the value of any long-term incentive award granted in 2018, and any other compensation. Both employees also participate in the general welfare and benefit plans of their employers. The compensation for each son was established in accordance with their respective company’s employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions. The senior Mr. Caruso does not have a material interest in his sons’ employment, nor does he share a household with either of them.
A sister of Joseph J. Wolk, Executive Vice President, Chief Financial Officer, is a Talent Mobility Advisory Services Leader at Johnson & Johnson Services, Inc., a wholly-owned subsidiary of the company, and earned $184,119 in total compensation in 2018, including base salary, any annual incentive bonus, the value of any long-term incentive award granted in 2018, and any other compensation. She also participates in the general welfare and benefit plans of Johnson & Johnson Services, Inc. Her compensation was established in accordance with Johnson & Johnson Services, Inc.’s employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions. Mr. Wolk does not have a material interest in his sister’s employment, nor does he share a household with her.
These transactions were approved by the Nominating & Corporate Governance Committee in compliance with our Policy on Transactions with Related Persons described on the preceding page.

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STOCK OWNERSHIP AND SECTION 16 COMPLIANCE
Stock Ownership

The following table sets forth information regarding beneficial ownership of our common stock by each Director and nominee for election; our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers named in the tables in the section “Executive Compensation Tables” on pages 69 through 91 (each a “named executive officer”); and by all Directors and executive officers as a group. Each of the individuals/group listed below is the owner of less than 1% of our outstanding shares. Because they serve as co-trustees of Johnson family trusts which hold stock for the benefit of others, Mr. Gorsky and Mr. Michael Ullmann, an executive officer, are deemed to “control” an additional 5,534,197 shares of our stock in which they have no economic interest, and those shares are not reflected in the table below. In addition to such shares, the Directors and executive officers as a group own/control a total of 1,256,909 shares. In the aggregate, these 6,791,106 shares represent less than 1% of the shares outstanding. All stock ownership is as of February 26, 2019.

Name	Number of Common Shares(1) (#)	Deferred Share Units(2) (#)	Common Shares Underlying Options or Stock Units(3) (#)	Total Number of Shares Beneficially Owned (#)
Mary C. Beckerle	0	6,222	0	6,222
D. Scott Davis	0	7,921	0	7,921
Ian E. L. Davis	4,193	13,007	0	17,200
Jennifer A. Doudna(4)	0	1,402	0	1,402
Joaquin Duato	115,353	0	616,123	731,476
Alex Gorsky	391,034	0	2,113,180	2,504,214
Marillyn A. Hewson	0	0	0	0
Mark B. McClellan	0	9,884	0	9,884
Anne M. Mulcahy	6,537	13,007	0	19,544
William D. Perez	18,222	24,254	0	42,476
Charles Prince	29,320	19,576	0	48,896
Paulus Stoffels(5)	231,516	0	345,455	576,971
Michael H. Ullmann	135,048	0	370,850	505,898
A. Eugene Washington	0	19,002	0	19,002
Ronald A. Williams	3,650	20,360	0	24,010
Joseph J. Wolk	15,716	0	44,616	60,332
All Directors and executive officers as a group (21)(6)	1,256,909	134,635	4,685,819	6,077,363

(1)
The shares described as "owned" are shares of our common stock directly or indirectly owned by each listed person, including shares held in the 401(k) and Employee Stock Ownership Plans, and by members of his or her household, and are held individually, jointly or pursuant to a trust arrangement. Mr. Prince disclaims beneficial ownership of 800 shares listed as owned by him.

(2)
Includes Deferred Share Units credited to non-employee Directors under our Amended and Restated Deferred Fee Plan for Directors and Deferred Share Units credited to the executive officers under our Executive Income Deferral Plan (Amended and Restated).

(3)	Includes shares underlying options exercisable on February 26, 2019, options that become exercisable within 60 days thereafter and Restricted Share Units that vest within 60 days thereafter.

(4)	Became a member of the Board in April 2018.

(5)
On October 18, 2018 the Board of Directors approved the Johnson & Johnson Policy Against Pledging Company Stock. This policy prohibits the pledging of Johnson & Johnson shares by Directors and executive officers. Prior to adopting the new anti-pledging policy, Dr. Stoffels had pledged 30,000 shares as security. The Compensation & Benefits Committee grandfathered this pledge. See the Policy Against Pledging Company Stock at http://www.investor.jnj.com/gov.cfm.

(6)
The sum total of all Directors and executive officers as a group does not include shares held by the Director nominee, or the shares held by the former named executive officers, Dominic J. Caruso and Sandra E. Peterson, both of whom retired in 2018.

2019 Proxy Statement - 35

The following are the only persons known to us to be the beneficial owners of more than five percent of any class of our voting securities:

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	Common Stock	221,324,574 shares(1)	8.25%(1)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	Common Stock	183,775,823 shares(2)	6.90%(2)
State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	Common Stock	151,719,201 shares(3)	5.70%(3)
(1)    Based solely on an Amendment to Schedule 13G filed with the SEC on February 11, 2019, The Vanguard Group reported aggregate beneficial ownership of approximately 8.25%, or 221,324,574 shares, of our common stock as of December 31, 2018. Vanguard reported that it possessed sole dispositive power of 217,616,214 shares, sole voting power of 3,152,574 shares, shared dispositive power of 3,708,360 shares, and shared voting power of 623,729 shares.

(2)    Based solely on an Amendment to Schedule 13G filed with the SEC on February 11, 2019, BlackRock, Inc. reported aggregate beneficial ownership of approximately 6.90%, or 183,775,823 shares, of our common stock as of December 31, 2018. BlackRock reported that it possessed sole voting power of 159,297,187 shares and sole dispositive power of 183,775,823 shares. BlackRock also reported that it did not possess shared voting or dispositive power over any shares beneficially owned.

(3)    Based solely on a Schedule 13G filed with the SEC on February 13, 2019, State Street Corporation reported aggregate beneficial ownership of approximately 5.70%, or 151,719,201 shares, of our common stock as of December 31, 2018. State Street reported that it possessed shared voting power of 134,921,502 shares and shared dispositive power of 151,675,858 shares. State Street also reported that it did not possess sole voting or sole dispositive power over any shares beneficially owned.

As a result of being beneficial owners of more than 5% of our stock, The Vanguard Group (Vanguard), BlackRock, Inc. (BlackRock), and State Street Corporation (State Street) are currently considered “related persons” under our Policy on Transactions with Related Persons described on page 33 of this Proxy Statement.

•
Certain of our U.S. and international employee savings and retirement plans and other affiliates have retained BlackRock and its affiliates to provide investment management services. In connection with these services, we paid BlackRock approximately $2.9 million in fees during fiscal year 2018.

•
Certain of our U.S. and international employee savings and retirement plans and other affiliates have retained State Street and its affiliates to provide investment management, trustee, custodial, administrative and ancillary investment services. In connection with these services, we paid State Street approximately $7 million in fees during fiscal year 2018.

Section 16(a) Beneficial Ownership Reporting Compliance
Based on our review of Forms 3, 4 and 5 and amendments thereto in our possession and written representations furnished to us, we believe that during 2018 all reports for our executive officers and Directors that were required to be filed under Section 16 of the Securities Exchange Act of 1934 were filed on a timely basis, except that a Form 4 regarding a de minimis transaction was filed late for Ms. McEvoy due to an administrative oversight. Promptly after being informed of the omission, a Form 4 reporting the correct number of shares was filed for Ms. McEvoy. Also, upon becoming subject to Section 16 in July 2018, a Form 3 was filed for Mr. Sneed with the SEC on a timely basis that inadvertently failed to include 9,750 shares of Johnson & Johnson common stock held in a brokerage account. Promptly after being informed of the omission, an amendment to the Form 3 reporting the correct number of shares was filed for Mr. Sneed.

2019 Proxy Statement - 36

DIRECTOR COMPENSATION
Our Compensation & Benefits Committee is required by its charter to annually review non-employee Director compensation, including total compensation and each element of our non-employee Director compensation program.

During its annual review, the Compensation & Benefits Committee analyzes the competitive position of our non-employee Director compensation program and each element of that program against the programs of the peer group used for executive compensation purposes (see page 62 for information about the Executive Peer Group). Frederic W. Cook & Co., Inc., the Committee’s independent consultant, provides an independent assessment of the competitive data provided to the Committee and advises the Committee on non-employee Director compensation. Decisions regarding the non-employee Director compensation program are approved by our full Board of Directors, based on recommendations by our Compensation & Benefits Committee.

Fiscal 2019 Non-Employee Director Compensation
The Compensation & Benefits Committee’s analysis in 2018 of the competitive position of our non-employee Director compensation program showed that overall compensation for non-employee Directors and the retainer for the Lead Director were below the peer group median. As a result, our Compensation & Benefits Committee recommended, and our Board of Directors approved on September 11, 2018, the following non-employee Director compensation program for 2019 to achieve an overall compensation structure in line with the peer group median:

2019 Non-Employee Director Compensation	($)
Cash Compensation(1)	$120,000
Lead Director Cash Retainer	35,000
Audit Committee Chair Cash Retainer	25,000
Committee Chair (other than Audit) Cash Retainer	20,000
Value of Deferred Share Units	185,000
(1) Increase of $5,000
Fiscal 2018 Non-Employee Director Compensation
The Compensation & Benefits Committee’s analysis in 2017 of the competitive position of our non-employee Director compensation program showed that overall compensation for non-employee Directors and the retainer for the Lead Director were below the peer group median. As a result, our Compensation & Benefits Committee recommended, and our Board of Directors approved on September 12, 2017, the following non-employee Director compensation program for 2018 to achieve an overall compensation structure in line with the peer group median.

2018 Non-Employee Director Compensation(1)	($)
Cash Compensation	$115,000
Lead Director Cash Retainer	35,000
Audit Committee Chair Cash Retainer	25,000
Committee Chair (other than Audit) Cash Retainer	20,000
Value of Deferred Share Units	185,000
(1) See columns C and D of the table on the following page.

2019 Proxy Statement - 37

The compensation of our non-employee Directors for fiscal 2018 is set forth in the following table. Mr. Gorsky is an employee of the company, and therefore, received no additional compensation for his service as a Director. For a complete understanding of the table, please read the accompanying footnotes and the narrative disclosures.

2018 Total Non-Employee Director Compensation
A	B	C	D	E	F
Name	Role for Additional Cash Retainer	Fees Earned or Paid in Cash ($)	Stock Awards (DSUs) ($)	All Other Compensation ($)	Total ($)
M. C. Beckerle	Committee Chair	$135,000	$184,940	$20,000	$339,940
D. S. Davis	Audit Committee Chair	140,000	184,940	0	324,940
I. E. L. Davis		115,000	184,940	0	299,940
J. A. Doudna(1)		78,768	0	0	78,768
M. B. McClellan		115,000	184,940	0	299,940
A. M. Mulcahy	Lead Director	150,000	184,940	20,000	354,940
W. D. Perez	Committee Chair	135,000	184,940	20,000	339,940
C. Prince	Committee Chair	135,000	184,940	20,000	339,940
A. E. Washington		115,000	184,940	20,000	319,940
R. A. Williams	Committee Chair	135,000	184,940	20,000	339,940
(1) Elected as Director in April 2018.
Fees Earned or Paid in Cash (Column C)
Elective Fee Deferrals. As described below, under the Deferred Fee Plan for Directors, non-employee directors may elect to defer payment of all or a portion of their cash retainers until termination of board membership. In 2018, Dr. Washington and Mr. Williams elected to defer their 2018 cash retainers.
Stock Awards (Column D)
Deferred Share Units - Mandatory Deferral.  All figures in column D represent the grant date fair value of Deferred Share Units (DSUs) granted to each non-employee Director on February 13, 2018. The Board approved a 2018 DSU award valued at $185,000; therefore, pursuant to the terms of the Deferred Fee Plan for Directors, each non-employee Director was granted 1,428 DSUs (rounded down to the nearest whole share). DSUs are immediately vested but must be deferred until the Director completes service as a Board member. DSUs earn additional amounts based on a hypothetical investment in our common stock, including accruing dividend equivalents in the same amount and at the same time as dividends paid on our common stock. DSUs are settled in cash upon termination of Board membership.
All Other Compensation (Column E)
Charitable Matching Contributions. The amounts reported in column E represent the aggregate dollar amount for each non-employee Director for charitable matching contributions. Non-employee Directors are eligible to participate in our charitable matching gift program on the same basis as employees, pursuant to which we contribute, on a two-to-one basis for every dollar donated, up to $20,000 per year per person to certain charitable institutions.

2019 Proxy Statement - 38

Deferred Fee Plan for Directors
Elective Fee Deferrals. Under the Deferred Fee Plan for Directors, non-employee Directors may elect to defer payment of all or a portion of their cash retainers until termination of Board membership. Deferred fees are converted into DSUs, and earn additional amounts based on a hypothetical investment in our common stock, including accruing dividend equivalents in the same amount and at the same time as dividends paid on our common stock. DSUs are settled in cash upon termination of Board membership. In 2018, Dr. Washington and and Mr. Williams elected to defer all of their cash 2018 retainers.
Deferred Compensation Balances. At December 31, 2018, the aggregate number of DSUs held in each non-employee Director’s Deferred Fee Account, including both mandatory deferrals and any elective fee deferrals, as well as dividend equivalent accruals, was as follows:

Name	Deferred Share Units (#)
M. C. Beckerle	4,820
D. S. Davis	6,519
I. E. L. Davis	11,605
J. A. Doudna	0
M. B. McClellan	8,482
A. M. Mulcahy	11,605
W. D. Perez	22,852
C. Prince	18,174
A. E. Washington	17,600
R. A. Williams	18,958

Additional Arrangements
We pay for or provide (or reimburse Directors for out-of-pocket costs incurred for) transportation, hotel, food and other incidental expenses related to attending Board and Committee meetings and Director orientation or other relevant educational programs or company meetings.
Stock Ownership Guidelines for Non-Employee Directors
The company’s stock ownership guidelines for non-employee Directors are intended to further align the Directors' interests with the interests of our shareholders. Stock ownership for the purpose of these guidelines includes shares directly owned by the Director, shares held indirectly that are beneficially owned by the Director, and DSUs. All Directors are prohibited from transacting in derivative instruments linked to the performance of our securities.

Name	Stock Ownership Guideline as a Multiple of Annual Cash Retainer	2018 Compliance with Stock Ownership Guidelines?	Ownership Threshold Met?(1)
M. C. Beckerle	5x	Yes	Yes
D. S. Davis	5x	Yes	Yes
I. E. L. Davis	5x	Yes	Yes
J. A. Doudna(2)	5x	Yes	No
M. B. McClellan	5x	Yes	Yes
A. M. Mulcahy	5x	Yes	Yes
W. D. Perez	5x	Yes	Yes
C. Prince	5x	Yes	Yes
A. E. Washington	5x	Yes	Yes
R. A. Williams	5x	Yes	Yes
(1) Non-employee Directors have five years after first becoming subject to the guidelines to achieve the required ownership threshold (2) Joined Board within past five years

2019 Proxy Statement - 39

Item 2: Advisory Vote to Approve
Named Executive Officer Compensation

☑
The Board of Directors recommends that shareholders vote, in an advisory manner, FOR approval of the compensation of our named executive officers and the executive compensation philosophy, policies and procedures described in the Compensation Discussion and Analysis (CD&A) section of this Proxy Statement.

Before you vote, we urge you to read the following for additional details on our executive compensation

• Compensation
Discussion and Analysis on pages 42 to 68

• Executive
Compensation Tables on pages 69 to 91

When casting your 2019 “Say on Pay” vote, we encourage you to consider:
•
The alignment of the 2018 compensation of our Chairman/CEO and our other named executive officers with our company’s 2018 performance
•
The pay-for-performance alignment built into the design of our incentive programs
•
Our continued evaluation of our executive compensation program
•
Our continued direct engagement with our shareholders

We recognize that executive compensation is an important matter for our shareholders. We believe our executive compensation programs are strongly aligned with the long-term interests of our shareholders.
The guiding principles of our executive compensation program continue to be:
• Competitiveness;

• Pay for Performance;

• Accountability for Short-Term and Long-Term Performance; and

• Alignment to Shareholders’ Interests.
Above all, we assess performance by reviewing not only what financial and strategic objectives were achieved but also how those results were achieved and whether they were achieved consistent with the values embodied in Our Credo.
As an advisory vote, the results of this vote will not be binding on the Board of Directors or the company. However, the Board of Directors and the Compensation & Benefits Committee values the opinions of our shareholders and will consider the outcome of the vote when making future decisions on the compensation of our named executive officers and our executive compensation philosophy, policies and procedures.
Following our 2019 shareholder meeting on April 25, 2019, the next advisory vote on executive compensation is expected to occur at the 2020 Annual Meeting of Shareholders, unless the Board of Directors modifies its policy on the frequency of holding such advisory votes.

2019 Proxy Statement - 40

Compensation Committee Report

The Compensation & Benefits Committee of the Board of Directors (the Committee) has reviewed and discussed the section of this Proxy Statement entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Committee has recommended to the Board that the section entitled “Compensation Discussion and Analysis,” as it appears on pages 42 through 68, be included in this Proxy Statement and incorporated by reference into the company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2018.

Ronald A. Williams, Chairman
D. Scott Davis
A. Eugene Washington

2019 Proxy Statement - 41

Compensation Discussion and Analysis

2019 Proxy Statement - 42

2018 Performance and Compensation
2018 SUMMARY

Our Credo
When we assess performance, we review not only what results were achieved but also how they were achieved and whether they were achieved consistent with the values embodied in Our Credo.

In 2018, we upheld Our Credo values by focusing on the needs and well-being of: our patients, consumers, and healthcare professionals who use our products; our employees; the communities in which we live and work; and our shareholders.

Company Performance
We delivered strong performance in 2018. We exceeded our financial goals and met or exceeded our strategic goals. This was driven by strong performance in our Pharmaceuticals business and improving trends in our Medical Devices and Consumer businesses.
We summarize our performance against our financial and strategic goals and the performance of each of our businesses on pages 44 to 46.

	Financial Goal	Goal	Results
	Exceeded our operational sales growth goal	3.5% - 4.5%	6.3%
	Exceeded our adjusted operational EPS growth goal	6.8% - 9.6%	10.4%
	Exceeded our free cash flow goal ($ Billions)	$17.1 - $17.9	$18.5
	Note: Operational sales growth, adjusted operational EPS growth, and free cash flow are non-GAAP measures. See page 46 for details.

Compensation Decisions for 2018 Performance
The company met or exceeded its combined financial and strategic goals. The Board recognized Mr. Gorsky’s 2018 performance by awarding him an annual performance bonus at 105% of target and long-term incentives at 105% of target. After reviewing market data and other factors, the Board kept Mr. Gorsky's salary rate unchanged at $1,650,000 per year.

		2018 Amount ($)	Percent of Target (%)
	Salary Earned	$1,642,308
	Annual Performance Bonus	3,030,000	105%
	Long-Term Incentive Awards	13,500,000	105%
	Total Direct Compensation	$18,172,308

	We describe the performance and compensation of our Chairman/CEO (including, for comparison purposes, his compensation for 2016 and 2017) on page 47 and our named executive officers on pages 48 to 52.

Update on Performance Share Unit Awards vs. Goals
Our 2016-2018 Performance Share Units (PSU) paid out at 116.4% of target driven by our 3-year Total Shareholder Return (TSR) exceeding our competitors and exceeding our operational sales and earnings per share (EPS) goals.
We describe the PSUs earned under all three of our PSU grants that were active in 2018 on pages 53 to 55.

Shareholder Outreach
Our Lead Director and management discussed our executive compensation program with our shareholders. Our shareholders continue to strongly support our program. Our “Say on Pay” vote has been 92% or more in favor since 2013. See page 56 for more detail.

Compensation Program Changes	In October 2018, we approved a policy against pledging company stock. For more details, see page 56.

2019 Proxy Statement - 43

2018 COMPANY PERFORMANCE
We delivered strong performance in 2018. We exceeded our financial goals and met or exceeded our strategic goals. This was driven by strong performance in our Pharmaceuticals business and improving trends in our Medical Devices and Consumer businesses.
We summarize the company's performance against financial and strategic goals below. We also summarize the performance of each of our businesses. We set our goals based on our long-term strategic objectives, our product portfolio and pipeline, and competitive benchmarking.

Performance against our 2018 Financial Goals
We exceeded all our financial goals in 2018. We:
•
Exceeded our operational sales growth goal.
•
Exceeded our adjusted operational earnings per share (EPS) growth goal.
•
Exceeded our free cash flow goal.
Our annual goals are set consistent with our long-term strategic objectives of growing sales faster than our competitors and earnings faster than sales.

Note: Operational sales growth, adjusted operational EPS growth, and free cash flow are non-GAAP measures. See page 46 for details.

Performance against our Long-Term Strategic Goals
We met or exceeded our strategic objectives.
•
Create Life-Enhancing Innovation: We exceeded our objectives that measure our priority innovation projects across all 3 businesses. We:
•
Enhanced our pipeline, achieving or exceeding all of our priority innovation commitments.
•
Advanced cross-sector platforms and achieved designated milestones in Eye Health innovation and our Lung Cancer initiative.
•
Invested approximately $11 billion in research and development in 2018, remaining the #1 U.S. Healthcare company in absolute R&D dollars spent.

•
Deliver Excellence in Execution: We met our objectives that measure: our priority business platforms' sales, our sales in regions offering significant growth opportunity and our product quality. We:
•
Gained or held market share in 11 of 14 key product platforms and exceeded sales growth targets in 9 of 14 of them.
•
Exceeded our sales goals in our Pharmaceutical business which drove the achievement of our Company wide growth goal, but fell short of our Medical Devices sales goal in BRIC-markets (Brazil, Russia, India, and China) and our global Consumer sales goal.
•
Delivered 100% of our quality commitments for 2018.

2019 Proxy Statement - 44

Performance against our Long-Term Strategic Goals

•
Generate Value Through Partnerships: We met our objectives that track elements we need to execute to unleash additional growth opportunities. We:
•
Created value for the company through recent acquisitions, including: Actelion, Medical Optics, and Vogue.
•
Delivered our target e-commerce sales by progressing our digital strategy and technology partnerships.
•
Met our Enterprise Standards and Productivity cumulative savings goals.
•
Met plan milestones in our supply chain transformation, which is expected to deliver significant savings.

•
Empower and Inspire our Employees: We exceeded our objectives that measure our organizational health, diversity, and reputation. We:
•
Strengthened our leadership talent pipeline, advanced diversity and our culture of inclusion, and exceeded our culture of health goals.
•
Maintained our high reputational standing, achieving our reputational index and employee engagement goals.

Performance by Business

• Pharmaceuticals exceeded its operational sales growth, operational income, and cash flow goals. In 2018, it:
•
Advanced the innovation pipeline through approval of ERLEADA® for the treatment of prostate cancer.
•
Maximized the value of our in-market brands through line extensions for DARZALEX®, XARELTO®, ERLEADA®, OPSUMIT®, and UPTRAVI®.

•
Medical Devices met its operational sales growth goal and did not meet its operational income and cash flow goals. In 2018, it:
•
Maintained or increased market share in 3 of our 4 key product platforms.
•
Managed our product portfolio: acquiring Orthotaxy to enhance our portfolio with software-enabled surgery technologies and divesting LifeScan and Advanced Sterilization Products (ASP).

•
Consumer partially met its operational sales growth goal and did not meet its operational income and cash flow goals.
•
Maintained market share in 3 of 4 product platforms.
•
Re-launched our Baby products, created value from the Vogue integration, and advanced our e-commerce capabilities.

2019 Proxy Statement - 45

Details on Non-GAAP Performance Measures

●
Operational Sales Growth: Operational Sales Growth is the sales increase due to volume and price, excluding the effect of currency translation.
◦
See page 17 of "Item 7. Management’s Discussion and Analysis of Results of Operations and Financial Conditions” of our Annual Report on Form 10-K for the fiscal year ended December 30, 2018 (2018 Form 10-K) for our operational sales growth.

		2018 Operational Sales Growth %
	Sales Growth Currency Translation	6.7% (0.4%)
	Operational Sales Growth	6.3%

●
Free Cash Flow: Free cash flow is the net cash from operating activities less additions to property, plant and equipment. The figures are rounded for display purposes.
Cash flow from operating activities                  $22.2 billion
Additions to property, plant and equipment      -$3.7 billion
Free Cash Flow                                            $18.5 billion

●
Adjusted Operational EPS Growth: Adjusted EPS and adjusted operational EPS are non-GAAP financial measures.
◦
Adjusted EPS excludes special items and intangible amortization expense as disclosed in Exhibit 99.2O to the company’s Current Report on Form 8-K dated January 22, 2019 and in “Reconciliation of Non-GAAP Financial Measures” of our 2019 Annual Report included in our proxy materials.
◦
Adjusted operational EPS growth also excludes the effect of currency translation.
◦
Below is a reconciliation of diluted EPS (the most directly comparable U.S. GAAP measure) to adjusted EPS and adjusted operational EPS.

		2018 Actual $ per share	% Change vs. Prior Year*
	Diluted EPS Special Items and Intangible Amortization Expense	$5.61 2.57
	Adjusted EPS Currency Translation	8.18 (0.12)	12.1%
	Adjusted Operational EPS	8.06	10.4%

	* Prior year Adjusted EPS = $7.30

2019 Proxy Statement - 46

CEO PERFORMANCE AND COMPENSATION DECISIONS

Alex Gorsky: Chairman, Board of Directors and Chief Executive Officer

Performance:
The Board based its assessment of Mr. Gorsky’s performance primarily upon its evaluation of the company’s performance. The company met or exceeded its combined financial and strategic goals in 2018 under Mr. Gorsky’s leadership, as summarized under “2018 Company Performance” on pages 44 through 46.
In addition to our company’s overall performance, the Board evaluated Mr. Gorsky’s performance against a set of strategic priorities. Mr. Gorsky:
•
Delivered on our financial, quality, and innovation commitments.
•
Drove sales growth in the face of pricing pressures and shifting consumer dynamics.
•
Managed our business portfolio with key acquisitions and divestitures.
•
Advanced the value of our product pipeline.
Compensation Decisions for 2018 Performance:
The Board’s compensation decisions for Mr. Gorsky reflect its assessment of his 2018 performance. The Board recognized Mr. Gorsky’s 2018 performance by awarding him an annual performance bonus at 105% of target and long-term incentives at 105% of target. After reviewing market data and other factors, the Board kept Mr. Gorsky's salary rate unchanged at $1,650,000 per year.
Mr. Gorsky’s total direct compensation for 2018 and, for comparison purposes, his total direct compensation for 2016 and 2017 are displayed in the table below.

	2016		2017		2018
	Amount ($)	Percent of Target (%)	Amount ($)	Percent of Target (%)	Amount ($)	Percent of Target (%)
Salary Earned	$1,600,000		$1,600,000		$1,642,308
Annual Performance Bonus	3,780,000	135%	3,080,000	110%	3,030,000	105%
Long-Term Incentive Awards	16,848,019	135%	14,352,000	115%	13,500,000	105%
Total Direct Compensation	$22,228,019		$19,032,000		$18,172,308

Please see pages 49 to 52 for details on the awards and total direct compensation.
2019 Long-Term Incentive Target (2020 Grant): The Board increased the CEO's 2019 long-term incentive target (for the 2020 grant) from 780% to 820% of salary based on its annual review of market data.

2019 Proxy Statement - 47

OTHER NAMED EXECUTIVE OFFICER PERFORMANCE

The Compensation & Benefits Committee based its assessment of each of the other named executive officers upon its evaluation of the company’s performance and the individual performance of each named executive officer. Each of the named executive officers contributed to the company’s performance as a member of the Executive Committee and as a leader of a business or a function. See pages 44 through 46 for the Committee’s evaluation of the company’s performance for 2018.

Joseph Wolk: Executive Vice President, Chief Financial Officer
In addition to his contribution to our company’s overall performance, Mr. Wolk:
•	Successfully transitioned into the CFO role, expanding the internal and external presence of the CFO office.
•	Led the financial analyses for all acquisition and divestiture transactions.
•	Executed a coordinated investor outreach covering our fundamental business conditions.

Paulus Stoffels, M.D.: Vice Chairman of the Executive Committee, Chief Scientific Officer
In addition to his contribution to our company’s overall performance, Dr. Stoffels:
•	Delivered continued pharmaceutical pipeline growth through internal R&D, licensing and acquisitions.
•	Accelerated innovative product development across J&J in Medical Device, Vision and Consumer.
•	Advanced the J&J Global Public Health portfolio in Tuberculosis, HIV and Ebola.

Joaquin Duato: Vice Chairman of the Executive Committee
In addition to his contribution to our company’s overall performance, Mr. Duato:
•	Exceeded all financial goals (sales, income, and cash flow) for Pharmaceuticals, delivering above market performance and the 8th consecutive year of sales growth.
•	Integrated key acquisitions and increased the value of our product pipeline.
•	Began oversight of Consumer, Supply Chain, IT, Health & Wellness and Global Services businesses with focus on strategic priorities, capabilities and talent.

Michael Ullmann: Executive Vice President, General Counsel
In addition to his contribution to our company’s overall performance, Mr. Ullmann:
•
Led the Law Department in managing its extensive litigation portfolio, including reversal of significant adverse judgments, prevailing in significant litigation, and settling high profile investigations and disputes.

•	Oversaw legal support of all innovation, including acquisition, divestiture and licensing transactions and a record number of patent applications and issuances.
•	Led the organization in meeting all key healthcare compliance obligations and commitments and enhancing compliance and privacy controls and processes.

Former Executive Officers:

• Dominic Caruso: Mr. Caruso, our former Chief Financial Officer, retired on August 31, 2018. • Sandra Peterson: Ms. Peterson, our former EVP, Group Worldwide Chairman, retired on October 1, 2018.

2019 Proxy Statement - 48

COMPENSATION DECISIONS FOR 2018 PERFORMANCE
Our Compensation Decision Process
In January and February of each year, we assess the performance of our named executive officers and we determine the:

•	Annual performance bonus earned for the prior year’s performance,

•	Long-term incentive award granted in the first quarter of the year based on the prior year's performance, and

•	Salary rate for the upcoming year.
The independent members of the Board approve the compensation decisions for the Chairman/CEO. The Compensation & Benefits Committee approves the compensation decisions for all other named executive officers.
In the tables on page 50 to 52, we summarize the decisions regarding the annual performance bonuses, long-term incentive awards, and salary rates. We also show the 2018 total direct compensation. We believe that these tables best summarize the actions taken on the named executive officers’ compensation for the performance year.
Reconciliation of Our CEO's 2018 Total Direct Compensation to the 2018 Summary Compensation Table
Most of the amounts required by the U.S. Securities and Exchange Commission’s (SEC) rules to be reported in the “2018 Summary Compensation Table” on page 69 are the result of compensation decisions from prior years, earnings from prior long-term incentive awards, or participation in long-standing pension programs as follows.

•
Stock Awards and Option Awards are grants made in 2018 based on performance in 2017. For PSUs, grants from 2017 and 2016 are also included for the portion of the awards based on 2018 sales (since they were considered granted in 2018 according to U.S. accounting rules).

•	Non-Equity Incentive Plan Compensation includes dividend equivalent payments on our legacy cash-based long-term incentive plans. We stopped granting cash-based long-term incentives in 2012.

•	Change in Pension Present Value is not paid currently and the amount is highly sensitive to changes in mortality and interest rate assumptions.

•	Non-Qualified Deferred Compensation Earnings is the growth in value of our legacy cash-based long-term incentive plans above a reference rate. We stopped granting these long-term incentives in 2012.
In the table below, we show the 2018 total direct compensation for our Chairman/CEO shown on page 50, the total from the “Summary Compensation Table” on page 69, and the differences between the two amounts as described above.

Reconciliation of Our CEO's 2018 Total Direct Compensation to Summary Compensation Table (SCT) Total
2018 Total Direct Compensation	$18,172,308
Long-Term Incentives granted in 2019 for 2018 Performance	(13,500,000)
Stock Awards and Option Awards granted in 2018 based on 2017 performance (included in SCT columns D and E)	14,625,057
Dividend Equivalents on legacy cash-based long-term incentives (included in SCT column F)	540,497
Change in Pension Present Value (included in SCT column G)	0
Non-Qualified Deferred Compensation Earnings (included in SCT column G)	0
All Other Compensation (included in SCT column H)	259,710
Total from Summary Compensation Table (included in SCT column I)	$20,097,572

2019 Proxy Statement - 49

2018 Total Direct Compensation
In the table below, we show the salary paid during 2018 and the annual performance bonus and long-term incentive grant approved on February 11, 2019 for performance in 2018 for each named executive officer.

A	B	C	D	E
	Cash		Equity
Name	Salary Earned ($)	Annual Performance Bonus ($)	Long-Term Incentive ($)	Total Direct Compensation ($)
A. Gorsky	$1,642,308	$3,030,000	$13,500,000	$18,172,308
J. Wolk	597,542	728,000	3,940,000	5,265,542
P. Stoffels	1,178,300	1,550,000	6,800,000	9,528,300
J. Duato	934,046	1,400,000	6,580,000	8,914,046
M. Ullmann	788,077	835,000	2,920,000	4,543,077
D. Caruso	630,538	0	0	630,538
S. Peterson	808,500	1,005,500	0	1,814,000
Salary Earned (Column B)
Column B includes the base salaries paid during 2018.
Annual Performance Bonus (Column C)
Based on 2018 company performance and individual performance as discussed on pages 44 to 48, the Board and the Committee awarded annual performance bonuses on February 11, 2019 ranging from 105% to 132% of target for the named executive officers. See the “2018 Grants of Plan-Based Awards” table on page 76 for the target bonus amounts.
Mr. Caruso retired on August 31, 2018 and was not eligible for an annual performance bonus for 2018 since he retired before October 1st. Ms. Peterson retired on October 1, 2018 and received a prorated annual performance bonus based on working three-quarters of the year during 2018.
Long-Term Incentive Awards (for 2018 performance) (Column D)
The Board and the Committee granted long-term incentive awards on February 11, 2019 (ranging from 105% to 140% of target) to the named executive officers based on their 2018 performance, impact on the company’s long-term results, competitive market data, and long-term potential within the organization.
In the table below, we show: the total long-term incentive awards granted; the weighting of Performance Share Units (PSUs), Options, and Restricted Share Units (RSUs); and the individual award values.

Name	PSUs ($)	Options ($)	RSUs ($)	Total Long-Term Incentives ($)
Award Weight	60%	30%	10%	100%
A. Gorsky	$8,100,000	$4,050,000	$1,350,000	$13,500,000
J. Wolk	2,364,000	1,182,000	394,000	3,940,000
P. Stoffels	4,080,000	2,040,000	680,000	6,800,000
J. Duato	3,948,000	1,974,000	658,000	6,580,000
M. Ullmann	1,752,000	876,000	292,000	2,920,000

2019 Proxy Statement - 50

In the table below, we show the number of shares of PSUs, options, and RSUs granted. We determine the number of shares for each type of long-term incentive by dividing the dollar amount by the fair value per share and rounding to the nearest whole share.

Name	PSUs (#)	Options (#)	RSUs (#)
Fair Value	$121.305	$17.805	$121.305
A. Gorsky	66,774	227,464	11,129
J. Wolk	19,488	66,386	3,248
P. Stoffels	33,634	114,575	5,606
J. Duato	32,546	110,868	5,424
M. Ullmann	14,443	49,200	2,407

Details on Long-Term Incentive Fair Values
•	PSU Fair Value:
	•	$121.305 was the estimated grant date fair value used to determine the number of PSUs granted.
	•	We assumed the estimated grant date fair value per PSU to be equal to the estimated grant date fair value per RSU to determine the number of PSUs, because:
• The RSU fair value equals the value of a PSU at 100% of target.
•
The fair values for the portions of the PSU award tied to the sales goals for the second and third years of the performance period are determined at the beginning of the second and third years when the sales goals for those years are set.

•	Option Fair Value:
	•	$17.805 was the grant date fair value used to determine the number of options granted.
	•	$131.94 was the option exercise price based on the average of the high and low prices of our common stock on the NYSE on the grant date.
	•	We used the Black-Scholes option valuation model to calculate the grant date fair value with the following assumptions:
• 16.27% volatility based on a blended rate of historical average volatility and implied volatility based on at-the-money traded Johnson & Johnson stock options with a life of two years.
• 2.80% dividend yield.
• 2.56% risk-free interest rate based on a U.S. Treasury rate of seven years.
• 7-year option life.
•	RSU Fair Value:
	•	$121.305 was the grant date fair value used to determine the number of RSUs granted.
•
We determined the grant date fair value for the RSU awards based on the average of the high and low prices of our common stock on the NYSE on the grant date ($131.94), discounted by an expected dividend yield of 2.80% since dividends are not paid on the RSUs prior to vesting.

2019 Proxy Statement - 51

2019 Salary Rates
We do not guarantee annual salary increases and they are not automatic. The Board and the Committee reviewed performance, market data, responsibilities, and experience in determining the base salary rates for our named executive officers. Based on these factors, the Board and Committee kept Mr. Gorsky's salary rate unchanged for 2019 and adjusted the 2019 salary rates for Mssrs. Wolk, Duato and Ullmann.
Effective January 1, 2019, we discontinued the $320,000 annual stipend for Dr. Stoffels and increased his base salary rate by $44,200. See “Limited Employment Arrangement and Agreements” on page 67 for details.
The following table shows the annual base salary rate approved for each named executive officer. The annual base salary rates are all effective as of February 25, 2019 except for Dr. Stoffels’ which is effective as of January 1, 2019.

Name	2018 Base Salary Rate ($)	2019 Base Salary Rate ($)
A. Gorsky	$1,650,000	$1,650,000
J. Wolk	750,000	805,000
P. Stoffels	1,178,300	1,222,500
J. Duato	940,000	975,000
M. Ullmann	795,000	819,000

2019 Proxy Statement - 52

2018 UPDATE ON PERFORMANCE OF PERFORMANCE SHARE UNIT AWARDS VERSUS GOALS
In 2018, we completed the first year of the PSU performance period for our 2018-2020 awards, the second year of the PSU performance period for our 2017-2019 awards, and the third year of the PSU performance period for our 2016-2018 awards.
Performance Share Units Earned to Date
In the table below, we show the PSUs earned to date highlighting the contribution of the performance periods completed in 2018. We determine the number of PSUs earned based on our adjusted operational EPS and relative Total Shareholder Return (TSR) performance at the end of the 3-year performance period. We pay out earned PSUs at the end of the 3-year performance period.

		PSUs Earned Based on Performance to Date
Performance Period and Performance Measures	Weight	2016	2017	2018	2019	2020	Total
2016 - 2018 Performance Share Units
Operational Sales	1/3rd	118.2%	95.0%	145.3%			39.8%
Cumulative Adjusted Operational EPS	1/3rd	108.6%					36.2%
Relative TSR	1/3rd	121.0%					40.3%
Total							116.4%
2017 - 2019 Performance Share Units
Operational Sales	1/3rd		95.0%	145.3%	TBD 2019		26.7%
Cumulative Adjusted Operational EPS	1/3rd		TBD 2017-2019				0.0%
Relative TSR	1/3rd		TBD 2017-2019				0.0%
Total							26.7%
2018 - 2020 Performance Share Units
Operational Sales	1/3rd			145.3%	TBD 2019	TBD 2020	16.1%
Cumulative Adjusted Operational EPS	1/3rd			TBD 2018-2020			0.0%
Relative TSR	1/3rd			TBD 2018-2020			0.0%
Total							16.1%
Note: The percentages above are rounded to one decimal for display purposes.

PSU Performance versus Goals for Performance Periods Completed in 2018

	2018 Operational Sales Goal		2016 - 2018 Cumulative Adjusted Operational EPS Goal		2016 - 2018 Relative TSR Goal
Level	Operational Sales ($ Millions)	PSUs Earned (% of target)	Cum. Adj. Op. EPS	PSUs Earned (% of target)	Relative TSR	PSUs Earned (% of target)
Maximum	$83,475	200%	$22.94	200%	10.0 % points	200%
Target	79,500	100	20.85	100	0.0 % points	100
Threshold	75,525	50	18.77	50	(10.0) % points	50
<Threshold	< 75,525	0	< 18.77	0	< (10.0) % points	0
Result	$81,301	145.3%	$21.03	108.6%	2.1% points	121.0%
Note: Operational sales and cumulative adjusted operational EPS are non-GAAP measures. See page 55 for details.
If performance falls between threshold and target or between target and maximum, we determine the percentage of target earned using interpolation. If performance is below threshold for a goal, the percentage of target earned for that goal is 0%. If TSR is negative, the percentage of target earned based on TSR performance would be capped at 100%.

2019 Proxy Statement - 53

Our PSU Goal Setting Process
Our PSU goals support our long-term objectives to grow sales faster than our competitors and grow earnings faster than sales. Sales growth drives quality EPS growth and quality EPS growth drives shareholder value creation through increased total shareholder return.
During the first quarter of the year, the Committee establishes the goals for the next PSU award 3-year cycle. It reviews the company’s performance against the PSU goals on a quarterly basis. Following year-end, the Committee certifies the result for the year’s operational sales performance and certifies the EPS and TSR results for the completed 3-year award cycle.
Our PSU goals are based on our long-term strategic plan and take into account our product portfolio and pipeline, anticipated healthcare market growth and other external factors, including the competitive landscape. The sales goal is set to align with the annual guidance provided to the investment community. The EPS goal is set based on the operational EPS guidance for the first year that is provided to the investment community and sales and EPS targets included in our strategic plan for the second and third years of the performance period. The 3-year TSR goal is set at meeting the performance of our Competitor Composite Peer Group. See page 63 for more information on our Competitor Composite Peer Group.
Our annual operational sales goals are based on actual sales from the prior year and then aligned to the company’s annual operational sales growth guidance. Currency had a positive impact of approximately $0.3 billion on the 2017 sales base used to set the 2018 operational sales growth goal. The following table shows the 2017 operational and reported sales, the 2017 impact of currency, and the 2018 operational sales goal.

($ Millions)
Base Year Sales
2017 Operational Sales	$76,182
Currency Translation	268
2017 Reported Sales	$76,450
2018 Operational Sales Goal
2018 Operational Sales Growth Goal	4.0%
2018 Operational Sales Goal	$79,500

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Details on Non-GAAP PSU Performance Measures
●
2018 Operational Sales Performance: Operational sales growth is the sales increase due to volume and price, excluding the effect of currency translation. The following is a reconciliation of operational sales to reported sales (the most directly comparable GAAP measure).

		($ millions)
		2018 Reported Sales	$81,581
		Currency Translation	(280)
		2018 Operational Sales	$81,301

●	2016-2018 Cumulative Adjusted Operational EPS Performance: The following is a reconciliation of 2016-2018 cumulative reported EPS to cumulative adjusted operational EPS:

			($)
		Reported EPS	$12.01
		Special Items and intangible amortization expense	10.20
		Non-GAAP EPS	22.21
		Currency Translation	(0.10)
		PSU Plan Adjustments	(1.08)
		Cumulative Adjusted Operational EPS	$21.03

		Special items and intangible amortization expense	($)
		2016	$0.80
		2017	6.83
		2018	2.57
		2016 - 2018 Total	$10.20

	●
PSU plan adjustments: (1) significant acquisitions, divestitures, share repurchases, and changes in accounting rules or tax laws that impact adjusted operational EPS results by more than 1%; and (2) earnings from products that were not approved when the targets were set.

●	2016-2018 Relative TSR Performance:

		TSR from January 1, 2016 to December 31, 2018	(%)
		Johnson & Johnson	12.8%
		Competitor Composite Peer Group	10.7%
		Relative TSR Performance (J&J minus Competitor Composite Peer Group)	2.1% points

	●	TSR performance is calculated using trailing 20-day average closing stock prices.

2019 Proxy Statement - 55

SHAREHOLDER OUTREACH AND OUR COMPENSATION PROGRAM

In 2018, we held an annual advisory vote to approve named executive officer compensation, commonly known as “Say on Pay.” Since 2013, 92% or more of the votes cast voted in favor of our executive compensation program, as disclosed in our Proxy Statements. We believe that this continued strong support for the named executive officer compensation resulted from our direct engagement with our shareholders and the changes we made to our executive compensation program over the past several years.
We regularly consider the feedback from our shareholders and we continue to evaluate our executive compensation program. During 2018, we continued our shareholder outreach on our executive compensation program. Our Lead Director and members of senior management had discussions with a diverse mix of U.S. and international institutional shareholders on our executive compensation program. We describe our shareholder engagement, feedback, and our responses on page 26 under “Shareholder Engagement”.

Change in 2018
On October 18, 2018 the Board of Directors approved the Johnson & Johnson Policy Against Pledging Company Stock. This policy prohibits the pledging of Johnson & Johnson shares by directors and executive officers. Prior to adopting the new anti-pledging policy, Dr. Stoffels had pledged 30,000 shares as security. The Compensation & Benefits Committee grandfathered this pledge.
The policy is available at: http://www.investor.jnj.com/gov.cfm.

2019 Proxy Statement - 56

Executive Compensation Philosophy
KEY FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM
We believe that our executive compensation program includes key features that align the interests of the named executive officers with our shareholders and does not include features that could misalign their interests.

What We Do		What We Don't Do

✓	Align CEO pay with company performance	✗	No automatic or guaranteed annual salary
increases
✓	Align the majority of named executive officer pay
	with shareholders through long-term incentives	✗	No guaranteed bonuses or long-term incentive
awards
✓	Balance short-term and long-term incentives
		✗	No above-median targeting of executive
✓	Cap incentive awards		compensation

✓	Require executives to own significant amounts of	✗	No change-in-control benefits
company stock
		✗	No tax gross-ups (unless they are provided
✓	Employ a compensation recoupment policy		pursuant to our standard relocation practices)
applicable to our named executive officers
		✗	No option repricing without shareholder
✓	Actively engage with our shareholders		approval

✓	Engage an independent compensation consultant	✗	No hedging or pledging of company stock
reporting directly to the Committee
		✗	No long-term incentive backdating

		✗	No dividend equivalents on unvested long-term
incentives

GUIDING PRINCIPLES
We design our executive compensation programs to achieve our goals of attracting, developing, and retaining global business leaders who can drive financial and strategic growth objectives and build long-term shareholder value. We use the following guiding principles to design our compensation programs:

•	Competitiveness: We compare our practices against appropriate peer companies that are of similar size and complexity, so we can continue to attract, retain, and motivate high-performing executives.

•	Pay for Performance: We tie annual bonuses and long-term incentive grants to the performance of: our company, the individual’s business unit or function, and the individual.

•
Accountability for Short-Term and Long-Term Performance: We structure performance-based compensation to reward an appropriate balance of short-term and long-term financial and strategic business results, with an emphasis on managing the business for long-term results.

Our Board is responsible for oversight of risk management (including product development, supply chain, and quality risks) as described under “Board Oversight of Strategy and Risk” on pages 23 through 25. Our compensation program’s emphasis on long-term value helps to reduce the possibility that our executives make excessively risky business decisions that could maximize short-term results at the expense of long-term value.

•	Alignment to Shareholders’ Interests: We structure performance-based compensation to align the interests of our named executive officers with the long-term interests of our shareholders.

2019 Proxy Statement - 57

Components of Executive Compensation
BASE SALARY, ANNUAL PERFORMANCE BONUS, AND LONG-TERM INCENTIVES
In the table below, we describe the components of our total direct compensation, how we determine their size, and why we pay them.

Component	Form	Vesting / Performance Period	How Size is Determined			Why We Pay Each Component
Base Salary	Cash	Ongoing	●	We base salary rates on:		●	Recognize job responsibilities
				●	Competitive data
				●	Scope of responsibilities
				●	Work experience
				●	Time in position
				●	Internal equity
				●	Individual performance
Annual Performance Bonus	Cash	1 year	●	We set target awards as a percent of salary based on competitive data		●	Motivate attainment of our near-term priorities, consistent with our long-term strategic plan
			●	We determine award payouts based on business and individual performance
Long-Term Incentives	Equity	3 years (options: 10-year term)	●	We set target awards as a percent of salary based on competitive data		●	Motivate attainment of our long-term goals, TSR, and share price growth
			●	We grant long-term incentives based on business and individual performance, contribution, and long-term potential		●	Retain executives
			●	We determine payouts based on achievement of long-term operational goals, TSR, and share price appreciation

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Long-Term Incentives
In the table below, we describe the forms of long-term incentive we use for our named executive officers, their weighting, performance periods, how the payouts are determined and why we use them.

Long-Term Incentive Form	2018 Mix	Vesting / Performance Period		How Payouts are Determined		Why We Use Them
Performance	60%	●	0% to 200%	●	Measures and Weight:	●	Aligns with our long-term objectives
Share Units			vested 3 years		● 1/3 Sales: 1-year Operational		of growing sales faster than our
			after grant		Sales for each year of the 3-year		competitors and earnings faster
					performance period		than sales
					● 1/3 Earnings per Share: 3-year Cumulative Adjusted Operational EPS	●	Ensures quality earnings growth by motivating top line and bottom line growth
					● 1/3 Relative Total Shareholder	●	Reflects overall TSR outcomes
					Return: 3-year Compound Annual		relative to our competitors
					Growth Rate versus the	●	Ties PSU value directly to the
					Competitor Composite Peer Group		share price
				●	Share Price
Options	30%	●	100% vested	●	Share price appreciation	●	Motivates share price appreciation
			3 years after				over the long-term
			grant			●	Reinforces emphasis on long-term growth aligned with our objectives
		●	10-year term
Restricted Share Units	10%	●	100% vested	●	Share price	●	Ties RSU value directly to the share price
3 years after
grant
Notes:

•	Operational sales and cumulative adjusted operational EPS are non-GAAP measures. See page 55 for details.

•	No dividend equivalents are paid on our PSUs, stock options, or RSUs.

2019 Proxy Statement - 59

Long-Term Incentive Vesting and Treatment upon Termination
Our long-term incentives vest 100% on the third anniversary of the grant date. In addition, we do not pay out our PSUs until we determine the percent of target PSUs that have been earned based on performance.
The treatment of our long-term incentives upon termination varies depending on the termination circumstances, as follows:

Termination	Eligibility		Eligible Named Executive Officers	Voluntary Termination	Involuntary Termination Without Cause	Involuntary Termination with Cause		Death	Disability
Qualifying Separation	●	Termination of employment at age 62 or later, or	Gorsky Stoffels Duato Ullmann Caruso	●	Grants within 6 months prior to termination would be forfeited.	●	All vested and unvested equity awards would be forfeited.	●	All equity awards would become vested on the termination date.
	●	Termination of employment after attainment of age 55 and at least 10 years of service with at least 5 years of consecutive service immediately before termination of employment.		●	Other equity awards would become vested on their normal vesting dates.			●	Options would remain exercisable for their remaining terms.
				●	Options would remain exercisable for their remaining terms.			●	Accelerated PSUs would be paid out at 100% of target with a “top up” at the end of the performance period if the payout exceeds target.
Non-Qualifying Separation (age 55-61)	●	Termination of employment after attainment of age 55, but before age 62 and without meeting the service requirements for Qualifying Separation.	Peterson (1)	●	All unvested equity incentives would be forfeited.
				●	Vested options would remain exercisable for up to three years.
Non-Qualifying Separation (Under age 55)	●	Termination of employment before attainment of age 55.	Wolk	●	All unvested equity incentives would be forfeited.
				●	Vested options would remain exercisable for up to three months.
(1) Ms. Peterson retired on October 1, 2018. She forfeited all of her unvested equity awards except for a prorated portion of her 2018 equity award as described below.
Non-Competition and Non-Solicitation
Long-term incentive awards granted in 2018 and later are subject to enhanced forfeiture and repayment provisions if an employee violates non-competition or non-solicitation agreements, as follows:

Competition with the Company		Impact on Long-Term Incentive Awards
●	Violating the non-competition provisions of the award agreement during employment or within 18 months of termination.	●	Forfeit vested and unvested PSUs, options, and RSUs.
●	Violating any other non-competition or non-solicitation agreement an employee has with the company.	●	Repay any PSUs or RSUs vested or options exercised within the 12 months prior to the violation.
Involuntary Termination due to Specified Divestiture or Reduction in Force
• Specified Divestiture: A Specified Divestiture is a divestiture where the acquirer does not replace the awards that would be forfeited.

•	Reduction in Force: A Reduction in Force is a termination of employment due to position elimination or plant closing.
Long-term incentive awards granted in 2018 and later are pro-rated and vested in the event of a Specified Divestiture or Reduction in Force, as follows:

•	Pro-ration: Awards would be prorated in proportion to the time worked during the vesting period.

•
Vesting: PSU and RSU awards would become available on their normal vesting dates. Option vesting would be accelerated as of the date of termination and the options would remain exercisable for up to three months.

•
Coordination with Qualifying Separations: If an employee’s termination is also a Qualifying Separation, any of the employee’s awards that would have been forfeited because they were granted within 6 months prior to termination would receive the pro-ration and vesting treatment described above.

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EXECUTIVE PERQUISITES & OTHER BENEFITS
Our named executive officers participate in the same employee benefits provided to all other non-union U.S. employees. In addition, they participate in the following benefits and perquisites:

•
Executive Life Insurance: Effective January 2015, we closed this program to new participants. We grandfathered prior participants. Messrs. Gorsky, Ullmann, Caruso, and Dr. Stoffels participated in the program in 2018.

•
Personal Use of Company Aircraft and Cars: Our named executive officers may use company aircraft for limited personal travel and company cars and drivers for commuting and other personal transportation. These perquisites are intended to enhance productivity, minimize distractions, and ensure the safety of our executives.

The incremental cost to the company to provide these perquisites is included in the perquisites and other personal benefits table on page 75. These values are not paid to our named executive officers. For example, approximately 63% of our CEO’s 2018 personal use of corporate aircraft value was fuel costs and approximately 37% was landing fees, handling charges, crew expenses, and other incidentals. Approximately 76% of his 2018 personal use of the company car was overtime paid to the driver and approximately 24% was fuel costs and tolls.

•	Home Security: We reimburse limited home security system related fees.
We detail the executive life insurance premiums paid, values of personal use of company aircraft and cars, and home security related costs in the perquisites and other personal benefits table on page 74. Our named executive officers pay the income taxes due on the value of these benefits and perquisites.
COMPENSATION TARGET SETTING PROCESS AND PAY POSITION
Before each year begins, we set compensation targets to ensure that we can compete for talent and to maintain internal equity among positions with similar responsibilities. We conduct an annual review of publicly available information and executive compensation surveys to determine current pay levels among the Executive Peer Group. The Committee reviews market data to understand how our target pay levels compare to benchmark positions, but does not target total compensation to a specific percentile of the Executive Peer Group.
2018 PAY MIX AT TARGET
Our pay mix at target for our named executive officers is a result of our compensation targets that emphasize long-term versus short-term compensation.

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Peer Groups for Pay and Performance
We use two peer groups for executive compensation:

•	Executive Peer Group: We use the Executive Peer Group to assess the competitiveness of the compensation of our named executive officers.

•	Competitor Composite Peer Group: We use the Competitor Composite Peer Group to evaluate the relative performance of our company.
As described below, the two peer groups vary because executive compensation levels and practices are influenced by business complexity and company size. Most of our business competitors are smaller than Johnson & Johnson or even each of our individual businesses.
EXECUTIVE PEER GROUP
The Committee compares our executive compensation levels and practices to those of the Executive Peer Group companies. It consists of companies that generally: are similar to Johnson & Johnson's size and scope; have executive positions similar to ours; and compete with us for executive talent. The Committee reviews the composition of the Executive Peer Group annually.
We compare our salaries, annual performance bonuses, long-term incentives, total direct compensation, benefits, perquisites and other compensation to the Executive Peer Group companies.
We do not include non-U.S. companies because comparable compensation data for the named executive officers is not available. We also do not include companies in industries whose compensation programs are not comparable to our programs, such as the financial services or oil and gas industries.
The following table lists the 2018 Executive Peer Group companies, their business characteristics, and Johnson & Johnson’s rankings among these companies. Each company’s figures are for the most recent four fiscal quarters. Market capitalization is as of December 31, 2018. Johnson & Johnson ranks in the top quartile of the peers for revenue and market capitalization.
Effective 2019, Eli Lilly and Company and Bristol-Myers Squibb Company will be removed and replaced with AT&T Inc. and AbbVie Inc.

Company (Ticker Symbol)	Revenue ($ Millions)	Net Income ($ Millions)	Market Cap ($ Billions)	Common Industry (Y/N)(1)	Gross Margin (>40%)	Inter-national Sales (> 33%)	Business Complexity(2)	R&D % of Sales (>or = 5%)
3M Company (MMM)	$32,765	$5,349	$111	✓	✓	✓	✓	✓
Abbott Laboratories (ABT)	30,578	2,368	127	✓	✓	✓	✓	✓
The Boeing Company (BA)	101,127	10,460	183			✓	✓
Bristol-Myers Squibb Company (BMY)	22,561	4,952	85	✓	✓	✓	✓	✓
Cisco Systems, Inc. (CSCO)(3)	50,825	12,865	195		✓	✓	✓	✓
The Coca-Cola Company (KO)	31,856	6,434	202	✓	✓	✓
Eli Lilly and Company (LLY)	32,753	5,687	123	✓	✓	✓	✓	✓
General Electric Company (GE)	121,615	(22,443)	66	✓		✓	✓
Intel Corporation (INTC)	70,848	21,053	214		✓	✓	✓	✓
International Business Machines Corporation (IBM)	79,591	8,728	103		✓	✓	✓	✓
Medtronic PLC (MDT)(3)	30,555	4,919	122	✓	✓	✓	✓	✓
Merck & Co., Inc. (MRK)	42,294	6,220	199	✓	✓	✓	✓	✓
Microsoft Corporation (MSFT)(4)	118,459	33,541	785	✓	✓	✓	✓	✓
PepsiCo, Inc. (PEP)	64,661	12,515	156	✓	✓	✓
Pfizer Inc. (PFE)	53,647	11,153	252	✓	✓	✓	✓	✓
The Procter & Gamble Company (PG)(4)	66,912	10,795	229	✓	✓	✓	✓
United Technologies Corporation (UTX)	66,501	5,269	92			✓	✓
Johnson & Johnson (JNJ)	81,581	15,297	346	✓	✓	✓	✓	✓
Johnson & Johnson's Ranking	4th	3rd	2nd
Johnson & Johnson's Percentile Rank	82%	88%	94%

(1)	Common Industry means that the company is in an industry similar to one of Johnson & Johnson’s business segments: pharmaceutical, medical devices or consumer packaged goods.

(2)	Business Complexity means the company is a complex organization with multiple product lines.

(3)	Used last four calendar quarters ending January 25, 2019 for Medtronic, plc. and January 26, 2019 for Cisco Systems, Inc.

(4)	Used last four calendar quarters ending December 31, 2018 for The Procter & Gamble Company and Microsoft Corporation.

2019 Proxy Statement - 62

COMPETITOR COMPOSITE PEER GROUP
The Committee compares overall company performance to the weighted performance of the Competitor Composite Peer Group companies. For example, when we set the sales goals for our businesses, we compare the sales of our individual businesses to the total sales of their industry competitors. For the TSR component of our PSUs, we weight the TSR within the three business groups by market capitalization and weight the three business groups using our sales mix each year. We include each of the peer companies in only one of the business groups for the TSR comparison.
These companies compete with one, or more, of our three businesses. We evaluate the peer group on an ongoing basis and update it as necessary. We select the companies based on the following criteria and financial metrics:

•	Product Relevance

•	Financial Comparison: Sales growth, net income growth and margin, EPS growth, and TSR

•	Global Presence
The following table lists the 2018 Competitor Composite Peer Group companies by business.

Pharmaceuticals	Medical Devices	Consumer

• AbbVie Inc. • Amgen Inc. • AstraZeneca plc • Bristol-Myers Squibb Company • Eli Lilly and Company • GlaxoSmithKline plc • Merck & Co., Inc. • Novartis AG • Pfizer Inc. • Roche Holding AG (Pharm Rx only) • Sanofi
•
Abbott Laboratories
•
Becton, Dickinson and Company
•
Boston Scientific Corporation
•
Edwards Lifesciences Corporation
•
Medtronic PLC
•
The Cooper Companies, Inc.
•
Roche Holding AG (Diabetes)
•
Smith & Nephew plc
•
Stryker Corporation
•
Zimmer Biomet Holdings, Inc.

•
Beiersdorf AG
•
Bayer AG (Consumer Healthcare)
•
Colgate-Palmolive Company
•
GlaxoSmithKline plc (Consumer Healthcare)
•
The L’Oréal Group
•
Pfizer Inc. (Consumer Healthcare)
•
The Procter & Gamble Company
•
Reckitt Benckiser Group plc
•
Sanofi (Consumer Healthcare)
•
Unilever plc

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Compensation Decision Process
IMPORTANCE OF CREDO VALUES IN ASSESSING PERFORMANCE
Since 1943, the Johnson & Johnson Credo has guided us in fulfilling our responsibilities to our customers, employees, communities, and shareholders. In assessing our named executive officers’ contributions to Johnson & Johnson’s performance, the Committee not only looks to results-oriented measures of performance, but also considers how those results were achieved. It considers whether the decisions and actions leading to the results were consistent with the values embodied in Our Credo and the long-term impact of their decisions.
Credo-based behavior is not something that can be precisely measured. Thus, there is no formula for how Credo-based behavior can, or will, impact an executive’s compensation. The Committee and the Chairman/CEO use their judgment and experience to evaluate whether an executive’s actions were aligned with our Credo values.
ASSESSING "THE WHAT" AND "THE HOW"
We evaluate the performance of our named executive officers based on what objectives they have accomplished and how they have accomplished them.

•	The “What”: We evaluate each of them against financial and strategic goals for the company and for the business or function that they lead.

•	The “How”: We also consider how they accomplished their goals. This includes whether the executive achieves business results in a manner that is consistent with the values embodied in Our Credo.
During the first quarter:

•	The Committee reviews the financial and strategic goals for the company and each of the businesses for the current year.

•	The Chairman/CEO provides his assessment to the Committee of “the what” and “the how” for each of the other named executive officers for the prior year.

•	The independent members of the Board of Directors evaluate “the what” and “the how” for the Chairman/CEO for the prior year.
ALIGNING COMPENSATION TO "THE WHAT" AND "THE HOW"
An individual employee can earn from 0% to 200% of the applicable target for annual performance bonuses and long-term incentives based on his or her individual performance on both “the what” and “the how”. This broad range allows for meaningful differentiation based on performance.
The Committee determines annual performance bonuses, long-term incentive awards and salary rates on a component-by-component and total direct compensation basis. The Committee also compares the position of actual compensation for the prior year and target compensation for the current year to Executive Peer Group data.
The independent directors (in the case of the Chairman/CEO) and the Committee (in the case of the other named executive officers) use their judgment and experience to determine annual performance bonuses, long-term incentives, and salary rates. Performance against goals is the most significant input in determining compensation levels. However, it does not determine them in a formulaic manner. In addition, we do not consider an employee’s previous long-term incentive awards and total equity ownership when making annual long-term incentive awards.

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Governance of Executive Compensation
The Committee is responsible for the executive compensation program design and decision-making process. It solicits input from the independent members of the Board of Directors, the Chairman/CEO, other members of management, and its independent compensation consultant, to assist it with its responsibilities.
The Committee has retained Frederic W. Cook & Co., Inc. (FWC) as its independent compensation consultant to advise it on executive compensation matters. The Committee has sole authority to negotiate the terms of service, including all fees paid to FWC.
We summarize the roles of each of the key participants in the executive compensation decision-making process in the table below.

Participant	Role
Compensation & Benefits Committee	●	Acts on behalf of the Board by setting the principles that guide the design of our compensation and benefits programs
	●	Sets the executive compensation philosophy and composition of the Executive Peer Group
	●	Approves the compensation target levels
	●	Sets compensation programs and principles that are designed to link executive pay with company and individual performance
	●	Recommends to the Board the Chairman/CEO’s compensation
	●	Reviews and approves compensation decisions recommended by the Chairman/CEO for each of the other named executive officers
	●	Reviews the eligibility criteria and award guidelines for the corporate-wide compensation and benefits programs in which the named executive officers participate
Independent Members of the Board of Directors	●	Participate in the performance assessment process for the Chairman/CEO
	●	Approve the Chairman/CEO’s compensation
Chairman/CEO	●	Reviews and presents to the Committee the performance assessments and compensation recommendations for each of the other named executive officers
Independent Compensation Consultant	●	Attends all Committee meetings at the request of the Committee
	●	Advises the Committee on market trends, regulatory issues and developments and how they may impact our executive compensation programs
	●	Reviews the compensation strategy and executive compensation programs for alignment with our strategic business objectives
	●	Advises on the design of executive compensation programs to ensure the linkage between pay and performance
	●	Provides market data analyses to the Committee
	●	Advises the Committee on setting the Chairman/CEO’s pay
	●	Reviews the annual compensation of the other named executive officers as recommended by the Chairman/CEO

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INDEPENDENCE OF COMPENSATION CONSULTANT
The Committee determined that FWC’s service as its independent compensation consultant did not raise any conflict of interest concerns. The Committee considered the following factors, among others, when assessing the independence of its compensation consultant:

•	FWC does not provide any other services to the company and reports directly to the Committee.

•	FWC has policies and procedures in place to prevent conflicts of interest.

•	No member of the FWC consulting team serving the Committee has a business or personal relationship with any member of the Committee or any executive officer of the company.

•	Neither FWC nor any principal of FWC owns any shares of our common stock.

•	The amount of fees paid to FWC is less than 1% of FWC's total consulting income.
To assure continuing independence, the Committee periodically considers whether there should be rotation of its independent compensation consulting firm or the lead consultant.

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Additional Information Concerning Executive Compensation
USE OF TALLY SHEETS
The Committee reviews tally sheets, prepared by management and reviewed by the Committee’s independent compensation consultant, for each of our named executive officers. These tally sheets include all the company’s obligations for compensation and benefits under hypothetical termination scenarios. The Committee does not use the tally sheets to determine the various elements of compensation or the actual amounts of compensation to be approved, but instead uses the tally sheets to evaluate the company’s obligations under the plans.
LIMITED EMPLOYMENT ARRANGEMENTS AND AGREEMENTS
Our Severance Pay Plan provides benefits to certain full-time U.S. employees who are involuntarily terminated. We provide two weeks base salary for each year of service, with guaranteed minimums based on an employee’s level. The minimum for our named executive officers is 52 weeks of base salary. We pay severance according to our normal payroll cycle. We do not pay severance as a lump-sum payment.
In 2018, we provided Dr. Stoffels an annual stipend of $320,000 to assist him in the payment of foreign taxes. While serving as a member of the Executive Committee, he is considered a U.S. employee even though he is a non-resident of the United States. As a result, he is subject to both U.S. taxation and foreign taxation. He did not receive any other tax equalization assistance.
The Committee reviewed the stipend annually and decided to terminate it beginning in 2019. In its place, we increased his target total direct compensation (salary, bonus, and long-term incentives) by approximately $320,000 by increasing his base salary rate by $44,200 effective January 1, 2019. Approximately 86% of the replacement is performance-based compensation: bonus and long-term incentives. We believe that this change fairly removes a fixed element of compensation and replaces it with compensation that is mostly performance-based.
We do not have employment arrangements or agreements with any of our other named executive officers.
STOCK OWNERSHIP GUIDELINES FOR NAMED EXECUTIVE OFFICERS
We require our named executive officers to own our company’s stock to further align their interests with our shareholders’ interests. They must meet the following requirements:

Name	Stock Ownership Guideline as a Multiple of Base Salary	2018 Compliance with Stock Ownership Guidelines?	Ownership Threshold Met?(1)
A. Gorsky	6x	Yes	Yes
J. Wolk	3x	Yes	Yes
P. Stoffels	3x	Yes	Yes
J. Duato	3x	Yes	Yes
M. Ullmann	3x	Yes	Yes
D. Caruso	3x	Yes	Yes
S. Peterson	3x	Yes	Yes
(1) Executive Officers have five years after first becoming subject to the guidelines to achieve the required ownership thresholds.
We do not count shares underlying stock options or unearned PSUs as owned shares for these guidelines. A named executive officer cannot sell the after-tax shares received from long-term incentives until his or her ownership threshold is met. The Nominating & Corporate Governance Committee of the Board monitors compliance with these guidelines on an annual basis.
Our hedging policy prohibits named executive officers from transacting in derivative instruments linked to the performance of the company’s securities. Our anti-pledging policy prohibits the pledging of Johnson & Johnson shares by directors and executive officers. Prior to adopting the new anti-pledging policy, Dr. Stoffels had pledged 30,000 shares as security. The Compensation & Benefits Committee grandfathered this pledge.

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EXECUTIVE COMPENSATION RECOUPMENT POLICY
The Board can recoup all or part of any compensation paid to an executive officer in the event of a material restatement of the company’s financial results. The Board will consider:

•
whether any executive officer received compensation based on the original financial statements because it appeared he or she achieved financial performance targets that in fact were not achieved based on the restatement; and

•
the accountability of any executive officer whose acts or omissions were responsible, in whole or in part, for the events that led to the restatement and whether such actions or omissions constituted misconduct.

The Board can also recoup compensation from senior executives in the event of significant misconduct resulting in a violation of a significant company policy, law, or regulation relating to manufacturing, sales or marketing of products that causes material harm to Johnson & Johnson.
The compensation recoupment policies are available at: http://www.investor.jnj.com/gov/compensation-recoupment-policy.cfm.
TAX IMPACT ON COMPENSATION
We consider objectives such as attracting, retaining and motivating leaders when we design our executive compensation programs. We also consider the tax-deductibility of compensation, but it is not our sole consideration. Given the limitations on deductibility of compensation for our named executive officers imposed as a result of U.S. tax reform, we expect that tax deductibility will have less of an impact on our program design for our named executive officers in the future.
For federal income taxes, compensation is an expense that is fully tax-deductible for almost all our U.S. employees. Following tax reform, annual compensation in excess of $1 million paid to our named executive officers who are covered employees under Section 162(m) of the Internal Revenue Code will generally not be tax deductible, even if such compensation is performance-based or paid following termination of employment.
The tax reform legislation includes a “grandfather rule” under which compensation payable pursuant to a written binding contract that was in effect on November 2, 2017 will remain tax deductible for U.S. federal income tax purposes. We generally expect to preserve the “grandfathered” status of any of our plans or awards (or portions thereof) that qualify for such status.
COMPENSATION DECISIONS FOR 2017 PERFORMANCE
The following compensation figures included in this year’s Summary Compensation Table were granted to the named executive officers in February 2018 for performance in 2017:

•	2018 PSU and RSU awards included in the “Stock Awards” column

•	The 2018 option award included in the “Option Awards” column
The decisions regarding these awards were discussed in detail in our 2018 Proxy Statement dated March 14, 2018. For a full understanding of these decisions, please refer to the section of our 2018 Proxy Statement entitled “Compensation Discussion and Analysis — 2017 Performance and Compensation."

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Executive Compensation Tables
2018 Summary Compensation Table
In the table below, we show the compensation of our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers for 2018. We also show the compensation of two of our former executive officers who served for part of 2018. We show the compensation of the current and former executive officers listed in the table below for 2017 and 2016 if they were also named in the 2018 and 2017 Proxy Statements. For a complete understanding of the table, please read the descriptions of each column that follow the table.
Note on Compensation Decisions for 2018 Performance
In January and February of each year, we assess the performance of our named executive officers and we determine the annual performance bonus earned for the prior year's performance, long-term incentive award granted in the first quarter of the year based on the prior year's performance, and salary rate for the upcoming year.
Most of the amounts required by the SEC's rules to be reported in the Summary Compensation Table are the result of compensation decisions from prior years, earnings from prior long-term incentive awards, or participation in long-standing pension programs. Our compensation decision process and a reconciliation of our CEO's 2018 total direct compensation to the Summary Compensation Table is included on page 49.

A	B	C	D	E	F	G	H	I
Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Alex Gorsky	2018	$1,642,308	$10,319,463	$4,305,594	$3,570,497	$0	$259,710	$20,097,572
Chairman/CEO	2017	1,600,000	12,354,361	5,054,398	3,598,382	6,959,144	236,279	29,802,564
	2016	1,600,000	10,608,901	4,118,398	4,652,556	5,663,771	228,094	26,871,720
Joseph Wolk	2018	597,542	670,085	216,898	749,729	441,000	32,935	2,708,189
EVP, CFO

Paulus Stoffels	2018	1,178,300	4,666,961	2,010,004	2,191,603	154,000	390,897	10,591,765
VC of the Executive	2017	1,173,023	4,630,306	1,859,996	2,139,188	3,335,134	443,139	13,580,786
Committee, CSO	2016	1,144,000	4,383,454	1,750,317	2,425,461	2,642,012	380,232	12,725,476
Joaquin Duato	2018	934,046	4,275,951	1,892,999	2,010,088	79,000	91,876	9,283,960
Vice Chairman of the	2017	897,254	11,483,016	1,650,003	1,928,262	3,329,047	71,726	19,359,308
Executive Committee	2016	875,000	3,198,483	1,260,002	2,158,006	2,535,760	77,278	10,104,529
Michael Ullmann	2018	788,077	1,968,687	827,993	1,276,665	430,000	44,730	5,336,152
EVP, General Counsel

Dominic Caruso	2018	630,538	3,677,454	1,545,001	727,531	0	131,322	6,711,846
Former EVP, CFO	2017	932,600	4,263,779	1,756,706	2,156,680	2,467,265	159,172	11,736,202
	2016	909,500	3,624,523	1,425,643	2,758,967	2,475,956	110,240	11,304,829
Sandra Peterson	2018	808,500	4,002,361	1,689,007	1,005,500	273,000	2,901,505	10,679,873
Former EVP, Group	2017	1,057,500	12,027,780	1,859,996	1,270,000	832,000	128,780	17,176,056
Worldwide Chairman	2016	963,462	3,897,074	1,539,002	1,600,000	592,000	141,246	8,732,784
Note: VC means Vice Chairman
Salary (Column C)
Column C includes the base salaries paid for the year.

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Stock Awards (Column D)
Column D includes the grant date fair value of Performance Share Unit (PSU) and Restricted Share Unit (RSU) awards. See “2018 Grants of Plan-Based Awards” on page 76 for details on 2018 awards.
Ms. Peterson retired on October 1, 2018 and forfeited all unvested stock awards except for the awards granted in 2018 which were prorated. If the forfeited stock awards were excluded, the 2018 stock awards amount would be $680,991. See "Detail on Sandra Peterson's Long-Term Incentives" on page 78.
PSUs are considered granted when the performance goals are approved (according to US accounting rules). Since we use three, 1-year sales goals, 7/9ths of the 2018 award and 1/9th of the prior two years' awards are considered granted in 2018 as shown in the following table.

PSU Award	Fraction of Award Considered Granted in 2018
	2018 Operational Sales	2018-2020 Cumulative Adjusted Operational EPS	2018-2020 Relative TSR	Total
2018-2020	1/9th	3/9th	3/9th	7/9th
2017-2019	1/9th	N.A.	N.A.	1/9th
2016-2018	1/9th	N.A.	N.A.	1/9th
The following table details the number and value of the PSUs assuming achievement at (i) threshold, (ii) target and (iii) maximum performance (at 200%).

		Performance Share Units
		Units			Grant Date Fair Value
Name	Award	Threshold (#)	Target (#)	Maximum (#)	Threshold ($)	Target ($)	Maximum ($)
A. Gorsky	2018-2020 PSU	0	56,079	112,158	$0	$6,765,090	$13,530,180
	2017-2019 PSU	0	8,828	17,656	0	1,083,134	2,166,268
	2016-2018 PSU	0	8,216	16,432	0	1,036,013	2,072,026
J. Wolk	2018-2020 PSU	0	2,260	4,520	0	272,635	545,270
	2017-2019 PSU	0	432	864	0	53,003	106,007
	2016-2018 PSU	0	323	646	0	40,729	81,459
P. Stoffels	2018-2020 PSU	0	26,179	52,358	0	3,158,104	6,316,207
	2017-2019 PSU	0	3,248	6,496	0	398,507	797,014
	2016-2018 PSU	0	3,492	6,984	0	440,331	880,661
J. Duato	2018-2020 PSU	0	24,656	49,312	0	2,974,377	5,948,753
	2017-2019 PSU	0	2,882	5,764	0	353,601	707,202
	2016-2018 PSU	0	2,514	5,028	0	317,008	634,016
M. Ullmann	2018-2020 PSU	0	10,784	21,568	0	1,300,928	2,601,856
	2017-2019 PSU	0	1,677	3,354	0	205,756	411,512
	2016-2018 PSU	0	1,475	2,950	0	185,993	371,986
D. Caruso	2018-2020 PSU	0	20,122	40,244	0	2,427,417	4,854,835
	2017-2019 PSU	0	3,068	6,136	0	376,422	752,844
	2016-2018 PSU	0	2,844	5,688	0	358,620	717,240
S. Peterson	2018-2020 PSU	0	21,998	43,996	0	2,653,729	5,307,457
	2017-2019 PSU	0	3,248	6,496	0	398,507	797,014
	2016-2018 PSU	0	3,070	6,140	0	387,118	774,236
Option Awards (Column E)
Column E includes the grant date fair value of stock option awards. See “2018 Grants of Plan-Based Awards” on page 76 for details on 2018.

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Ms. Peterson retired on October 1, 2018 and forfeited all unvested option awards except for the awards granted in 2018 which were prorated. If the forfeited option awards were excluded, the 2018 option awards amount would be $357,866. See "Detail on Sandra Peterson's Long-Term Incentives" on page 78.
Non-Equity Incentive Plan Compensation (Column F)
Column F includes the annual performance bonus, Certificates of Long-Term Performance (CLPs) that vested, and dividend equivalents received on vested Certificates of Long-Term Compensation (CLCs) and CLPs.

•
Annual Performance Bonuses: The Board and Committee approved the annual performance bonuses after reviewing performance for the year. We determine the size of the bonuses and pay them out in the first quarter of the year after the performance year.

•
CLCs and CLPs: We stopped granting CLCs and CLPs in 2012. These cash-based long-term incentives have all vested and will be paid out in accordance with their original terms. The values of CLCs and CLPs are included in several tables in this Proxy Statement. The:

◦	Non-Equity Incentive Plan Compensation column of the Summary Compensation Table includes the value when they vested and the dividend equivalents paid on vested CLCs and CLPs.

◦
Change in Pension Value and Non-Qualified Deferred Compensation Earnings column of the Summary Compensation Table includes the annual change in value of vested CLCs and CLPs, but only to extent that the unit values grow at a rate that exceeds a reference rate of return.

◦	Non-Qualified Deferred Compensation table on page 87 includes the value of vested CLCs and CLPs that have not been paid out.
The following table details the amounts included in column F.

Non-Equity Incentive Plan Compensation
Name	Year	Annual Performance Bonus ($)	Value of CLP Units that Vested in Fiscal Year ($)	Value of CLC Dividend Equivalents Earned During the Fiscal Year ($)	Value of CLP Dividend Equivalents Earned During the Fiscal Year ($)	Total ($)
A. Gorsky	2018	$3,030,000	$0	$424,800	$115,697	$3,570,497
	2017	3,080,000	0	398,400	119,982	3,598,382
	2016	3,780,000	378,529	378,000	116,027	4,652,556
J. Wolk	2018	728,000	0	14,160	7,569	749,729

P. Stoffels	2018	1,550,000	0	566,400	75,203	2,191,603
	2017	1,530,000	0	531,200	77,988	2,139,188
	2016	1,600,000	246,044	504,000	75,417	2,425,461
J. Duato	2018	1,400,000	0	548,700	61,388	2,010,088
	2017	1,350,000	0	514,600	63,662	1,928,262
	2016	1,400,000	208,193	488,250	61,563	2,158,006
M. Ullmann	2018	835,000	0	417,720	23,945	1,276,665

D. Caruso	2018	0	0	633,600	93,931	727,531
	2017	1,230,000	0	796,800	129,880	2,156,680
	2016	1,534,800	342,568	756,000	125,599	2,758,967
S. Peterson	2018	1,005,500	0	0	0	1,005,500
	2017	1,270,000	0	0	0	1,270,000
	2016	1,600,000	0	0	0	1,600,000

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Change in Pension Value and Non-Qualified Deferred Compensation Earnings (Column G)
Column G includes the increase in the present value of the accrued pension benefit and the above-reference-rate non-qualified deferred compensation earnings.
The table below shows the change in pension values and above-reference-rate amounts for vested CLCs and CLPs.

Change in Pension Value and Non-Qualified Deferred Compensation Earnings
Name	Fiscal Year	Change in Pension Value ($)	Above Reference-Rate Calculation for Vested CLCs ($)	Above Reference-Rate Calculation for Vested CLPs ($)	Total ($)
A. Gorsky	2018	$0	$0	$0	$0
	2017	6,807,000	91,082	61,062	6,959,144
	2016	5,012,000	354,676	297,095	5,663,771
J. Wolk	2018	441,000	0	0	441,000

P. Stoffels	2018	154,000	0	0	154,000
	2017	3,174,000	121,443	39,691	3,335,134
	2016	1,976,000	472,901	193,111	2,642,012
J. Duato	2018	79,000	0	0	79,000
	2017	3,179,000	117,648	32,399	3,329,047
	2016	1,920,000	458,123	157,637	2,535,760
M. Ullmann	2018	430,000	0	0	430,000

D. Caruso	2018	0	0	0	0
	2017	2,219,000	182,165	66,100	2,467,265
	2016	1,445,000	709,352	321,604	2,475,956
S. Peterson	2018	273,000	0	0	273,000
	2017	832,000	0	0	832,000
	2016	592,000	0	0	592,000
Change in Pension Value
The change in pension present value is not a current cash payment. The pensions are only paid after retirement. See “2018 Pension Benefits” on page 85 for details on the pension. See Note 10 to the Consolidated Financial Statements of the 2018 Form 10-K for details on the discount rate.

•	Impact of Service, Pay, and Age: The following factors increased the present values:

◦	Service: An additional year of completed service was included in the calculation of benefits.

◦	Five-Year Average Pay: The five-year average pay increased since the previous fiscal year-end.

◦	Age: Each executive is one year closer to the age when we the assume the pension payments will begin.

•
Impact of Changes in Assumptions: The change in present value is highly sensitive to changes in mortality and interest rate assumptions which can increase or decrease the values. The following table details the changes in actuarial assumptions and their net effect on the change in pension value.

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Effect of Change in Actuarial Assumptions on Pension Present Value
Year	Mortality Table	Discount Rate	Net Effect of Changes on Pension Present Value
2018	RP-2014 Table, Generational Mortality Projection with Scale MMP-2018	4.47%	Decrease
2017	RP-2014 White Collar Table, Generational Mortality Projection with Scale MMP-2016	3.74%	Increase
2016	RP-2014 Table, Generational Mortality Projection	4.41%	Increase
2015	RP-2014 Table, Generational Mortality Projection	4.73%	N.A.
In the table below, we show the 2016 - 2018 changes in pension value and the impacts of: (i) service, pay and age; and (ii) changes in assumptions. Negative figures are not included in the Summary Compensation Table (according to the SEC's rules).

Change in Pension Value
Name	Year	Impact of Service, Pay, and Age ($)	Impact of Changes in Assumptions ($)	Total Change in Pension Value ($)	Amount Reported in Summary Compensation Table ($)
A. Gorsky	2018	$2,619,000	$(2,812,000)	$(193,000)	$0
	2017	3,936,000	2,871,000	6,807,000	6,807,000
	2016	4,216,000	796,000	5,012,000	5,012,000
J. Wolk	2018	796,000	(355,000)	441,000	441,000

P. Stoffels	2018	1,662,000	(1,508,000)	154,000	154,000
	2017	1,648,000	1,526,000	3,174,000	3,174,000
	2016	1,576,000	400,000	1,976,000	1,976,000
J. Duato	2018	1,552,000	(1,473,000)	79,000	79,000
	2017	1,660,000	1,519,000	3,179,000	3,179,000
	2016	1,521,000	399,000	1,920,000	1,920,000
M. Ullmann	2018	1,341,000	(911,000)	430,000	430,000

D. Caruso	2018	2,777,000	(2,935,000)	(158,000)	0
	2017	1,390,000	829,000	2,219,000	2,219,000
	2016	1,190,000	255,000	1,445,000	1,445,000
S. Peterson	2018	707,000	(434,000)	273,000	273,000
	2017	577,000	255,000	832,000	832,000
	2016	530,000	62,000	592,000	592,000

Above-Reference-Rate Non-Qualified Deferred Compensation Earnings
The above-reference-rate returns on vested CLCs and CLPs are not paid in the current year. They are deferred.

•	The change in the values of the CLCs and CLPs depend on our long-term operational performance.

•	We use 120% of the December applicable federal long-term interest rate (AFR) as the reference rate.

•	Negative figures are not included in the Summary Compensation Table (according to the SEC’s rules).
The following table details the calculation of the above-reference-rate returns on CLCs and CLPs. See page 87 for "Details on CLC and CLP Unit Values".

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Above-Reference-Rate Return	CLC	CLP
Beginning of Year Unit Value	$48.78	$5.49
End of Year Unit Value	$49.09	$5.57
Change in Unit Value ($)	$0.31	$0.08
Change in Unit Value (%)	0.64%	1.46%
Reference-Rate	3.98%	3.98%
Above-Reference-Rate Return	(3.34)%	(2.52)%
Above reference-rate return included in the Summary Compensation Table	0.00%	0.00%
All Other Compensation (Column H)
Column H includes the value of perquisites and other personal benefits, tax reimbursements, company contributions to our 401(k) and Excess Savings Plans, insurance premiums, stipends, and severance:

Name	Fiscal Year	Perquisite and Other Personal Benefits ($)	Tax Reimbursements ($)	Registrant Contributions to Defined Contribution Plans ($)	Insurance Premiums ($)	Other (Stipend & Severance) ($)	Total ($)
A. Gorsky	2018	$177,353	$0	$73,904	$8,453	$0	$259,710
	2017	156,187	0	72,000	8,092	0	236,279
	2016	147,865	0	72,000	8,229	0	228,094
J. Wolk	2018	297	0	26,889	5,749	0	32,935

P. Stoffels	2018	8,767	0	53,024	9,106	320,000	390,897
	2017	61,542	0	52,786	8,811	320,000	443,139
	2016	0	0	51,480	8,752	320,000	380,232
J. Duato	2018	49,844	0	42,032	0	0	91,876
	2017	31,350	0	40,376	0	0	71,726
	2016	37,903	0	39,375	0	0	77,278
M. Ullmann	2018	1,832	0	35,463	7,435	0	44,730

D. Caruso	2018	95,001	0	28,374	7,947	0	131,322
	2017	108,753	0	41,967	8,452	0	159,172
	2016	60,824	0	40,927	8,489	0	110,240
S. Peterson	2018	85,906	0	36,383	0	2,779,216	2,901,505
	2017	81,193	0	47,587	0	0	128,780
	2016	97,890	0	43,356	0	0	141,246

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Details on All Other Compensation • 2018 Perquisites and Other Personal Benefits Detail
Name	Personal Use of Corporate Aircraft ($)	Value of Car and Driver for Personal Transportation ($)	Home Security Related Fees ($)	Total ($)
A. Gorsky	$118,440	$56,613	$2,300	$177,353
J. Wolk	0	297	0	297
P. Stoffels	0	8,767	0	8,767
J. Duato	48,717	1,127	0	49,844
M. Ullmann	0	416	1,416	1,832
D. Caruso	63,702	31,299	0	95,001
S. Peterson	73,003	12,903	0	85,906

◦
We value perquisites and other personal benefits based on the incremental cost to the company.
◦
We calculate the incremental cost for personal use of company aircraft as the sum of the cost of trip-related crew hotels and meals, in-flight food and beverages, landing and ground handling fees, hangar or aircraft parking costs, fuel costs based on the average annual cost of fuel per mile flown, and other smaller variable costs. Fixed costs such as aircraft purchase costs, maintenance not related to personal trips, and flight crew salaries are not included.
◦
We calculate the incremental cost for company cars and drivers for commutation and other personal transportation as the sum of the cost of fuel, driver overtime fees, and other smaller variable costs. Fixed costs such as car purchase costs, maintenance not related to personal trips, and driver salaries are not included.
◦
Named executive officers are taxed on the imputed income attributable to their personal use of company aircraft and cars and do not receive tax assistance from us with respect to these amounts. As described on page 61, these values are not paid to our named executive officers and consist primarily of driver overtime, fuel costs, landing fees, handling charges, crew expenses, and other incidentals.
•
Tax Reimbursements: In 2013, the Committee discontinued all non-relocation related tax reimbursement for executive officers.
•
Stipend: In 2018, we provided Dr. Stoffels an annual stipend of $320,000 to assist him in the payment of foreign taxes. While serving as a member of the Executive Committee, he is considered a U.S. employee even though he is a non-resident of the United States. As a result, he is subject to both U.S. taxation and foreign taxation. He did not receive any other tax equalization assistance.
The Committee reviewed the stipend annually and decided to terminate it beginning in 2019. See "Limited Employment Arrangements and Agreements" on page 67 for more detail.
•
Severance: In 2018, we paid Ms. Peterson $2,779,216 in severance. This included severance payments of $2,725,539 and a payment for unused vacation of $53,677. See "2018 Potential Payments Upon Termination" on page 89 for detail on Ms. Peterson's severance.

2019 Proxy Statement - 75

2018 Grants of Plan-Based Awards
In the table below, we show the potential ranges of the 2018 annual performance bonus and the PSUs considered granted in 2018. We also show the RSUs and options granted in 2018. We include the grant date fair values of the stock awards and option awards in columns D and E of the Summary Compensation Table on page 69.
For a complete understanding of the table, please read the descriptions of each column that follow the table.

A	B	C	D	E	F	G	H	I	J	K	L	M	N
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (Annual Performance Bonus)			Estimated Future Payouts Under Equity Incentive Plan Awards (Performance Share Units)			All other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Closing Market Price on the Grant Date ($)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
A. Gorsky	Bonus		$0	$2,887,500	$5,775,000
	2018-2020 PSU	2/12/2018				0	56,079	112,158					$6,765,090
	2017-2019 PSU	2/12/2018				0	8,828	17,656					1,083,134
	2016-2018 PSU	2/12/2018				0	8,216	16,432					1,036,013
	RSU	2/12/2018							12,017				1,435,226
	Stock Awards Total												10,319,463
	Option	2/12/2018								239,519	$129.51	$130.27	4,305,594
J. Wolk	Bonus		0	693,800	1,387,600
	2018-2020 PSU	2/12/2018				0	2,260	4,520					272,635
	2017-2019 PSU	2/12/2018				0	432	864					53,003
	2016-2018 PSU	2/12/2018				0	323	646					40,729
	RSU	2/12/2018							2,543				303,718
	Stock Awards Total												670,085
	Option	2/12/2018								12,066	129.51	130.27	216,898
P. Stoffels	Bonus		0	1,325,600	2,651,200
	2018-2020 PSU	2/12/2018				0	26,179	52,358					3,158,104
	2017-2019 PSU	2/12/2018				0	3,248	6,496					398,507
	2016-2018 PSU	2/12/2018				0	3,492	6,984					440,331
	RSU	2/12/2018							5,610				670,019
	Stock Awards Total												4,666,961
	Option	2/12/2018								111,816	129.51	130.27	2,010,004
J. Duato	Bonus		0	1,057,500	2,115,000
	2018-2020 PSU	2/12/2018				0	24,656	49,312					2,974,377
	2017-2019 PSU	2/12/2018				0	2,882	5,764					353,601
	2016-2018 PSU	2/12/2018				0	2,514	5,028					317,008
	RSU	2/12/2018							5,283				630,965
	Stock Awards Total												4,275,951
	Option	2/12/2018								105,307	129.51	130.27	1,892,999
M. Ullmann	Bonus		0	795,000	1,590,000
	2018-2020 PSU	2/12/2018				0	10,784	21,568					1,300,928
	2017-2019 PSU	2/12/2018				0	1,677	3,354					205,756
	2016-2018 PSU	2/12/2018				0	1,475	2,950					185,993
	RSU	2/12/2018							2,311				276,010
	Stock Awards Total												1,968,687
	Option	2/12/2018								46,061	129.51	130.27	827,993

2019 Proxy Statement - 76

A	B	C	D	E	F	G	H	I	J	K	L	M	N
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (Annual Performance Bonus)			Estimated Future Payouts Under Equity Incentive Plan Awards (Performance Share Units)			All other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Closing Market Price on the Grant Date ($)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
D. Caruso	Bonus		$0	$1,171,000	$2,342,000
	2018-2020 PSU	2/12/2018				0	20,122	40,244					$2,427,417
	2017-2019 PSU	2/12/2018				0	3,068	6,136					376,422
	2016-2018 PSU	2/12/2018				0	2,844	5,688					358,620
	RSU	2/12/2018							4,312				514,995
	Stock Awards Total												3,677,454
	Option	2/12/2018								85,948	129.51	130.27	1,545,001
S. Peterson	Bonus		$0	$1,340,625	$2,681,250
	2018-2020 PSU	2/12/2018				0	21,998	43,996					2,653,729
	2017-2019 PSU	2/12/2018				0	3,248	6,496					398,507
	2016-2018 PSU	2/12/2018				0	3,070	6,140					387,118
	RSU	2/12/2018							4,714				563,007
	Stock Awards Total												4,002,361
	Option	2/12/2018								93,959	$129.51	$130.27	1,689,007
Estimated Future Payouts Under Non-Equity Incentive Plan Awards (Columns D through F)
Columns D through F include the threshold, target, and maximum annual performance bonus amounts for 2018 performance. The Board and the Committee considered this potential range when they determined the actual annual performance bonuses (included in column F of the Summary Compensation Table on page 69).
Mr. Wolk became our Chief Financial Officer and Dr. Stoffels and Mr. Duato became Vice Chairmen of the Executive Committee on July 1, 2018. Their target annual performance bonuses as a percentage of salary for 2018 was the average of their targets for their current and former positions.
Estimated Future Payouts Under Equity Incentive Plan Awards (Columns G through I)
Columns G through I include the threshold, target, and maximum number of PSUs that were considered granted in 2018. See page 70 for detail on the awards that were considered granted in 2018 according to U.S. accounting rules.
For actual performance results to date, please see “2018 Update on Performance of Performance Share Unit Awards versus Goals” on pages 53 to 55.
Please see "Detail on Sandra Peterson's Long-Term Incentives" on page 78 to see the long-term incentive awards Ms. Peterson received net of forfeitures.
All Other Stock Awards (Column J)
Column J includes the number of RSUs awarded in February 2018 based on 2017 performance.
Please see "Detail on Sandra Peterson's Long-Term Incentives" on page 78 to see the long-term incentive awards Ms. Peterson received net of forfeitures.
All Other Option Awards (Columns K through M)
Columns K through M include: the number of options awarded in February 2018 based on 2017 performance, their exercise price, and the closing stock price on the date of grant.
Please see "Detail on Sandra Peterson's Long-Term Incentives" on page 78 to see the long-term incentive awards Ms. Peterson received net of forfeitures.
The exercise price equals the average of the high and low stock prices on the NYSE on the grant date. The closing price on the grant date was $0.76 higher than the exercise price.

2019 Proxy Statement - 77

Grant Date Fair Value of Stock and Option Awards (Column N)
Column N includes the grant date fair values of PSUs, RSUs, and stock option awards granted in 2018. We include the grant date fair values of the stock awards and option awards in columns D and E of the Summary Compensation Table on page 69.

Detail on Sandra Peterson's Long-Term Incentives

The SEC's rules require that the full amount of the grants to Ms. Peterson be included in the Grants of Plan Based Awards table even though most of them were forfeited.
Ms. Peterson retired on October 1, 2018. According to the award agreements:

●	Her 2018 PSUs, RSUs and options were prorated based on the number of days she worked during the vesting period.
●	Her prorated 2018 PSUs and RSUs will become vested on their normal vesting dates.
●	Her prorated 2018 options vested upon her retirement and she had three months to exercise them post-retirement.
●	Her 2017 and 2016 PSUs, RSUs, and options were forfeited.
●	She has 3 years post-retirement to exercise her outstanding vested options.
The table below shows the stock awards and options considered granted in 2018 adjusted to exclude the forfeited awards.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (Annual Performance Bonus)			Estimated Future Payouts Under Equity Incentive Plan Awards (Performance Share Units)			All other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Closing Market Price on the Grant Date ($)	Grant Date Fair Value of Stock and Option Awards ($)
Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Bonus		$0	$1,340,625	$2,681,250
2018-2020 PSU	2/12/2018				0	4,657	9,314					$561,797
2017-2019 PSU	2/12/2018				0	0	0					0
2016-2018 PSU	2/12/2018				0	0	0					0
RSU	2/12/2018							998				119,194
Stock Awards Total												680,991
Option	2/12/2018								19,908	$129.51	$130.27	357,866

2019 Proxy Statement - 78

Details on 2018 Long-Term Incentive Grant Date Fair Values

●
Assumptions used for PSUs, RSUs, and options: We used the same grant date, common stock fair market value and dividend yield assumptions in calculating the fair values of the PSUs, RSUs, and options as shown in the table below.

			Assumptions used in PSUs, RSUs, and Option Fair Value Calculations
			Grant Date		2/12/2018
			Common Stock Fair Market Value (average of the high and low prices on the NYSE)		$129.51
			Dividend yield		2.70%

●
Fair values of RSUs and PSUs tied to 2018 operational sales and 2018-2020 EPS: We calculated the fair value of RSUs and PSUs tied to 2018 operational sales and 2018-2020 EPS based on the common stock fair market value discounted by the expected dividend yield since dividends are not paid prior to vesting. The discount is greater on the awards with more time until vesting since those awards do not receive dividends for a longer period than the awards with less time remaining in the vesting period.

●	PSUs:
	●	2018-2020 PSUs: We calculated the fair value of the 2018-2020 PSUs using the weighted average of the fair values of each component of the award that was considered granted in 2018 as follows:

			2018 – 2020 PSU Fair Value
			Performance Measures	Weight	Fair Value
			2018 Operational Sales	1/9th	$119.433
			2018-2020 EPS	3/9ths	$119.433
			2018-2020 Relative TSR	3/9ths	$122.237
			Weighted Average		$120.635

		●	2018 Operational Sales & 2018-2020 EPS: $119.433 was the fair value of the PSUs tied to 2018 operational sales and 2018-2020 EPS.
		●	2018-2020 Relative TSR: $122.237 was the fair value of the PSUs tied to relative TSR. An independent third party calculated it using a Monte Carlo valuation.
	●	2017-2019 PSUs: $122.693 was the fair value of the PSUs tied to 2018 operational sales.
	●	2016-2018 PSUs: $126.097 was the fair value of the PSUs tied to 2018 operational sales.
●	RSUs: $119.433 was the fair value of the RSUs.
●	Options: $17.976 was the fair value of the options. We calculated the option fair value using the Black-Scholes option valuation model using the additional assumptions in the table below.
			2018 Stock Option Fair Value Assumptions
			Exercise Price		$129.51
			Risk Free Rate (Determined based on U.S. Treasury rate of seven years)		2.77%
			Expected Volatility (Calculated using blended historical average volatility and implied volatility on at-the-money, 2-year, traded stock options)		15.77%
			Expected Life (Calculated based on historical data)		7 yrs.

2019 Proxy Statement - 79

2018 Outstanding Equity Awards at Fiscal Year-End
In the table below, we show the outstanding stock options, RSUs, and PSUs as of fiscal year-end 2018. We also show the values of the RSUs and PSUs.

A	B	C	D	E	F	G	H	I	J	K
			Options				Stock Awards
			Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plans: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Grant Date	Vesting Date	Exercisable	Unexercisable
A. Gorsky	Stock Options
	1/17/2012	1/17/2015	231,951		$65.37	1/17/2022
	1/16/2013	1/17/2016	547,692		72.54	1/13/2023
	2/10/2014	2/11/2017	495,146		90.44	2/9/2024
	2/9/2015	2/10/2018	427,127		100.06	2/9/2025
	2/8/2016	2/9/2019		411,264	101.87	2/8/2026
	2/13/2017	2/13/2020		377,673	115.67	2/13/2027
	2/12/2018	2/12/2021		239,519	129.51	2/11/2028
	RSUs
	2/8/2016	2/8/2019					29,579	$3,764,519
	2/13/2017	2/13/2020					31,779	4,044,513
	2/12/2018	2/12/2021					12,017	1,529,404
	2016 - 2018 PSU Award
	2/8/2016	2/8/2019					66,306	8,438,765
	2/13/2017	2/8/2019					7,805	993,342
	2/12/2018	2/8/2019					11,938	1,519,349
	2017 - 2019 PSU Award
	2/13/2017	2/13/2020					8,385	1,067,159	47,086	$5,992,635
	2/12/2018	2/13/2020					12,827	1,632,492
	2018 - 2020 PSU Award
	2/12/2018	2/12/2021					11,640	1,481,423	25,596	3,257,603
J. Wolk	Stock Options
	1/16/2013	1/17/2016	1,855		72.54	1/13/2023
	2/10/2014	2/11/2017	12,926		90.44	2/9/2024
	2/9/2015	2/10/2018	13,015		100.06	2/9/2025
	2/8/2016	2/9/2019		16,820	101.87	2/8/2026
	2/13/2017	2/13/2020		19,241	115.67	2/13/2027
	2/12/2018	2/12/2021		12,066	129.51	2/11/2028
	RSUs
	2/8/2016	2/8/2019					2,540	323,266
	2/13/2017	2/13/2020					3,400	432,718
	2/12/2018	2/12/2021					2,543	323,648
	2016 - 2018 PSU Award
	2/8/2016	2/8/2019					2,601	331,029
	2/13/2017	2/8/2019					307	39,072
	2/12/2018	2/8/2019					469	59,690
	2017 - 2019 PSU Award
	2/13/2017	2/13/2020					410	52,181	2,303	293,103
	2/12/2018	2/13/2020					628	79,926
	2018 - 2020 PSU Award
	2/12/2018	2/12/2021					468	59,562	1,032	131,343

2019 Proxy Statement - 80

A	B	C	D	E	F	G	H	I	J	K
			Options				Stock Awards
			Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plans: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Grant Date	Vesting Date	Exercisable	Unexercisable
P. Stoffels	Stock Options
	2/9/2015	2/10/2018	170,668		$100.06	2/9/2025
	2/8/2016	2/9/2019		174,787	101.87	2/8/2026
	2/13/2017	2/13/2020		138,982	115.67	2/13/2027
	2/12/2018	2/12/2021		111,816	129.51	2/11/2028
	RSUs
	2/8/2016	2/8/2019					12,571	$1,599,911
	2/13/2017	2/13/2020					11,695	1,488,423
	2/12/2018	2/12/2021					5,610	713,985
	2016 - 2018 PSU Award
	2/8/2016	2/8/2019					28,181	3,586,596
	2/13/2017	2/8/2019					3,317	422,155
	2/12/2018	2/8/2019					5,074	645,768
	2017 - 2019 PSU Award
	2/13/2017	2/13/2020					3,088	393,010	17,327	$2,205,207
	2/12/2018	2/13/2020					4,719	600,587
	2018 - 2020 PSU Award
	2/12/2018	2/12/2021					5,433	691,458	11,949	1,520,749
J. Duato	Stock Options
	1/17/2012	1/17/2015	84,423		65.37	1/17/2022
	1/16/2013	1/17/2016	148,538		72.54	1/13/2023
	2/10/2014	2/11/2017	130,969		90.44	2/9/2024
	2/9/2015	2/10/2018	126,369		100.06	2/9/2025
	2/8/2016	2/9/2019		125,824	101.87	2/8/2026
	2/13/2017	2/13/2020		123,291	115.67	2/13/2027
	2/12/2018	2/12/2021		105,307	129.51	2/11/2028
	RSUs
	2/8/2016	2/8/2019					9,049	1,151,666
	2/13/2017	2/13/2020					10,374	1,320,299
	2/13/2017	2/13/2020					70,733	9,002,189
	2/12/2018	2/12/2021					5,283	672,367
	2016 - 2018 PSU Award
	2/8/2016	2/8/2019					20,287	2,581,926
	2/13/2017	2/8/2019					2,388	303,921
	2/12/2018	2/8/2019					3,653	464,917
	2017 - 2019 PSU Award
	2/13/2017	2/13/2020					2,738	348,465	15,370	1,956,140
	2/12/2018	2/13/2020					4,188	533,007
	2018 - 2020 PSU Award
	2/12/2018	2/12/2021					5,117	651,241	11,254	1,432,297

2019 Proxy Statement - 81

A	B	C	D	E	F	G	H	I	J	K
			Options				Stock Awards
			Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plans: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Grant Date	Vesting Date	Exercisable	Unexercisable
M. Ullmann	Stock Options
	1/16/2013	1/17/2016	134,615		$72.54	1/13/2023
	2/10/2014	2/11/2017	85,754		90.44	2/9/2024
	2/9/2015	2/10/2018	76,664		100.06	2/9/2025
	2/8/2016	2/9/2019		73,817	101.87	2/8/2026
	2/13/2017	2/13/2020		71,733	115.67	2/13/2027
	2/12/2018	2/12/2021		46,061	129.51	2/11/2028
	RSUs
	2/8/2016	2/8/2019					5,309	$675,676
	2/13/2017	2/13/2020					6,036	768,202
	2/12/2018	2/12/2021					2,311	294,121
	2016 - 2018 PSU Award
	2/8/2016	2/8/2019					11,900	1,514,513
	2/13/2017	2/8/2019					1,401	178,305
	2/12/2018	2/8/2019					2,143	272,740
	2017 - 2019 PSU Award
	2/13/2017	2/13/2020					1,592	202,614	8,943	$1,138,176
	2/12/2018	2/13/2020					2,437	310,157
	2018 - 2020 PSU Award
	2/12/2018	2/12/2021					2,238	284,830	4,922	626,423
D. Caruso	Stock Options
	1/10/2011	1/11/2014	145,447		62.20	1/8/2021
	1/17/2012	1/17/2015	173,702		65.37	1/17/2022
	1/16/2013	1/17/2016	233,846		72.54	1/13/2023
	2/10/2014	2/11/2017	158,277		90.44	2/9/2024
	2/9/2015	2/10/2018	136,535		100.06	2/9/2025
	2/8/2016	2/9/2019		142,365	101.87	2/8/2026
	2/13/2017	2/13/2020		131,264	115.67	2/13/2027
	2/12/2018	2/12/2021		85,948	129.51	2/11/2028
	RSUs
	2/8/2016	2/8/2019					10,239	1,303,118
	2/13/2017	2/13/2020					11,045	1,405,697
	2/12/2018	2/12/2021					4,312	548,788
	2016 - 2018 PSU Award
	2/8/2016	2/8/2019					22,954	2,921,356
	2/13/2017	2/8/2019					2,702	343,884
	2/12/2018	2/8/2019					4,132	525,880
	2017 - 2019 PSU Award
	2/13/2017	2/13/2020					2,916	371,119	16,365	2,082,774
	2/12/2018	2/13/2020					4,459	567,497
	2018 - 2020 PSU Award
	2/12/2018	2/12/2021					4,176	531,480	9,185	1,168,975

2019 Proxy Statement - 82

A	B	C	D	E	F	G	H	I	J	K
			Options				Stock Awards
			Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plans: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Grant Date	Vesting Date	Exercisable	Unexercisable
S. Peterson	Stock Options
	1/16/2013	1/17/2016	61,538		$72.54	10/1/2021
	2/10/2014	2/11/2017	162,509		90.44	10/1/2021
	2/9/2015	2/10/2018	147,395		100.06	10/1/2021
	2/12/2018	10/1/2018	19,908		129.51	1/1/2019
	RSUs
	2/12/2018	2/12/2021					998	$127,015
	2016 - 2018 PSU Award
	2/8/2016	2/8/2019					0	0
	2/13/2017	2/8/2019					0	0
	2/12/2018	2/8/2019					0	0
	2017 - 2019 PSU Award
	2/13/2017	2/13/2020					0	0
	2/12/2018	2/13/2020					0	0
	2018 - 2020 PSU Award
	2/12/2018	2/12/2021					966	122,943	2,126	$270,576
Grant Date (Column B) PSUs are considered granted when the performance goals are approved (according to U.S. accounting rules). Since we use three 1-year sales goals, we grouped the PSU awards based on their vesting date.
Vesting Date (Column C) Our Stock Options, RSUs and PSUs vest 100% 3-years from the date of grant. PSUs are not distributed until the percent of target vested based on performance is certified at the end of the 3-year performance period. Please see "Grant Date (Column B)" for when the PSUs tied to operational sales in the second and third years of the 3-year performance period are considered granted for accounting purposes.
Number of Shares or Units of Stock that Have Not Vested (Column H) The PSUs that have been earned based on performance to date are included in column H. See "2018 Update on Performance of Performance Share Unit Awards Versus Goals" on page 53 for details.
Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested
(Column J) We calculated the estimated number of PSUs to vest in the future assuming:

•	2017 - 2019 PSUs tied to (i) Relative TSR performance vest at 76.5% of target and (ii) cumulative adjusted EPS performance vest at 101.3% of target.

•	2018 - 2020 PSUs tied to (i) Relative TSR performance vest at 0.0% of target and (ii) cumulative adjusted EPS performance vest at 106.5% of target.
Market Value of Shares or Units of Stock That Have Not Vested (Columns I and K) We calculated the market values of unvested PSUs and RSUs included in columns I and K using the closing price of our common stock on the NYSE on December 28, 2018, which was the last business day of fiscal 2018, of $127.27.

2019 Proxy Statement - 83

2018 Option Exercises and Stock Vested
In the table below, we show how many options each executive exercised in 2018 and the value received from exercising them. We also show how many PSUs and RSUs vested in 2018 and their value when they vested.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized Upon on Vesting ($)
A. Gorsky	264,465	$22,100,929	145,927	$18,854,896
J. Wolk	0	0	5,202	670,083
P. Stoffels	155,342	6,123,286	58,309	7,533,973
J. Duato	40,000	3,256,950	43,173	5,578,285
M. Ullmann	0	0	26,193	3,384,338
D. Caruso	230,348	17,792,175	46,647	6,027,154
S. Peterson	0	0	50,358	6,506,643

2019 Proxy Statement - 84

2018 Pension Benefits
In the table below, we show the present value of pension benefits as of year-end 2018 and payments during 2018. For a complete understanding of the table, please read the description of the pension benefits that follow the table.

Name	Number of Years Credited Service (#)	Normal Retirement Age	Present Value of Accumulated Benefit			Payments During Last Fiscal Year ($)
			Salaried Pension Plan ($)	Excess Pension Plan ($)	Total ($)
A. Gorsky	26.41	62	$1,286,000	$24,631,000	$25,917,000	$0
J. Wolk	20.58	62	750,000	1,734,000	2,484,000	0
P. Stoffels	25.33	62	1,117,000	11,169,000	12,286,000	0
J. Duato	29.25	62	1,293,000	10,730,000	12,023,000	0
M. Ullmann	29.42	62	1,567,000	8,127,000	9,694,000	0
D. Caruso	18.67	62	997,000	8,521,000	9,518,000	234,634
S. Peterson	5.83	62	292,000	2,497,000	2,789,000	0
We calculated the present values included in the table using the same assumptions we used for the pension liabilities included in our 2018 Annual Report. We used a discount rate of 4.47% and mortality assumptions according to the RP-2014 Table, Generational Mortality Projection with Scale MMP-2018.
The named executive officers participate in the same defined benefit pension plans provided to other U.S. non-union employees hired before January 1, 2015.
We provide pension benefits to our employees to provide retirement income, facilitate succession, and motivate long-service. Our pension benefits are paid through our Salaried Pension Plan and Excess Pension Plan as described below. We offset the benefits from these plans for amounts earned from our non-U.S. pension plans.

•	U.S. Pension Formula: Our U.S. pension formula determines a monthly annuity amount payable for life.

•
Retirement Age: At age 62 employees can begin receiving unreduced pension payments. At age 55 they can begin receiving reduced pension benefits. If an employee begins receiving his or her pension before age 62, the pension is reduced by 4% per year for each year before age 62.

•	Monthly Annuity Amount: We calculate the monthly annuity amount as:

(1)	Final average earnings multiplied by 1.667%, multiplied by years of service prior to 2005, plus

(2)	Final average earnings multiplied by 1.55%, multiplied by years of service after 2004, minus

(3)	Age 65 Social Security benefits multiplied by 1.429%, multiplied by total years of service.

•
Final Average Earnings: Final average earnings is the average of the highest consecutive 60 months out of the last 120 months of pay. Pay includes: base salary, bonus, and dividend equivalents paid or deferred on unvested CLCs for years prior to 2009.

•	Benefits Paid as an Annuity: Pension benefits must be taken in the form of an annuity, except the Belgian portion of Dr. Stoffels’ benefit which is payable as a lump sum at retirement.

•	Pension Plans: We pay our U.S. pensions from the Salaried and Excess Pension Plans as follows:

•	Salaried Pension Plan: The Salaried Pension Plan applies the U.S. pension formula to pay up to the IRS’s covered compensation limit. The limit was $275,000 in 2018.

•
Excess Pension Plan: The Excess Pension Plan uses the U.S. pension formula without applying the IRS pay limits. Its payments are reduced by amounts paid from the Salaried Pension Plan. U.S. non-union employees participate in the Excess Pension Plan if their covered compensation exceeds the IRS limit.

•
Offset for non-U.S. Pensions: Because Dr. Stoffels has worked in both Belgium and the U.S., his pension includes benefits from both the U.S. and Belgian Plans. The U.S. portion is calculated using the U.S. formula above for all service and subtracting the amount earned in the Belgian Plan. This treatment of service rendered outside the U.S. applies to all participants in the Salaried Pension Plan who were hired before January 1, 2015 and who earned company service outside the U.S. before joining the U.S. pension plan on, or before, July 1, 2015.

2019 Proxy Statement - 85

2018 Non-Qualified Deferred Compensation
In the table below, we show our named executive officers’ year-end non-tax-qualified compensation deferral plan balances. We also show how much they and the company contributed to the plans, the earnings on the deferred compensation, and withdrawals and distributions during the year. For a complete understanding of the table, please read the descriptions of the columns that follow the table.

A	B	C	D	E	F
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)
A. Gorsky	$0	$61,529	$58,168	$0	$11,126,588
J. Wolk	0	14,514	2,227	0	543,978
P. Stoffels	0	40,649	64,785	0	11,234,538
J. Duato	0	29,657	59,282	0	10,384,911
M. Ullmann	0	23,088	32,899	0	6,990,576
D. Caruso	0	15,999	55,089	2,048,760	17,133,031
S. Peterson	0	24,008	(14,219)	0	197,912
Executive Contributions in Last Fiscal Year (Column B)
Column B includes the amount the named executive officers deferred under the Executive Income Deferral Plan. This plan allows eligible employees to defer up to 50% of their base salary and 100% of their annual performance bonus.
Registrant Contributions in Last Fiscal Year (Column C)
Column C includes company contributions to the named executive officer’s Excess Savings Plan accounts. These amounts are included in Column H of the Summary Compensation Table.
Aggregate Earnings in Last Fiscal Year (Column D)
Column D includes earnings on the Executive Income Deferral Plan and Excess Savings Plan. It also includes the change in value on vested CLCs and CLPs. We show each of these amounts and the total earnings in the table below. See details on CLC and CLP unit values on page 87.
The earnings or losses on the Executive Income Deferral Plan and Executive Savings Plan balances are based on market rates of return as described on page 87. Therefore, there are no above market earnings from these plans and the amounts are not included in column G of the Summary Compensation Table.
The changes in value of the CLCs and CLPs are included in Column G of the Summary Compensation Table but only to the extent that the unit value grows at a rate that exceeds a reference rate of return. See page 73 for details.

Name	Earnings / (Losses) on Executive Income Deferral Plan ($)	Earnings / (Losses) on Excess Savings Plan ($)	Change in Value of Vested CLCs ($)	Change in Value of Vested CLPs ($)	Total ($)
A. Gorsky	$0	$(44,956)	$37,200	$65,924	$58,168
J. Wolk	0	(3,326)	1,240	4,313	2,227
P. Stoffels	0	(27,666)	49,600	42,851	64,785
J. Duato	0	(23,747)	48,050	34,979	59,282
M. Ullmann	0	(17,325)	36,580	13,644	32,899
D. Caruso	(40,562)	(37,092)	61,380	71,363	55,089
S. Peterson	0	(14,219)	0	0	(14,219)
Aggregate Withdrawals/Distributions (Column E)
Column E includes the payout of 42,000 CLC units to Mr. Caruso (at the beginning of year unit value of $48.78). These units vested prior to 2004. His CLC units that vested after 2004 will be paid in 2019 (six months following his retirement).

2019 Proxy Statement - 86

Aggregate Balance at Last Fiscal Year-End (Column F)
Column F includes the Executive Income Deferral Plan and Excess Savings Plan balances. It also includes the value of all vested CLCs and CLPs (calculated using the end of year unit values). See details on CLC and CLP unit values below.

Name	Executive Income Deferral Plan Balance ($)	Excess Savings Plan Balance ($)	Value of Vested CLCs ($)	Value of Vested CLPs ($)	Total ($)
A. Gorsky	$0	$645,802	$5,890,800	$4,589,986	$11,126,588
J. Wolk	0	47,339	196,360	300,279	543,978
P. Stoffels	0	396,651	7,854,400	2,983,487	11,234,538
J. Duato	0	340,534	7,608,950	2,435,427	10,384,911
M. Ullmann	0	248,020	5,792,620	949,936	6,990,576
D. Caruso	1,911,434	533,142	9,719,820	4,968,635	17,133,031
S. Peterson	0	197,912	0	0	197,912

•	Executive Income Deferral Plan: Our executive officers can defer up to 50% of their base salary and 100% of their performance bonuses under the Executive Income Deferral Plan.

◦
Earnings: The deferred amounts are credited with earnings equal to the return on: Johnson & Johnson common stock, one-year Treasury Bills, or the investment options within our 401(k) Savings Plan. The participant elects the allocation among these alternatives.

For 2018, the return on our common stock for these participants was -2.08%. None of the named executive officers had amounts allocated to the one-year Treasury Bill alternative in 2018.

◦
Distribution: Amounts deferred after 2004 are paid on the later of six months after termination or January of the year following termination. Amounts deferred before 2005 can be paid up to 10 years after termination and be paid as a lump sum or in up to 15 annual installments.

•
Excess Savings Plan: Our 401(k) Savings Plan provides a matching contribution of 4.5% of base salary to employees who contribute at least 6% of base salary. The base salary covered under this plan is limited by the IRS’s covered compensation limit. The limit was $275,000 in 2018. The Excess Savings Plan credits an unfunded account with 4.5% of the amount of the base salary over the IRS limit.

◦	Earnings: The accounts are credited with earnings equal to the return on the Balanced Fund investment option within our 401(k) Savings Plan. In 2018, the rate of return was -6.44%.

◦	Distribution: Account balances will be paid out in a lump sum, six months after termination, unless the participant made an irrevocable deferral or installment election before December 15, 2008.

Details on CLC and CLP Unit Values The following table includes the beginning and end of year CLC and CLP unit values. It also includes the change in unit values during the year.
Unit Values and Change in Values	CLC ($)	CLP ($)
Beginning of Year Unit Value	$48.78	$5.49
End of Year Unit Value	49.09	5.57
Change in Unit Value	0.31	0.08

2019 Proxy Statement - 87

2018 Potential Payments Upon Termination
We pay earned and unpaid compensation to our employees upon termination as described below. In addition, depending upon the circumstances of the termination and the employee’s age and years of service, we pay severance, provide continued health benefit coverage, and provide continued vesting in equity incentives as described below. We have no change-in-control benefits.

•
Earned but Unpaid Compensation: Upon any termination of employment as of year-end 2018, employees would receive their annual performance bonus and vested non-qualified deferred compensation. They would also be entitled to their pension benefits upon retirement. If a named executive officer had terminated as of year-end 2018, he or she would have received his or her:

◦
Earned but unpaid annual performance bonuses for 2018. An employee must be employed through the end of the year to be eligible for a non-pro-rated bonus. However, in case of involuntary termination for cause, these amounts would be forfeited. See the “Non-Equity Incentive Plan Compensation” table on page 71 for the bonus amounts.

◦	Vested non-qualified deferred compensation balances. See the “Non-Qualified Deferred Compensation — Aggregate Balance at Last Fiscal Year-End (Column F)” table on page 87 for the year-end balances.

◦	Pension benefits upon retirement. See “2018 Pension Benefits” on page 85 for details.

•
Severance, Healthcare Coverage, and Equity Incentives: In the table below, we show the value of cash severance, continued healthcare coverage, and continued vesting in equity incentives as if the named executive officers had terminated as of year-end 2018 under the circumstances shown below. For a complete understanding of the table please read the descriptions of the types of payments that follow the table.

•
No Change-in-Control Benefits: We do not have any change-in-control agreements or arrangements in place for any of our named executive officers. In addition, there are no change-in-control provisions in any of our compensation plans or instruments.

Name	Type of Payment	Voluntary Termination ($)	Involuntary Termination Without Cause ($)	Involuntary Termination with Cause ($)	Death ($)	Disability ($)
A. Gorsky	Cash Severance	$0	$1,650,000	$0	$0	$0
	Healthcare Coverage	228,000	231,000	228,000	115,000	244,000
	Equity Incentives	51,710,977	51,710,977	0	51,710,977	51,710,977
	Total	51,938,977	53,591,977	228,000	51,825,977	51,954,977
J. Wolk	Cash Severance	0	750,000	0	0	0
	Healthcare Coverage	0	121,000	0	4,000	286,000
	Equity Incentives	0	0	0	2,913,158	2,913,158
	Total	0	871,000	0	2,917,158	3,199,158
P. Stoffels	Cash Severance	0	1,178,300	0	0	0
	Healthcare Coverage	181,000	186,000	181,000	91,000	248,000
	Equity Incentives	21,284,982	21,284,982	0	21,284,982	21,284,982
	Total	21,465,982	22,649,282	181,000	21,375,982	21,532,982
J. Duato	Cash Severance	0	1,048,462	0	0	0
	Healthcare Coverage	198,000	203,000	198,000	101,000	249,000
	Equity Incentives	17,305,634	17,305,634	0	26,307,823	26,307,823
	Total	17,503,634	18,557,096	198,000	26,408,823	26,556,823
M. Ullmann	Cash Severance	0	886,731	0	0	0
	Healthcare Coverage	200,000	201,000	200,000	102,000	215,000
	Equity Incentives	9,578,489	9,578,489	0	9,578,489	9,578,489
	Total	9,778,489	10,666,220	200,000	9,680,489	9,793,489

2019 Proxy Statement - 88

Former Executives
Mr. Caruso and Ms. Peterson, upon their retirements, were eligible for their earned but unpaid compensation as described on page 88.
In the table below, we show the value of cash severance, continued healthcare coverage, and continued vesting in equity incentives for Mr. Caruso and Ms. Peterson. A description of each type of payment is below.

Type of Payment	D. Caruso	S. Peterson
Termination Reason	Retirement	Retirement
Cash Severance	$0	$11,072,500
Healthcare Coverage	159,000	8,000
Equity Incentives	18,031,566	689,803
Total	18,190,566	11,770,303
Dominic Caruso
Mr. Caruso retired on August 31, 2018. He did not receive cash severance. He is receiving continued retiree healthcare coverage as described on page 90.
His equity incentives were eligible for Qualifying Separation treatment as described on page 60. The value of the unvested equity incentives as of year-end 2018 is included in the table.
Sandra Peterson
Ms. Peterson retired on October 1, 2018. As described in our June 22, 2018 Form 8-K, she entered into a transition and separation agreement with the company and is receiving $11,072,500 in severance over 52 weeks comprised of 52 weeks of base salary ($1,072,500) and $10 million supplemental severance. She forfeited approximately $34.5 million in unvested equity awards (valued as of October 1, 2018). Ms. Peterson is receiving continued healthcare coverage during her 52 week severance period as described on page 90. Ms. Peterson received a payment for unused vacation of $53,677.
Ms. Peterson forfeited all of her unvested equity awards except for a prorated portion of her 2018 equity award as described in "Detail on Sandra Peterson's Long-Term Incentives" on page 78. The value of the prorated equity incentives as of year-end 2018 is included in the table.
Cash Severance
Our Severance Pay Plan provides benefits to certain full-time U.S. employees who are involuntarily terminated. We provide two weeks base salary for each year of service, with guaranteed minimums based on an employee’s level. The minimum for our named executive officers is 52 weeks of base salary. We pay severance according to our normal payroll cycle. We do not pay severance as a lump-sum payment.
In order to receive the full number of weeks of base salary under our Severance Pay Plan, U.S. employees must sign a release agreement and comply with the conditions set forth in the agreement which may include: compliance with non-competition provisions, release of all claims and rights, and any other terms set forth in the agreement. If U.S. employees do not sign the release agreement, the severance amount is 4 weeks of base salary.
In the table below, we show how the “Cash Severance” amounts in the table on page 88 were calculated.

Name	Salary Rate as of Year-End ($)	Years of Eligible Service (#)	Weeks of Base Salary Continuation			Total Amount of Cash Severance ($)
			Accrued (#)	Minimum (#)	Final (#)
A. Gorsky	$1,650,000	10	20	52	52	$1,650,000
J. Wolk	750,000	20	40	52	52	750,000
P. Stoffels	1,178,300	21	42	52	52	1,178,300
J. Duato	940,000	29	58	52	58	1,048,462
M. Ullmann	795,000	29	58	52	58	886,731

2019 Proxy Statement - 89

Healthcare Coverage
Upon termination of employment, all non-union U.S. employees receive continued healthcare coverage that varies based upon the termination circumstances. The “Healthcare Coverage” amounts in the table on page 88 are the present values of continued healthcare coverage. The values vary based upon the termination circumstances as follows:

Healthcare Coverage	Eligibility	Eligible Named Executive Officers	Voluntary Termination	Involuntary Termination Without Cause	Involuntary Termination with Cause	Death	Disability
Retiree	Employees age 55 with ten years of service	Gorsky Duato Stoffels Ullmann Caruso	✓	✓ Begins at the end of the cash severance period	✓	✓ Coverage for Dependents	✓
Separation	Employees between ages 50 and 54 with ten years of service who are involuntarily terminated without cause	Wolk	Not Applicable	✓ Begins at the earlier of the end of the cash severance period or 52 weeks and ends at age 65	Not Applicable	Not Applicable	Not Applicable
Active-employee	All Employees	Peterson	No continued coverage	✓ While on severance - up to 52 weeks	No continued coverage	✓ Coverage for Dependents for 6 months	✓ While on Long-term disability
Note: "✓" means eligible for coverage
Equity Incentives
The “Equity Incentives” amounts in the table on page 88 are the value of unvested equity incentives as of year-end 2018. The values vary based upon the termination circumstances as described under “Long-Term Incentive Vesting and Treatment upon Termination” on page 60.
The special retention award of 70,733 RSUs granted to Mr. Duato on February 13, 2017 is not eligible for qualifying separation treatment. Therefore, its value is not included in the "voluntary termination" and "involuntary termination without cause" scenarios.

2019 Proxy Statement - 90

Ratio of the Annual Total Compensation of the Median-Paid Employee to the CEO
The annual total compensation of our median-paid employee on a worldwide basis for 2018 was $75,000. The annual total compensation of our Chief Executive Officer for 2018 was $20,111,045. The ratio of the two amounts for 2018 is 268 to 1. For a complete understanding of these amounts, please read the descriptions below.
We used the following methodology and assumptions to calculate the annual total compensation of the median-paid employee:

•	We gathered payroll data from 22 countries around the world, which account for 88% of our employees.

•
We assumed that employees not included in this database are paid less than the median. This is a conservative assumption. If any of the employees assumed to be below the median were paid higher than the calculated median, the actual median would be higher.

•
We calculated the annual total compensation and ranked our employees using their taxable cash earnings, which includes: (i) salary, wages (regular, hourly, overtime, shift differentials), commissions, bonuses, other miscellaneous cash earnings; (ii) the estimated value of the company-provided pension earned during 2018 and company contributions to defined contribution retirement plans during 2018 (using an estimated percentage of salary for each country where we have a company-provided retirement plan); and (iii) the estimated value of company provided medical and dental insurance coverage (using an estimated per-employee amount for each country where we have company-provided medical and dental plans).

•	We counted down from the top to identify the median-paid employee. At least 50% of our employees have annual total compensation amounts higher than $75,000.

•	We rounded the annual total compensation of the median-paid employee to the nearest thousand dollars.
The annual total compensation of our Chief Executive Officer for 2018 is the $20,097,572 total as reported in the Summary Compensation Table on page 69 plus healthcare benefits of $13,473.
The ratio of the Annual Total Compensation of the Median-Paid Employee to the CEO is calculated by dividing the annual total compensation of our Chief Executive Officer by that of our median-paid employee. Because the annual total compensation of the median-paid employee is a conservative estimate (as described above), the pay ratio is also a conservative estimate - the actual ratio could be lower, but not higher.
Comparison to 2017 Median-Paid Annual Total Compensation
The annual total compensation of our median-paid employee for 2017 was $66,000. The median for 2018 is $75,000. In addition to salary increases and other increases in compensation, the following factors contributed to the increase in the median:

•	The percentage of employees included in the calculation described above increased from 80% to 88%.

•
We included estimates of company contributions to defined contribution retirement plans and the value of company-provided medical and dental insurance coverage to the 2018 analysis. These were not included in the 2017 analysis.

•	Currency exchange rates changed during 2018. If the exchange rates had not changed, the $75,000 median for 2018 amount shown above would have been $74,000.

2019 Proxy Statement - 91

Audit Committee Report
The Audit Committee reports to and acts on behalf of the Board of Directors of the company by providing oversight of the financial management, internal auditors, independent auditor and financial reporting controls and accounting policies and procedures of the company. The company’s management is responsible for preparing the company’s financial statements and systems of internal control and the independent auditor is responsible for auditing those financial statements and expressing its opinion as to whether the financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the company in conformity with generally accepted accounting principles. The Audit Committee is responsible for overseeing the conduct of these activities by the company’s management and the independent auditor.
In this context, the Audit Committee has met and held discussions with management and the internal and independent auditors (including private sessions with the Vice President, Internal Audit, the independent auditor, the Chief Financial Officer, and the General Counsel at each Audit Committee meeting). Management represented to the Audit Committee that the company’s consolidated financial statements as of and for the fiscal year ended December 30, 2018 were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditor.

The Audit Committee has discussed with the independent auditor matters required to be discussed by the applicable Auditing Standards as periodically amended (including significant accounting policies, alternative accounting treatments and estimates, judgments and uncertainties). In addition, the Audit Committee has received the written disclosures and the letter from the independent auditor required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and the Audit Committee and the independent auditor have discussed the auditor’s independence from the company and its management, including the matters in those written disclosures. Additionally, the Audit Committee considered the non-audit services provided by the independent auditor and the fees and costs billed and expected to be billed by the independent auditor for those services (as shown on page 94 of this Proxy Statement). All of the non-audit services provided by the independent auditor since February 10, 2003, and the fees and costs incurred in connection with those services, have been pre-approved by the Audit Committee in accordance with the Audit and Non-Audit Services Pre-Approval Policy, as adopted by the Audit Committee. (This policy is discussed in further detail on page 94 of this Proxy Statement.) When approving the retention of the independent auditor for these non-audit services, the Audit Committee has considered whether the retention of the independent auditor to provide those services is compatible with maintaining auditor independence.

In reliance on the reviews and discussions with management and the independent auditor referred to above, the Audit Committee believes that the non-audit services provided by the independent auditor are compatible with, and did not impair, auditor independence.
The Audit Committee also has discussed with the company’s internal and independent auditors, with and without management present, their evaluations of the company’s internal accounting controls and the overall quality of the company’s financial reporting.
In further reliance on the reviews and discussions with management and the independent auditor referred to above, the Audit Committee recommended to the Board of Directors on February 20, 2019, and the Board has approved, the inclusion of the audited financial statements in the company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2018, for filing with the Securities and Exchange Commission.
D. Scott Davis, Chairman
Ian E. L. Davis
Anne M. Mulcahy
William D. Perez

2019 Proxy Statement - 92

Item 3. Ratification of Appointment of Independent Registered Public Accounting Firm

☑	The Board of Directors recommends that shareholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2019.

The Audit Committee oversees the qualifications,
independence and performance of the independent
auditor and has the ultimate responsibility to
appoint, retain, compensate, evaluate and, when
appropriate, terminate the independent auditor.

The Audit Committee of the Board is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the company’s financial statements. The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm for the company and its subsidiaries for the fiscal year 2019. Shareholder ratification of the appointment is not required under the laws of the State of New Jersey, but as a matter of good corporate governance, the Board has decided to ascertain the position of the shareholders on the appointment at the Annual Meeting. The affirmative vote of a majority of the votes cast at the annual meeting is required for ratification. The Audit Committee will reconsider the appointment if it is not ratified.
During fiscal years 2018 and 2017, PricewaterhouseCoopers LLP not only acted as the independent registered public accounting firm for the company and its subsidiaries (work related to the integrated audit of our consolidated financial statements and internal control over financial reporting), but also rendered other services on behalf of the company and its subsidiaries.
Rules enacted under the Sarbanes-Oxley Act prohibit an independent auditor from providing certain non-audit services for an audit client. PricewaterhouseCoopers LLP has provided services in accordance with applicable rules and regulations. It is expected that PricewaterhouseCoopers LLP will continue to provide certain accounting, additional audit, tax and other services to the company and its subsidiaries, which are permitted under applicable rules and regulations.
PricewaterhouseCoopers LLP and its predecessors have served as Johnson & Johnson's independent auditor since at least 1920. The Audit Committee believes that this long tenure results in higher quality audit work and greater operational efficiencies by leveraging PricewaterhouseCoopers LLP's deep institutional knowledge of Johnson & Johnson's global operations and businesses, accounting policies and practices, and internal controls. In order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the company’s independent registered public accounting firm. In addition, in conjunction with the mandated rotation of the audit firm’s lead engagement partner every five years, the Audit Committee and its chairperson are directly involved in the selection of PricewaterhouseCoopers LLP’s new lead engagement partner.
The members of the Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers LLP to serve as the company’s independent registered public accounting firm is in the best interests of the company and its shareholders.
The Audit Committee is responsible for the audit fee negotiations associated with the retention of PricewaterhouseCoopers LLP. The table below sets forth the aggregate fees billed or expected to be billed by PricewaterhouseCoopers LLP for 2018 and 2017 for audit and non-audit services (as well as all “out-of-pocket” costs incurred in connection with these services) and are categorized as Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees. The nature of the services provided in each such category is described in the table on the following page.

2019 Proxy Statement - 93

Actual Fees (Dollars in thousands)	2018	2017
Audit Fees	$41,550	$42,560
Audit-Related Fees	27,680	25,560
Total Audit and Audit-Related Fees	69,230	68,120
Tax Fees	2,700	3,080
All Other Fees	180	60
Total Fees	$72,110	$71,260

Audit Fees – Consists of professional services rendered for the audit of our consolidated financial statements, quarterly reviews, statutory audits, issuance of comfort letters and consents and assistance with, and review of, documents filed with the SEC.
Audit-Related Fees – Consists of assurance and related services related to employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultation and audits in connection with acquisitions and dispositions, system pre-implementation reviews, internal control reviews, attest services that are not required by statute or regulation, advice as to the preparation of statutory financial statements, and consultations concerning financial accounting and reporting standards.
Tax Fees – Consists of tax compliance (review and preparation of corporate and international tax returns, assistance with tax audits, review of the tax treatments for certain expenses, and transfer pricing documentation for compliance purposes), state and local tax planning, and consultations with respect to various domestic and international tax matters.
All Other Fees – Consists of fees not included in the Audit, Audit-Related or Tax categories and includes accounting research software, benchmarking and other operational reviews.
Pre-Approval of Audit and Non-Audit Services
Under the Audit and Non-Audit Services Pre-Approval Policy, as adopted by the Audit Committee in 2003, the Audit Committee must pre-approve all audit and non-audit services provided by the independent auditor. The Policy, as described below, sets forth the procedures and conditions for such pre-approval of services to be performed by the independent auditor. The Policy utilizes both a framework of general pre-approval for certain specified services and specific pre-approval for all other services.
Each year, the Audit Committee is asked to pre-approve the engagement of the independent auditor, and the projected fees, for audit services, audit-related services (assurance and related services that are reasonably related to the performance of the auditor’s review of the financial statements or that are traditionally performed by the independent auditor) and tax services (such as tax compliance, tax planning and tax advice) for the current year. In addition, the following specific routine and recurring other services also may be pre-approved generally for the current year: audits or reviews of third parties to assess compliance with contracts; risk management reviews and assessments; healthcare compliance reviews; and other regulatory matters and certain projects to evaluate systems security.
The fee amounts approved at such meeting are updated to the extent necessary at the regularly scheduled meetings of the Audit Committee during the year. Additional pre-approval is required if actual fees for any service exceed the originally pre-approved amount by 5%, excluding the impact of currency.
If the company wants to engage the independent auditor for other services that are not considered subject to general pre-approval as described above, then the Audit Committee must approve such specific engagement, as well as the projected fees. Additional pre-approval is required before any fees can exceed those fees approved for any such specifically-approved services.
If the company wishes to engage the independent auditor for additional services that have not been generally pre-approved as described above, then such engagement will be presented to the Audit Committee for pre-approval at its next regularly scheduled meeting. If the timing of the project requires an expedited decision, then the company may ask the Chairman of the Audit Committee to pre-approve such engagement. Any such pre-approval by the Chairman is then reported to the other Committee members at the next Committee meeting. In any event, pre-approval of any engagement by the Audit Committee or the Chairman of the Audit Committee is required before the independent auditor may commence any engagement.
In 2018, there were no fees paid to PricewaterhouseCoopers under a de minimis exception to the rules that waives pre-approval for certain non-audit services.
Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting of Shareholders and will be allowed to make a statement if they wish. Additionally, they will be available to respond to appropriate questions from shareholders during the annual meeting.

☑	The Board of Directors recommends that shareholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2019.

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Item 4: Shareholder Proposal – Clawback Disclosure
The following shareholder proposal has been submitted to the company for action at the annual meeting by certain New York City pension funds, Municipal Building, One Centre Street, 8th Floor North, New York, NY 10007-2341, beneficial owner, of 3,449,007 shares of the company’s common stock, and a co-filer. The affirmative vote of a majority of the shares voted at the annual meeting is required for approval of the shareholder proposal. The text of the proposal follows:
PROPOSAL 4 - CLAWBACK DISCLOSURE
RESOLVED, that shareholders of Johnson & Johnson ("JNJ") urge the board of directors ("Board") to adopt a policy (the "Policy") that JNJ will disclose annually whether it, in the previous fiscal year, recouped any incentive compensation from any senior executive or caused a senior executive to forfeit all or part of an incentive compensation award (each, a "clawback") as a result of applying the JNJ's clawback policy. "Senior executive" includes a former senior executive.
The Policy should provide that the general circumstances of the clawback will be described. The Policy should also provide that if no clawback of the kind described above occurred in the previous fiscal year, a statement to that effect will be made. The disclosure requested in this proposal is intended to supplement, not supplant, any clawback disclosure required by law, regulation or agreement and the Policy should not apply if disclosure would violate any law, regulation or agreement.
SUPPORTING STATEMENT
As long-term shareholders, we believe compensation practices should promote sustainable value creation. We believe disclosure of the use of recoupment provisions would reinforce behavioral expectations and deter misconduct.
JNJ has mechanisms in place to recoup incentive compensation from senior executives in the event of significant misconduct resulting in a violation of a significant company policy, law, or regulation relating to manufacturing, sales or marketing of products that causes material harm to JNJ.
In July 2018, a jury awarded $4.7 billion to 22 women who claimed that asbestos in JNJ's talcum powder products caused them to develop ovarian cancer; the $4.14 billion punitive damages component is reportedly among the largest ever awarded in a product liability case. (https://www.nytimes.com/2018/07/12/business/johnson-johnson-talcum-powder.html)
JNJ disclosed in its 2017 10-K that its business practices related to opioid sales are the subject of multiple government investigations. In September 2017, 41 state attorneys general subpoenaed information from opioid manufacturers, including JNJ, about how they marketed and sold opioids. The Financial Times described a "tidal wave" of litigation over the opioid crisis, alleging that manufacturers used aggressive sales tactics to boost revenues while downplaying risks, and noted that JNJ is among the most commonly named defendants (see https://www.ft.com/content/36e93cee-7e39-11e7-9108-edda0bcbc928).
These types of behavior can cause both financial and reputational harm.
JNJ has not made any proxy statement disclosure regarding the application of its clawback provisions, which were adopted in 2012. Such disclosure would allow shareholders to evaluate the Compensation and Benefits Committee's use of the recoupment mechanism. In our view, disclosure of recoupment from senior executives below the named executive officer level, recoupment from whom is already required to be disclosed under SEC rules, would be useful for shareholders because these executives may have business unit responsibilities or otherwise be in a position to take on substantial risk or affect key company policies.
We are sensitive to privacy concerns and urge the Policy to provide for disclosure that does not violate privacy expectations (subject to laws requiring fuller disclosure).
We urge shareholders to vote for this proposal.

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BOARD'S STATEMENT IN OPPOSITION TO SHAREHOLDER PROPOSAL

☒	The Board of Directors recommends a vote AGAINST the adoption of this proposal for the following reasons:
Johnson & Johnson already has effective and robust recoupment policies in place. The Board can recoup all or any part of any compensation paid to an executive officer in the event of a material restatement of the company’s financial results. In addition, the Board can recoup compensation from senior executives in the event of significant misconduct resulting in violation of a significant company policy, law, or regulation relating to manufacturing, sales or marketing of products that causes material harm to Johnson & Johnson. For more information on our recoupment policies, see “Executive Compensation Recoupment Policy” on page 68.
Further, our Board and management are committed to Our Credo. As a result, when we assess performance, we review not only what results were achieved, but also how they were achieved and whether they were achieved in a manner consistent with the values embodied in our Credo. The Board believes that the company's current ability to recoup compensation and its Credo-based culture discourages unreasonable risk-taking and reflects our strong commitment to ethics and integrity.
Johnson & Johnson already is subject to existing legal requirements that address disclosure of recoupment of executive compensation.
Johnson & Johnson already is required by SEC rules to disclose in our annual Proxy Statement when compensation has been recouped, and the amount recouped, from our CEO, CFO, and other named executive officers (NEOs). Moreover, when necessary to understand the company's compensation policies and compensation decisions regarding the NEOs, the company already must disclose in our annual Proxy Statement the reasons for recoupment and how the Board determined the amount to be recovered.
This proposal seeks a policy requiring these disclosures with respect to all current and former "senior executives." However, as noted above, the SEC's existing disclosure rules already require the company to disclose recoupment of compensation from both certain current and former executive officers who served during the prior fiscal year, to the extent that such individuals meet the SEC's definition of an NEO. We do not believe that expanding the disclosure requirements to all current and former "senior executives" is warranted.
The proposed disclosure requirement is overly prescriptive and may result in disclosure that is misleading to shareholders.
The proposal calls for the company to report on the general circumstances leading to recoupment or “clawback” or to provide a statement that no clawback was sought in a given year. The Board believes that it is appropriate for decisions regarding voluntary disclosure to be made on a case-by-case basis, taking into account applicable legal requirements, the desire of investors to receive information as well as confidentiality and commercial considerations. Thus, requiring an annual report on application of our recoupment policies would prevent the Board from exercising its discretion with respect to the disclosure of potentially sensitive information.
Additionally, a statement that no clawback was made in a given year could lead stockholders to inaccurately conclude that the company is not taking action to address misconduct or other issues within the company. Johnson & Johnson does not tolerate misconduct by its executives or other employees. However, recoupment of compensation is not the only action that is available to address misconduct. Alternative responses may include changes in job responsibility, further training, disciplinary action, including termination, or alterations to compensation plans in future years; all of which might be reasonable corrective actions under certain circumstances to address misconduct but would not be disclosed under the proposal's request for a report on compensation recoupment.
With respect to the litigation matters referenced by the proponent in support of their proposal, the company has sincere sympathy for individuals and families facing medical and health conditions, and deep respect for the legal process. The company is committed to defending the safety of JOHNSONS® Baby Powder based on extensive scientific evidence that demonstrates that JOHNSONS® Baby Powder is safe and does not contain asbestos, and the talc used in JOHNSONS® Baby Powder does not increase the risk of cancer.  In connection with concerns about opioids, the company is committed to ensuring its medicines are used correctly, including by providing important information about their risks and benefits on every product label.  Responsibly-used opioid-based pain medications play a critical role in helping doctors and patients manage the debilitating effects of serious pain, and the company’s pain medicines were designed to prevent and deter abuse with some of the lowest rates of abuse among prescription opioid pain medicines.  The Janssen Pharmaceutical Companies of Johnson & Johnson no longer develop or promote opioid-based pain medicines, and since 2008, the volume of its prescription opioids has amounted to less than one percent of the total prescriptions written per year for opioid medications in the U.S.
For the foregoing reasons, the Board believes that it would not be prudent or in the best interests of the company or its shareholders to approve the proposal.
It is, therefore, recommended that shareholders vote AGAINST this proposal.

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Item 5: Shareholder Proposal – Executive Compensation and Drug Pricing Risks
The following shareholder proposal has been submitted to the company for action at the annual meeting by Oxfam America, Inc., 1101 17th Street, NW Suite 1300, Washington, DC 20036, a beneficial owner of 38 shares of the company’s common stock, and a co-filer. The affirmative vote of a majority of the shares voted at the annual meeting is required for approval of the shareholder proposal. The text of the proposal follows:
PROPOSAL 5 - EXECUTIVE COMPENSATION AND DRUG PRICING RISKS
RESOLVED, that shareholders of Johnson & Johnson (“JNJ”) urge the Compensation and Benefits Committee (the “Committee”) to report annually to shareholders on the extent to which risks related to public concern over drug pricing strategies are integrated into JNJ’s incentive compensation policies, plans and programs (together, “arrangements”) for senior executives. The report should include, but need not be limited to, discussion of whether (i) incentive compensation arrangements reward, or not penalize, senior executives for adopting pricing strategies, or making and honoring commitments about pricing, that incorporate public concern regarding the level or rate of increase in prescription drug prices; and (ii) external pricing pressures are taken into account when setting targets for financial metrics.
SUPPORTING STATEMENT
As long-term investors, we believe that senior executive incentive compensation arrangements should reward the creation of sustainable longterm value. To that end, it is important that those arrangements align with company strategy and encourage responsible risk management.
A key risk facing pharmaceutical companies is potential backlash against high drug prices. Public outrage over high prices and their impact on patient access may force price rollbacks and harm corporate reputation. Legislative or regulatory investigations regarding pricing of prescription medicines may bring about broader changes. In May 2018, the White House released a ‘Blueprint to Lower Drug Prices’ that included promoting generics and biosimilars, as well as a different system for buying Medicare Part B drugs, such as JNJ’s Remicade.
We applaud JNJ for improving transparency on drug pricing and supporting alternative pricing approaches. We are concerned, however, that the incentive compensation arrangements applicable to JNJ’s senior executives may not encourage senior executives to take actions that result in lower short-term financial performance even when those actions may be in JNJ’s best long-term financial interests.
JNJ uses sales growth and earnings per share (EPS) as metrics for the annual bonus and EPS as a metric for performance share awards. (2018 Proxy Statement, at 43) Increasing revenues, either by increasing volumes or raising prices (or some combination), can boost both sales growth and earnings. A recent Credit Suisse analyst report identified JNJ as at significant risk from certain proposals in the Blueprint and ranked it in the bottom third on “overall resistance to emerging pressures.”
In our view, excessive dependence on drug price increases is a risky and unsustainable strategy, especially when price hikes drive large senior executive payouts. For example, media coverage of the skyrocketing cost of Mylan’s EpiPen noted that a 600% rise in Mylan’s CEO’s total compensation accompanied the 400% EpiPen price increase.
The disclosure we request would allow shareholders to better assess the extent to which compensation arrangements encourage senior executives to responsibly manage risks relating to drug pricing and contribute to long-term value creation in line with the company’s stated credo to “maintain reasonable prices,” “bear our fair share of taxes,” and “put the needs and well-being of the people we serve first.” We urge shareholders to vote for this Proposal.

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BOARD'S STATEMENT IN OPPOSITION TO SHAREHOLDER PROPOSAL

☒	The Board of Directors recommends a vote AGAINST the adoption of this proposal for the following reasons:

Johnson & Johnson already discloses how our Credo values, including a commitment to reasonable pricing, inform executive compensation in the Proxy Statement.
Johnson & Johnson’s compensation programs are designed to facilitate effective risk management by incorporating our Credo values in executive compensation, including the obligation to maintain reasonable prices. In addition, the Compensation & Benefits Committee Charter directs the Committee to assess the company’s financial and non-financial goals and actual performance against the principles outlined in Our Credo. Thus, assessments of drug pricing strategies are already incorporated into the Committee evaluation process, and the company provides extensive disclosure related to this process, beginning on page 42 of this Proxy Statement.
In addition, while the company is pleased with the growth of its pharmaceuticals business, it is only one part of the company's broad-based healthcare business. Using the company's existing approach, the Compensation & Benefits Committee has the discretion to evaluate the risks relevant to each executive’s business responsibilities when evaluating performance and determining incentive compensation amounts. As a result, creating a report specifically focused on drug pricing risk would not provide shareholders with meaningful information because it would not be relevant to every executive’s set of responsibilities or compensation and it would place undue emphasis on only one aspect of the company’s risk profile.
Johnson & Johnson’s pharmaceutical business maintains a responsible approach to pricing its medicines.
The Janssen Pharmaceutical Companies of Johnson & Johnson (Janssen) are committed to developing transformational medicines that have the potential to improve the trajectory of human health. There are many factors contributing to the rising cost of healthcare, and the company stands as a committed partner in advancing a more results-based healthcare system that delivers better care at lower cost. As an essential part of this commitment, the company's pharmaceutical business maintains a responsible approach to pricing its medicines by balancing the value to patients, healthcare systems and society; the importance of maintaining affordable access to medicines; and the importance of preserving our ability to develop future groundbreaking cures and treatments. In addition, Janssen carries out deep, data-driven analyses of these factors and engages with external experts to determine the value of our medicines.
In discussing Janssen's approach to pricing, the role of medicines in overall health spending is an important piece of context. Medicines are only 14 percent of U.S. healthcare costs (https://catalyst.phrma.org/new-data-put-medicine-costs-and-spending-in-context). And the latest data show that while overall healthcare expenditures increased 3.9 percent, total prescription drug spending rose just 0.4 percent (https://www.cms.gov/Research-Statistics-Data-and-Systems/Statistics-Trends-and-Reports/NationalHealthExpendData/Downloads/highlights.pdf). Janssen provides extensive disclosure related to its approach to drug pricing in our annual Janssen U.S. Transparency Report found at transparencyreport.janssen.com/us/us-pharmaceutical-transparency-report.
In light of the foregoing, particularly the company’s responsible compensation program design, existing compensation risk management process incorporating our Credo values and responsible approach to drug pricing and related public disclosures, the Board believes the proposal would not provide meaningful information to shareholders, is not necessary and would not be in the best interests of the company or its shareholders.

It is, therefore, recommended that shareholders vote AGAINST this proposal.

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General Information
This Proxy Statement is furnished in connection with the solicitation of proxies by our Board of Directors for the Annual Meeting of Shareholders. This Proxy Statement, proxy form and our 2018 Annual Report to Shareholders are being distributed to our shareholders on or about March 13, 2019.

Shareholders Entitled to Vote and Voting Standard
Shareholders of record of our common stock at the close of business on February 26, 2019 are entitled to notice of, and to vote at, our Annual Meeting, and at any adjournments or postponements of the annual meeting. Each share of common stock entitles its owner to one vote. On February 26, 2019, there were 2,662,772,121 shares outstanding.
To constitute a quorum, a majority of the shares entitled to vote must be represented in person or by proxy at the Annual Meeting. Approval of each matter submitted to the shareholders, including the election of Directors, requires the affirmative vote of a majority of the votes cast at the annual meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast “For” or “Against” are included; abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the annual meeting.

How to Vote
You are encouraged to vote in advance of the annual meeting using one of the following voting methods, even if you are planning to attend the 2019 Annual Meeting of Shareholders.

Make sure you have your Notice, proxy card or vote instruction form in hand and follow the instructions.

Registered Shareholders: Shareholders who hold their shares directly with our stock registrar, Computershare, can vote any one of four ways:
Via the Internet: Go to www.proxyvote.com/JNJ and follow the instructions on the website.
By Telephone: Call (800) 690-6903 and follow the instructions given by the voice prompts.

If you vote via the Internet or by telephone, your voting instructions may be transmitted up until 11:59 p.m. Eastern Time on April 24, 2019, except with respect to shares held in a Johnson & Johnson employee savings plan, which must be submitted by 5:00 p.m. Eastern Time on April 23, 2019. See “Johnson & Johnson Employee Savings Plans” on page 101 for voting instructions regarding shares held under our savings plans.

By Mail: If you received paper copies of the Proxy Statement, Annual Report and proxy card, mark, sign, date and return the proxy card in the postage-paid envelope provided.

In Person: Attend the Annual Meeting, or send a personal representative with an appropriate proxy, to vote by ballot at the annual meeting. (See “Annual Meeting Information” and “Admission Ticket Procedures” on page 101).

Beneficial Shareholders: Shareholders who hold their shares beneficially through an institutional holder of record such as a bank or broker (sometimes referred to as holding shares “in street name”) will receive voting instructions from that holder of record. If you wish to vote in person at the annual meeting, you must obtain a legal proxy from the holder of record of your shares and present it at the annual meeting.

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Other Matters
The Board does not intend to bring other matters before the annual meeting except items incident to the conduct of the annual meeting, and we have not received timely notice from any shareholder of an intent to present any other proposal at the annual meeting. On any matter properly brought before the annual meeting by the Board or by others, the persons named as proxies in the accompanying proxy, or their substitutes, will vote in accordance with their best judgment.

Notice and Access
We distribute proxy materials to many shareholders via the Internet under the SEC’s “Notice and Access” rules to save costs and paper. Using this method of distribution, on or about March 13, 2019, we mailed the Important Notice Regarding the Availability of Proxy Materials (“Notice”) that contains basic information about our 2019 Annual Meeting and instructions on how to view all proxy materials, and vote electronically, via the Internet. If you receive the Notice and prefer to receive the proxy materials by regular mail or e-mail, follow the instructions in the Notice for making this request, and the materials will be sent promptly to you via the preferred method. If you prefer to vote by phone rather than Internet, the website listed on the Notice (www.proxyvote.com/JNJ) has instructions for voting by phone.

Proxy Voting
Your proxy authorizes another person to vote your shares on your behalf at the Annual Meeting.
If your valid proxy is timely received by Internet, telephone or mail, the persons designated as proxies will vote your shares per your directions. We have designated two of our executive officers as proxies for the 2019 Annual Meeting of Shareholders – J. J. Wolk and M. H. Ullmann.
Should any other matter not referred to in this Proxy Statement properly come before the annual meeting, the designated proxies will vote in their discretion. If any Director nominee should refuse or be unable to serve, an event that is not anticipated, your shares will be voted for the person designated by the Board to replace such nominee or, alternatively, the Board may reduce the number of Directors on the Board.

Effect of Not Casting Your Vote
Proxies that are signed and returned but do not contain voting instructions will be voted:
• FOR Item 1: the election of our 12 Director nominees
•  FOR Item 2: the advisory vote to approve the compensation of our named executive officers
• FOR Item 3: the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm
•  AGAINST Items 4 and 5: the shareholder proposals
• In the best judgment of the named proxy holders if any other matters are properly brought before the Annual Meeting.

Revoking Your Proxy or Changing Your Vote
Registered Shareholders can change your proxy vote or revoke your proxy at any time before the Annual Meeting by:
• Returning a signed proxy card with a later date;
• Authorizing a new vote electronically through the Internet or telephone;
• Delivering a written revocation of your proxy to the Office of the Corporate Secretary at our principal office address before your original proxy is voted at the Annual Meeting; or
• Submitting a written ballot at the Annual Meeting.
Beneficial Shareholders can submit new voting instructions by following specific directions provided by your your bank, broker or other holder of record. You can also vote in person at the Annual Meeting if you obtain a legal proxy from your bank, broker or other holder of record.
Your personal attendance at the Annual Meeting does not revoke your proxy. Unless you vote at the Annual Meeting, your last valid proxy prior to or at the Annual Meting will be used to cast your vote.

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Johnson & Johnson Employee Savings Plans
If you hold shares in a Johnson & Johnson company employee savings plan, you will receive one proxy card or Notice that covers the shares held for you in your savings plan, as well as any other shares registered directly in your name (but not shares held beneficially through a bank, broker or other holder of record). If you submit voting instructions for the plan shares via the Internet, by telephone or by mail, as described above, by 5:00 p.m. (Eastern) on April 23, 2019, the Trustee of your savings plan will vote your shares as you have directed (your voting instructions will be kept confidential). It is important that you direct the Trustee how to vote your shares. In accordance with the terms of the Johnson & Johnson Savings Plan and the Johnson & Johnson Puerto Rico Retirement Savings Plan, you are the named fiduciary for shares held in your savings plan and have the right to direct the Trustee with respect to those shares. If you do not direct the plan Trustee how to vote your shares, the Trustee will vote your shares in direct proportion to the votes cast for all shares held in that plan for which voting instructions were provided by other plan holders.
Participants in the Johnson & Johnson employee savings plans may attend the Annual Meeting. However, shares held in those plans can only be voted as described in this paragraph and cannot be voted at the annual meeting.

Annual Meeting Attendance
If you were a shareholder as of the record date, February 26, 2019, and plan to attend our Annual Meeting in person on Thursday, April 25, 2019, please note:
•  Venue: Hyatt Regency New Brunswick, Two Albany Street, New Brunswick, New Jersey.
• Time: The doors to the annual meeting will open at 9:15 a.m. and the annual meeting will begin at 10:00 a.m. The anticipated running time of the annual meeting will be approximately one hour.
•  Parking: Limited parking will be available at the Hyatt Regency New Brunswick, and other parking facilities will be open to self-parkers at normal hourly and daily rates. For information on local parking go to: www.njnbpa.org.
•  Devices: Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the annual meeting.
•  Safety and Security: Ensuring that our Annual Meeting is safe, orderly and productive is our top priority. All bags are subject to search as a condition of entry. Wheeled or large bags, briefcases and packages are prohibited in the meeting room.
• Tickets: See “Admission Ticket Procedures” below.
(Note: Consistent with our practice in recent years, we do not provide product bags or food at the annual meeting.)

Admission Ticket Procedures
If you were a shareholder as of the record date, and you plan to attend the Annual Meeting in person, you must print your own ticket and bring it to the Annual Meeting to gain access.
• Tickets can be printed by clicking on the “Register for Meeting” button found at www.proxyvote.com/JNJ and following the instructions provided. You will need the 16-digit control number included on your Notice, proxy card or vote instruction form.
• If you are unable to print your ticket, please call Shareholder Meeting Registration Phone Support (toll free) at 1-844-318-0137 or (international toll call) at 1-925-331-6070, or email AnnualMeeting@its.jnj.com for assistance.
• On the day of the annual meeting, you will be required to present valid picture identification, such as a driver’s license or passport, with your admission ticket. You may be denied entrance if the required identification is not presented.
Guest tickets are not available. Exceptions may be granted to shareholders who require a companion ticket in order to facilitate their own attendance (for example, due to a physical disability) by contacting Shareholder Meeting Registration Phone Support per the instructions above.

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Proxy Solicitation
In addition to the solicitation of proxies by mail, several regular employees of the Johnson & Johnson Family of Companies may solicit proxies in person or by telephone. We have also retained the firm of Morrow Sodali LLC to aid in the solicitation of banks, brokers, and institutional and other shareholders for a fee of approximately $20,000, plus reimbursement of expenses. We will bear all costs of the solicitation of proxies. Any registered shareholder voting by proxy card may substitute the name of another person in place of the persons presently named as proxies. In order to vote, a substitute proxy must present adequate identification to the Corporate Secretary.

Electronic Access to Proxy Materials
This Proxy Statement and our 2018 Annual Report are available at www.investor.jnj.com/gov/annualmeetingmaterials.cfm. If you received paper copies of this year’s Proxy Statement and Annual Report by mail, you can elect to receive an e-mail message in the future that will provide a link to those documents and voting instructions on the Internet. By opting to access your proxy materials via the Internet, you will:
• gain faster access to your proxy materials
• help save on our production and mailing costs
• reduce the amount of paper mail you receive
• help preserve environmental resources
If you have enrolled in the electronic access service previously, you will continue to receive your proxy materials by e-mail, unless and until you elect an alternative method of delivery.
Registered Shareholders may enroll in the electronic proxy and Annual Report access service for future Annual Meetings of Shareholders by registering at www.computershare-na.com/green. If you vote via the Internet, simply follow the prompts that link you to that website.
Beneficial Shareholders who wish to enroll for electronic access may register at enroll.icsdelivery.com/jnj, or by following instructions for e-delivery from your broker or other holder of record.

Reduce Duplicate Mailings
We have adopted a procedure approved by the SEC called “householding," Under this procedure, registered shareholders who have the same address and last name and who receive either Notices or paper copies of the proxy materials in the mail will receive only one copy of our proxy materials, or a single envelope containing the Notices, for all shareholders at that address. This consolidated method of delivery continues until one or more of these shareholders notifies us that they would like to receive individual copies of proxy materials. This procedure reduces our printing costs and postage fees. Shareholders who participate in householding continue to receive separate proxy cards or Notices for voting their shares.
Registered Shareholders who wish to discontinue householding and receive separate copies of proxy materials may notify Computershare by calling (800) 328-9033, or send a written request to the Office of the Corporate Secretary at the address of our principal office.
Beneficial Shareholders may request information about householding from your bank, broker or other holder of record.

Corporate Governance Materials
The company’s main corporate website address is www.jnj.com. This Proxy Statement, the 2018 Annual Report and all of the company’s other SEC filings are also available on the company’s website at www.investor.jnj.com/sec.cfm, as soon as reasonably practicable after having been electronically filed or furnished to the SEC. All SEC filings are also available at the SEC’s website at www.sec.gov. In addition, our Restated Certificate of Incorporation; By-Laws; the written charters of the Audit Committee, the Compensation & Benefits Committee, the Nominating & Corporate Governance Committee, the Regulatory Compliance Committee and the Science, Technology & Sustainability Committee of the Board of Directors; Principles of Corporate Governance; Code of Business Conduct (for employees); Code of Business Conduct & Ethics for Members of the Board of Directors and Executive Officers; and other corporate governance materials, are available at www.investor.jnj.com/gov.cfm on the company's website and will be provided without charge to any shareholder submitting a written request to the Office of the Corporate Secretary at the address of our principal office. The information on the company’s website is not, and will not be deemed, a part of this Proxy Statement or incorporated into any other filings the company makes with the SEC.

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Shareholder Proposals, Director Nominations by Shareholders and Other Items of Business
Address to submit a shareholder proposal:
Proposals and other items of business should be directed to the attention of the Office of the Corporate Secretary at the address of our principal office: One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933.

Type of Proposal	Deadline	Submission Requirements
Shareholder Proposal To be included in our Proxy Statement and Proxy Card for the 2020 Annual Meeting of Shareholders	November 14, 2019	Must comply with Rule 14a-8 under the U.S. Securities and Exchange Act of 1934, as amended Must include the information specified under our By-Laws
Proxy Access Nominee Shareholder nomination of director to be included in our Proxy Statement and Proxy Card for the 2020 Annual Meeting of Shareholders	Between October 15, 2019 and November 14, 2019	Must include the information specified under our By-Laws
Advance Notice Provisions for Item of Business or Director Nominee Not intended to be included in our Proxy Statement and Proxy Card for the 2020 Annual Meeting of Shareholders	Between October 15, 2019 and November 14, 2019	Must include the information specified under our By-Laws
Our By-Laws can be found at www.investor.jnj.com/gov/cdocument.cfm
Contacting Our Board, Individual Directors and Committees
You can contact any of our Directors, including our Lead Director, by writing to them c/o Johnson & Johnson, Office of the Corporate Secretary, One Johnson & Johnson Plaza, New Brunswick, NJ 08933. Employees and others who wish to contact the Board or any member of the Audit Committee to report any complaint or concern with respect to accounting, internal accounting controls or auditing matters, may do so anonymously by using the address above. You can also use the on-line submission forms on our website to contact the Board and the Audit Committee. Our process for handling communications to the Board or the individual Directors has been approved by the independent Directors and can be found at www.investor.jnj.com/communication.cfm.

Helpful Websites
Company	www.jnj.com
Investor Relations	www.investor.jnj.com
Corporate Governance	www.investor.jnj.com/gov.cfm
Annual Meeting Materials	www.investor.jnj.com/gov/annualmeetingmaterials.cfm
Board of Directors	www.investor.jnj.com/gov.cfm
Certificate of Incorporation and By-Laws	www.investor.jnj.com/gov/cdocument.cfm
Contact the Board	www.investor.jnj.com/communication.cfm
Political Contributions	www.investor.jnj.com/gov/contributions.cfm
SEC Filings	www.investor.jnj.com/sec.cfm

2019 Proxy Statement - 103

Our Credo

We believe our first responsibility is to the patients, doctors and nurses, to mothers and fathers and all others who use our products and services. In meeting their needs everything we do must be of high quality. We must constantly strive to provide value, reduce our costs and maintain reasonable prices. Customers' orders must be serviced promptly and accurately. Our business partners must have an opportunity to make a fair profit.

We are responsible to our employees who work with us throughout the world. We must provide an inclusive work environment where each person must be considered as an individual. We must respect their diversity and dignity and recognize their merit. They must have a sense of security, fulfillment and purpose in their jobs. Compensation must be fair and adequate and working conditions clean, orderly and safe. We must support the health and well-being of our employees and help them fulfill their family and other personal responsibilities. Employees must feel free to make suggestions and complaints. There must be equal opportunity for employment, development and advancement for those qualified. We must provide highly capable leaders and their actions must be just and ethical.

We are responsible to the communities in which we live and work and to the world community as well. We must help people be healthier by supporting better access and care in more places around the world. We must be good citizens — support good works and charities, better health and education, and bear our fair share of taxes. We must maintain in good order the property we are privileged to use, protecting the environment and natural resources.

Our final responsibility is to our stockholders. Business must make a sound profit. We must experiment with new ideas. Research must be carried on, innovative programs developed, investments made for the future and mistakes paid for. New equipment must be purchased, new facilities provided and new products launched. Reserves must be created to provide for adverse times. When we operate according to these principles, the stockholders should realize a fair return.

Johnson & Johnson

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com/JNJ.

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M99746-P72096-Z67022

Proxy – Johnson & Johnson

Notice of 2019 Annual Meeting of Shareholders

Hyatt Regency New Brunswick
Two Albany Street, New Brunswick, NJ 08901
Proxy Solicited by the Board of Directors for Annual Meeting – April 25, 2019 at 10:00 a.m., Eastern Time

The signatory hereto hereby appoints M. H. Ullmann and. J. J. Wolk and each or either of them as proxies, with full power of substitution and revocation, to represent the signatory hereto and to vote all shares of common stock of Johnson & Johnson that the signatory hereto is entitled to vote at the Annual Meeting of Shareholders of the company to be held on April 25, 2019 at 10:00 a.m., Eastern Time, at the Hyatt Regency New Brunswick, Two Albany Street, New Brunswick, New Jersey, upon the matters listed on the reverse side hereof and, in their discretion, upon such other matters as may properly come before the annual meeting and any adjournments or postponements thereof.

Holders of Shares in Johnson & Johnson Employee Savings Plans: If you hold shares in a Johnson & Johnson company employee savings plan, this Proxy covers those shares held for you in your savings plan, as well as any other shares registered in your name. By signing and returning this Proxy (or voting by telephone or the Internet), you will authorize the Trustee of your savings plan to vote your savings plan shares as you have directed.

Shares represented by this Proxy will be voted as directed by the shareholder. If this Proxy is signed, the proxies have authority and intend to vote as follows regarding any nominee or matter for which no directions are indicated: FOR election of all Director nominees, FOR Items 2 and 3, and AGAINST Items 4 and 5.

Address Changes/Comments:

(If you noted any address changes/comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

VOTE BY INTERNET - www.proxyvote.com/JNJ
Use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 24, 2019 (or up until 5:00 p.m. Eastern Time on April 23, 2019 for shares held in a Johnson & Johnson company employee savings plan). Have your proxy card in hand when you access the website and follow the instructions to obtain your proxy materials and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 24, 2019 (or up until 5:00 p.m. Eastern Time on April 23, 2019 for shares held in a Johnson & Johnson company employee savings plan). Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
SHAREHOLDER MEETING TICKET REQUEST
You must register for and print your ticket on the shareholder meeting registration site: www.proxyvote.com/JNJ. If you are unable to print your ticket, please call Shareholder Meeting Registration Phone Support (Toll Free) 1-844-318-0137 or (International Toll Call) 1-925-331-6070 or email AnnualMeeting@its.jnj.com for assistance.

JOHNSON & JOHNSON ONE JOHNSON & JOHNSON PLAZA NEW BRUNSWICK, NJ 08933

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M99745-P72096-Z67022             KEEP THIS PORTION FOR YOUR RECORDS
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	THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.						DETACH AND RETURN THIS PORTION ONLY

JOHNSON & JOHNSON

The Board of Directors recommends a vote FOR all Director nominees listed:

1.	Election of Directors		For	Against	Abstain	The Board of Directors recommends a vote FOR the following proposals:		For	Against	Abstain

	1a.	Mary C. Beckerle	☐	☐	☐	2.	Advisory Vote to Approve Named Executive Officer Compensation	☐	☐	☐

	1b.	D. Scott Davis	☐	☐	☐	3.	Ratification of Appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm for 2019	☐	☐	☐

	1c.	Ian E. L. Davis	☐	☐	☐	The Board of Directors recommends a vote AGAINST the following proposals:

	1d.	Jennifer A. Doudna	☐	☐	☐	4.	Shareholder Proposal – Clawback Disclosure	☐	☐	☐

	1e.	Alex Gorsky	☐	☐	☐	5.	Shareholder Proposal – Executive Compensation and Drug Pricing Risks	☐	☐	☐

	1f.	Marillyn A. Hewson	☐	☐	☐

	1g.	Mark B. McClellan	☐	☐	☐

	1h.	Anne M. Mulcahy	☐	☐	☐

	1i.	William D. Perez	☐	☐	☐

	1j.	Charles Prince	☐	☐	☐

	1k.	A. Eugene Washington	☐	☐	☐

	1l.	Ronald A. Williams	☐	☐	☐

For address changes and/or comments, please check this box and complete where indicated on reverse side.						☐

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please provide full title.

	Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)	Date